Exhibit 99.1

2017 AMENDMENT AND RESTATEMENT OF
AVERY DENNISON CORPORATION
EMPLOYEE SAVINGS PLAN

2017 AMENDMENT AND RESTATEMENT OF
AVERY DENNISON CORPORATION
EMPLOYEE SAVINGS PLAN

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EXHIBIT 1
EXHIBIT 2
EXHIBIT 3
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2017 AMENDMENT AND RESTATEMENT OF
AVERY DENNISON CORPORATION
EMPLOYEE SAVINGS PLAN

Avery International Corporation, now known as Avery Dennison Corporation (the “Company”), a corporation organized under the laws of the State of Delaware, by resolution of its Board of Directors adopted on January 27, 1985, approved the adoption of The Employee Stock Accumulation Plan of Avery International Corporation which was later renamed The Stock Holding and Retirement Enhancement Plan of Avery Dennison Corporation (the “Plan”) for the exclusive benefit of its eligible Employees. By action of the chief executive officer of the Company, the Plan was adopted February 6, 1985 effective as of December 1, 1984. The Plan was amended several times. The Avery Dennison Corporation Employee Savings Plan (the “Savings Plan”) merged into the Plan, effective following the close of business on November 30, 1997 (the “Merger”) and, in conjunction with the amendment which documented the Merger (the 1997 Amendment and Restatement to the Plan which was adopted on November 25, 1997), the Plan was renamed as the “Avery Dennison Corporation Employee Savings Plan.” The Plan has been amended and restated several times since then.
In order to amend the Plan to incorporate prior amendments into one document in conjunction with the Plan’s cycle A determination letter application under IRS Notice 2015-84 (2015 Cumulative List of Changes in Plan Qualification Requirements), as required by IRS Revenue Procedure 2016-6, and make certain other changes, this 2017 Amendment and Restatement of the Plan has been adopted by the Company, effective as of January 1, 2017, unless otherwise provided in the Plan. This 2017 Amendment and Restatement of the Plan constitutes a complete amendment, restatement and continuation of the Plan.
The purposes of the Plan are:
(1)    To permit Participants to share in the Company’s success.
(2)    To stimulate and maintain among Participants a sense of responsibility, cooperative effort and a sincere interest in the progress and success of the Company.
(3)    To increase the efficiency of Participants and to encourage them to remain with the Company until retirement from active service.
(4)    To provide Participants with a means to save for retirement.
(5)    To provide security for Participants by establishing a plan under which each Participant’s share of Company contributions, his personal contributions, his deferrals and the earnings thereon will be invested and accumulated to create a fund to benefit him in the event of his disability or other termination of employment.
The Plan consists of two plans, a profit-sharing plan and an ESOP, under a single document. The document consists of Articles I-XIX, Exhibits and Supplements containing special provisions documenting the merger of plan assets and liabilities with, or the transfer of accounts to, the Savings Plan prior to the Merger and after the Merger. The provisions of a Supplement apply only to individuals with respect to whom assets and liabilities were transferred to the Savings Plan or this Plan as described in such Supplement. Each Supplement should be read in conjunction with the terms of the Plan.

The profit-sharing portion of the Plan is intended to comply with the provisions of Sections 401, 401(k), 402(a) and other applicable provisions of the Code, similar provisions of the California Revenue and Taxation Code, ERISA and 29 U.S.C. 207(e)(4). Its assets consist of all Accounts other than the ESOP Matching Accounts, the Safe Harbor ESOP Accounts, the Qualified Accounts (but including Qualified Company Contributions Accounts), the SHARE Accounts and the other Stock Accounts described in Section 1.67(b), and includes any Account described in a Supplement as constituting part of the profit-sharing portion of the Plan and all allocations thereto. Any Company Stock held by the profit-sharing portion of the Plan shall not be considered to be held by a trust which is part of an employee stock ownership plan.
The ESOP portion of the Plan is a stock bonus plan which is intended to form an employee stock ownership plan within the meaning of Section 407(d)(6)(A) of ERISA and Section 4975(d)(3) of the Code. This portion of the Plan is designed to invest in qualifying employer securities within the meaning of ERISA Section 407(d)(5) and Code Section 4975(e)(8) and is intended to comply with the provisions of Sections 401, 402(a), 404(a)(3), 404(a)(9) and 404(k) and other applicable provisions of the Code, similar provisions of the California Revenue and Taxation Code or other applicable state law, ERISA and 29 U.S.C. 207(e)(4). Its assets consist of the SHARE Accounts, the ESOP Matching Accounts, the Safe Harbor ESOP Accounts, and the Qualified Accounts (excluding Qualified Company Contributions Accounts), and includes any Account described in a Supplement as constituting part of the ESOP portion of the Plan and all allocations thereto.
References to events occurring prior to the date of the Merger with respect to a plan or an account shall be deemed to refer to such plan or account as it existed prior to the Merger but the effect of such references shall be carried forward to the Plan as merged.
The Plan is intended to be a qualified automatic contribution arrangement under Code Sections 401(k)(13) and 401(m)(12). It is also intended that disability payments received by Participants pursuant to the Plan shall qualify for exclusion from income under Code Section 105.

ARTICLE I.
DEFINITIONS
Section 1.1. - General
Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the meaning specified below unless the context clearly indicates to the contrary.
Section 1.2. - Accounts
“Account” or “Accounts” of a Participant shall mean, as the context indicates, any one or more of his Pretax Savings (“PTS”) Account, his After-tax Savings (“ATS”) Account, his Qualified Account, his Rollover Account, his ESOP Matching Account and his Safe Harbor ESOP Account, if any, in the Trust Fund.
Section 1.3. - Active Participant
“Active Participant” shall mean a Participant who is an Employee and is not in a Bargaining Unit.
Section 1.4. - Administrator
“Administrator” shall mean Avery Dennison Corporation, acting through its chief executive officer or his delegate.
Section 1.5. - After-Tax Savings (“ATS”) Account
“After-Tax Savings Account” (“ATS Account”) of a Participant shall mean his individual account in the Trust Fund which holds his Basic ATS Account and his Unmatched ATS Account, each consisting of two sub-accounts, the “Pre-1987 Basic ATS Sub-Account” and the “Pre-1987 Unmatched ATS Sub-Account” (which consist of allocations to his Basic ATS Account and his Unmatched ATS Account, respectively, made prior to January 1, 1987 as a result of transfers thereto attributable to personal after-tax contributions made prior to January 1, 1987 together with earnings thereon) and the “Post-1986 Basic ATS Sub-Account” and “Post-1986 Unmatched ATS Sub-Account” (which consist of allocations to his Basic ATS Account and Unmatched ATS Account, respectively, made after December 31, 1986 which includes transfers thereto attributable to after-tax personal contributions made after December 31, 1986 together with earnings thereon). To this ATS Account shall be credited his contributions under Article IV, debited his withdrawals under Sections 9.2 and 6.10(b) (and applicable Supplements) and debited or credited investment gains and losses and Annual Addition adjustments.
Section 1.6. - Annual Addition
(a)“Annual Addition” of a Participant for the Plan Year in question shall mean the sum of
(i)Company contributions and forfeitures allocated to his Qualified Account, his ESOP Matching Account and his Safe Harbor ESOP Account for that Plan Year (except as otherwise permitted in Treas. Reg. Section 1.415(c)-1(f)),

(ii)Company contributions and forfeitures allocated to his PTS Account for that Plan Year (excluding any excess amounts determined under Code Section 402(g) which are distributed to him pursuant to Section 19.4(b) not later than the April 15 following the calendar year in which such excess amounts were deferred),
(iii)Company contributions and forfeitures allocated to his accounts under all other qualified defined contribution plans, if any, of the Company and any Company Affiliate for that Plan Year,
(iv)His contributions to his ATS Account under the Plan (excluding any excess amounts distributed to him pursuant to Section 19.4(b)) and his personal contribution under all other qualified defined contribution plans, if any, of the Company and any Company Affiliate for that Plan Year,
(v)Except for purposes of Section 19.4(a)(i), the sum of
a    Company contributions allocated after March 31, 1984 to an individual medical account as defined in Code Section 415(l)(1), if any, which is maintained under a qualified pension or annuity plan, and
b    Company contributions paid or accrued for Plan Years ending after December 31, 1985, if any, and allocated to the separate account of a Key Employee (as defined in Section 14.1(b)(iv)) for the purpose of providing post-retirement medical benefits; and
(vi)Any other amounts described in Treas. Reg. Section 1.415(c)-1(b), whether or not the allocations or contributions have been distributed pursuant to Sections 6.10, 9.2, 9.3, 9.5, 9.6, 9.7 or otherwise.
(b)However, for any Plan Year for which no more than one third of the Company’s contributions to the ESOP portion of the Plan, if any, which are deductible under Code Section 404(a)(9) are allocated to Highly Compensated Employees, the Annual Addition of a Participant shall not include
(i)his share of Company contributions for such Plan Year which are deductible under Code Section 404(a)(9)(B), or
(ii)his share of forfeitures of Company Stock acquired with the proceeds of a loan or installment obligation described in Code Section 404(a)(9)(A).
(c)If, in a particular Plan Year, the Company contributes an amount to a Participant’s Accounts because of an erroneous forfeiture in a prior Plan Year, or because of an erroneous failure to allocate amounts in a prior Plan Year, the contribution shall not be considered an Annual Addition with respect to the Participant for that particular Plan Year, but shall be considered an Annual Addition for the Plan Year to which it relates. If the amount so contributed in the particular Plan Year takes into account actual investment gains attributable to the period subsequent to the Plan year to which the contribution relates, the portion of the total contribution which consists of such gains shall not be considered as an Annual Addition for any Plan Year.

Section 1.7. - Bargaining Unit
“Bargaining Unit” shall mean a bargaining unit covered by a collective bargaining agreement with the Company
(a)    if retirement benefits were the subject of good faith bargaining with respect to such agreement, and
(b)    if such agreement does not provide for the coverage under the Plan of Employees in such unit, or
(c)    (i)    where such collective bargaining agreement has expired but the terms of the agreement continue to apply to the bargaining unit by agreement or by operation of law, or
(ii)    when a party to the agreement has unilaterally implemented terms and conditions for the bargaining unit after a good faith impasse in negotiations, and in either paragraph (i) or (ii), the terms do not provide for coverage under the Plan of Employees in such unit.
Section 1.8. - Basic ATS Account
“Basic ATS Account” of a Participant shall mean the portion of his ATS Account so designated under Section 4.1(b).
Section 1.9. - Basic PTS Account
“Basic PTS Account” of a Participant shall mean that portion of his PTS Account so designated under Section 3.1(c).
Section 1.10. - Beneficiary
“Beneficiary” shall mean a person or trust properly designated by a Participant to receive benefits, or such Participant’s Spouse or, effective for deaths occurring after December 31, 2016, the Participant’s estate, as provided in Article XII or any Supplement.
Section 1.11. - Board
“Board” shall mean the board of directors of Avery Dennison Corporation.
Section 1.12. - Break in Service Year
“Break in Service Year” of an Employee or former Employee shall mean the three hundred and sixty-five day period
(a)which begins on the later of
(i)the date of his last Separation from the Service, or
(ii)if the Employee furnishes to the Administrator such timely information as the Administrator may reasonably require to establish that the

Employee’s absence from work is for any of the following reasons or purposes, the second anniversary of the first day of his absence from work
a    by reason of `pregnancy of the Employee,
b    by reason of the birth of a child of the Employee,
c    by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or
d    for purposes of caring for such child for a period beginning immediately following such birth or placement, and
(b)    during no part of which he was an Employee or employed by a Company Affiliate.
Section 1.13. - Cash Account
“Cash Account” of a Participant shall mean that portion of his Stock Accounts which is held in cash.
Section 1.14. - Catch-Up Eligible Participant
“Catch-Up Eligible Participant” for a Plan Year shall mean an Eligible Employee who
(a)    is eligible to make contributions to his PTS Account during such Plan Year (without regard to Code Section 414(v)); and
(b)    will be age 50 or older before the end of such Plan Year.
Section 1.15. - Code
“Code” shall mean the Internal Revenue Code of 1986, as amended.
Section 1.16. - Company; Company Affiliate
(a)    Company” shall mean Avery Dennison Corporation, Dennison Manufacturing Company and any other Company Affiliate which subsequently adopts the Plan as a whole or as to any one or more divisions, in accordance with Section 16.4(c), and any successor company which continues the Plan under Section 16.4(a).
(b)    Company Affiliate” shall mean any employer which, at the time of reference, was with Avery Dennison Corporation, a member of a controlled group of corporations or trades or businesses under common control, or a member of an affiliated service group, as determined under regulations issued by the Secretary of the Treasury or his delegate under Code Sections 414(b), (c), (m) and 415(h) and any other entity required to be aggregated with Avery Dennison Corporation pursuant to regulations issued under Code Section 414(o).

Section 1.17. - Company Stock
“Company Stock” shall mean common stock of Avery Dennison Corporation that, at the time of reference is either:
(a)    “readily tradable on an established securities market” as that term is defined under Treasury Regulation Section 1.401(a)(35)-1(f)(5) or any successor regulation thereto, and not subject to a “trading limitation” as that term is defined under Treasury Regulation Section 54.4975-7(b)(10) or any successor regulation thereto or
(b)    not readily tradable on an established securities market (as defined above) but having a combination of voting power and dividend rights equal to or in excess of:
(i)    that class of common stock of the Company (or of any other such corporation) having the greatest voting power and
(ii)    that class of common stock of the Company (or of any other such corporation) having the greatest dividend rights.
Section 1.18. - Company Stock Fund
“Company Stock Fund” shall mean the unitized investment fund established by the Company that is invested primarily in Company Stock and that also holds short-term liquid investments necessary to satisfy such fund’s cash needs.
Section 1.19. - Compensation
(a)    “Compensation” of a Participant for any Plan Year shall mean his Statutory Compensation (including differential wage payments described in Code Sections 414(u)(12)(A) and (D) and short term disability payments from the Company’s self-insured short term disability plan) for such Plan Year and excluding
(i)    all amounts classified by the Company as reimbursements, other expense allowances or fringe benefits (cash and noncash), moving expenses, deferred compensation, imputed income, any awards pursuant to the Key Executive Long-Term Incentive Plan, salary continuation under workers’ compensation, state disability payments and welfare benefits, severance benefits, payments from insurance companies to fund insured Company benefits, the Retirement Allowance for Employees on Long Term International Assignment and
(ii)    other payments described in Section 1.66(e), payments described in Sections 1.66(b) and (c) which are paid to the Participant more than thirty days after the date of his severance from employment and amounts described in Section 1.66(d) (except to the extent they are differential wage payments described above),
(even if any of these exclusions are includable in gross income), but in no event greater than the limit under Code Section 401(a)(17) (which, effective as of January 1, 2016 is $265,000 and, effective as of January 1, 2017, is $270,000) (adjusted for increases in the cost of living as described in Code Section 401(a)(17)(B)) and, if the Plan Year is less than twelve months, such limit shall be reduced to an amount equal to such limit multiplied by a fraction, the numerator representing the number of months in the Plan Year and the denominator of which is twelve).
(b)    The Administrator may elect for any Plan Year and solely for the purposes of Section 1.20 to amend the Plan to
(i)    apply an alternate definition of Compensation; provided, however, that such definition shall satisfy the requirements of Code Section 414(s) and the Regulations thereunder; and/or
(ii)    exclude from Compensation of Participants that part thereof deferred under Article III and under cafeteria plans.
Section 1.20. – Contribution Percentage
(a)    “Contribution Percentage” for a Plan Year shall mean, with respect to eligible Participants who are Highly Compensated Employees as a group and to eligible Participants who are not Highly Compensated Employees as a group, the average of the decimal numbers obtained, as to each such Participant, by dividing
(i)the sum of his allocations to
a    his ATS Account, excluding any excess amounts distributed to him pursuant to Section 19.4(b),
b    his ESOP Matching Account under Section 6.3(c) (which satisfies the ACP safe harbor requirements under Treas. Reg. Section 1.401(m)-3(a)(2)), to the extent the Administrator elects to take such allocations into account for a Plan Year pursuant to Treas. Reg. Section 1.401(m)-2(a)(5)(iv), and
c    his Qualified Non-Matching Account, to the extent the Administrator elects to take such allocations into account under Section 6.10(b), by
(ii)    his Compensation for that portion of the Plan Year during which he was eligible to contribute to his ATS Account or to receive allocations to his ESOP Matching Account, as applicable.
(b)    (i)    For purposes of this Section, all plans required to be taken into account under Code Section 401(m)(2)(B) shall be treated as a single plan.
(ii)    This Section shall be applied separately with respect to each “plan,” within the meaning of Treas. Reg. Section 1.401(m)-1(b)(4).
(c)    The Administrator may elect to expand the Compensation of a Participant taken into account for purposes of subsection (a)(ii) to such amounts received by him for that entire Plan Year; provided, however, that such determination shall be applied uniformly to all Participants for the year in question.

Section 1.21.- Current Obligations
“Current Obligations” shall mean obligations of the Trust, if any, arising from extensions of credit to the Trust, in connection with the purchase by the Trust of Leveraged Company Stock, and either
(a)    payable in cash within one year from the date of reference pursuant to the terms of the applicable credit agreement, or
(b)    specified by the Administrator as subject to current payment with Trust assets available therefor pursuant to the terms of this Plan.
Section 1.22. - Deferred Compensation
“Deferred Compensation” of a Participant shall mean an amount contributed by the Company to the Plan for him under Section 5.1(a).
Section 1.23. - Direct Rollover
“Direct Rollover” shall mean a payment by the Plan to an Eligible Retirement Plan designated by a Distributee.
Section 1.24. - Distributee
“Distributee” shall mean
(a)    a Participant,
(b)    the Surviving Spouse or other designated Beneficiary of a Participant, or
(c)    a Spouse or former Spouse of a Participant who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).
Section 1.25. - Disability Retirement
“Disability Retirement” of a Participant shall mean his Separation from the Service as a result of mental or physical disease or condition which entitles the Participant (or would entitle the Participant, after expiration of applicable waiting periods,) to long term disability benefits under the long term disability plan offered to its Employees by the Company or, if such Participant does not participate in such plan, would entitle the Participant to such benefits if he did participate.
Section 1.26. - Disability Retirement Date
“Disability Retirement Date” of a Participant shall mean the date (prior to his Normal Retirement Date) fixed by the Administrator for his Disability Retirement.
Section 1.27. - Eligible Retirement Plan
(a)    “Eligible Retirement Plan” shall mean
(i)    an individual retirement account (described in Code Section 408(a)),

(ii)    an individual retirement annuity (described in Code Section 408(b) other than an endowment contract),
(iii)    an annuity plan (described in Code Section 403(a)),
(iv)    a qualified trust (described in Code Section 401(a)),
(v)    an annuity contract (described in Code Section 403(b)),
(vi)    an eligible deferred compensation plan (described in Code Section 457(b)) which is maintained by an eligible employer described in Code Section 457(e)(1)(A) (a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state) and which agrees to separately account for amounts transferred into such plan from the Plan, or
(vii)    a Roth IRA (described in Code Section 408A) subject to the Roth conversion rules, that will accept a Distributee’s Eligible Rollover Distribution.
(b)    This definition of an Eligible Retirement Plan shall also apply in the case of a distribution to a Surviving Spouse or to a Spouse or a former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). However, in the case of an Eligible Rollover Distribution to a non-Spouse Beneficiary, Eligible Retirement Plan shall mean only an individual retirement account described in Code Section 408(a), a Roth IRA described in Code Section 408A, or an individual retirement annuity described in Code Section 408(b). A Direct Rollover to a non-Spouse Beneficiary must be accomplished through a direct trustee-to-trustee transfer to an Eligible Retirement Plan described in the preceding sentence.
Section 1.28. - Eligible Rollover Distribution
(a)    Except as provided in subsections (b) and (c), “Eligible Rollover Distribution” shall mean any distribution of all or any portion of a Participant’s Accounts to a Distributee.
(b)    “Eligible Rollover Distribution” shall not mean any distribution
(i)that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee ‘s Beneficiary,
(ii)that is paid for a specified period of ten years or more,
(iii)that is a Hardship withdrawal pursuant to Section 9.2 and Section 9.3,
(iv)to the extent such distribution is required under Code Section 401(a)(9),
(v)to the extent such distribution is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), except as described in subsection (c).

(c)    (i)    An Eligible Rollover Distribution shall include after-tax contributions only to the extent such distribution is transferred to an Eligible Retirement Plan described in Section 1.27(a)(i), (ii), (iv), (v) or (vii). A transfer of after-tax contributions
a    to a qualified trust or a Code Section 403(b) annuity contract described in Sections 1.27(a)(iv) or (v) must be accomplished through a direct trustee-to-trustee transfer which provides for separate accounting for amounts so transferred (including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable); or
b    to an individual retirement account, individual retirement annuity or a Roth IRA described in Sections 1.27(a)(i), (ii) or (vii) must be accomplished through a Direct Rollover or a rollover within 60 days of the receipt of the Eligible Rollover Distribution (or such longer time permitted under Code Section 402(c)(3)(B)).
(ii)    Any such transfer shall be treated as consisting first of the portion of such distribution that is includible in gross income without regard to the exclusion from income rules under Code Section 402(c)(1) which applies to rollovers to an Eligible Retirement Plan.
Section 1.29. - Employee; Leased Employee
(a)    “Employee” shall mean any person who renders services to the Company in the status of an employee as the term is defined in Code Section 3121(d), including any United States citizen employed by a foreign subsidiary of the Company to which there applies an agreement under Code Section 3121(1) and if no contributions to a funded plan of deferred compensation (whether or not a plan described in Code Sections 401(a), 403(a), or 405(a)) are provided by any other person with respect to the compensation paid to such citizen by the foreign subsidiary. “Employee” shall also include any Included Affiliate Employee and any citizen of a foreign country who is employed by the Company or a Company Affiliate in the United States and is thereby prevented from participating in a thrift or savings plan maintained by the Company or a Company Affiliate for citizens of a foreign country. Except as provided in subsection 1.34(b) and Section 1.35, “Employee” shall not include
(i)Leased Employees treated as Employees of the Company pursuant to Code Sections 414(n) and 414(o),
(ii)employees of a Company Affiliate that is not a Company,
(iii)any person who is an inpatriate to the U.S. and is paid a retirement allowance under the Company’s Retirement Allowance for Employees on Long Term International Assignment,
(iv)any person whose services with the Company are performed pursuant to a contract or an arrangement that purports to treat the individual as an independent contractor even if such individual is later determined (by judicial action or otherwise) to have been a common law employee of the Company rather than an independent contractor, or

(v)any employee who is listed as ineligible on Exhibit 1 of the Plan, which is attached hereto and incorporated in the Plan by this reference. The Vice President, Total Rewards of Avery Dennison Corporation is authorized to amend Exhibit 1 which contains the list of employees described in this paragraph and Section 1.37.
(b)    For purposes of subsection (a), a “Leased Employee” means any individual who is not an Employee of the Company who provides services to the Company if
(i)such services are provided pursuant to an agreement between the Company and any other person,
(ii)such individual has performed such services for the Company or a Company Affiliate on a substantially full-time basis for at least one year, and
(iii)such services are performed under primary direction of control by the Company.
Section 1.30. - ERISA
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
Section 1.31.- ESOP Matching Account
“ESOP Matching Account” of a Participant shall mean his individual account in the Trust Fund to which shall be credited the Matching Contributions allocated thereto under Sections 6.3(c) and 19.4, as well as such other accounts received by this Plan in a trust-to-trust transfer (as the Administrator shall designate) and from which shall be debited amounts withdrawn under Section 10.3 and to which shall be credited or debited amounts determined under Section 8.2.
Section 1.32. - Former Participant
“Former Participant” shall mean a former Active Participant described in Section 2.4(d) who is not employed by a Company or Company Affiliate but who retains a Plan Account.
Section 1.33.- Hardship
(a)“Hardship” of a Participant as determined by the Administrator in its discretion on the basis of all relevant facts and circumstances and in accordance with the following nondiscriminatory and objective standards, uniformly interpreted and consistently applied, and without regard to the existence of other resources which are reasonably available to the Participant in question, shall mean any one or more of the following:
(i)Unreimbursed expenses for medical care described in Code Section 213(d) previously incurred by him, his spouse, or his dependent (as described in Code Section 152 and without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)) or necessary for him, his spouse or his dependent to obtain medical care.

(ii)Costs directly related to the purchase (excluding mortgage payments) of a principal residence for him.
(iii)Payment of tuition and related educational fees for the next twelve months of post-secondary education for him, his spouse, children, or his dependents (as so described).
(iv)Payments necessary to prevent his eviction from his principal residence, or foreclosure on the mortgage of his principal residence.
(v)Payments for burial or funeral expenses for his parent, spouse, children or dependents (as so described).
(vi)Expenses for the repair of damage to his principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).
(vii)Any other event identified by the Commissioner of Internal Revenue in revenue rulings, notices and/or other documents of general applicability for inclusion in the foregoing list.
(viii)Withholding and/or payment of taxes (including penalties) attributable to a Hardship withdrawal.
(b)    A financial need shall not constitute a Hardship unless satisfaction thereof requires at least $1,000.00 (or the sum of the Participant’s PTS Contributions (but not earnings) and the balance of the Rollover Account, if less).
(c)    A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable by the Participant or voluntarily incurred by him.
Section 1.34. - Highly Compensated Employee
(a)For any Plan Year, a “Highly Compensated Employee” shall mean any Employee who
(i)in the previous Plan Year had Statutory Compensation in excess of $80,000 (adjusted as described in Code Section 414(q)(1) which, effective as of January 1, 2016 and January 1, 2017 is $120,000), and was in the group consisting of the top twenty percent of Employees when ranked by Statutory Compensation for such previous Plan Year (determined after excluding the Employees described in Code Sections 414(q)(5) and 414(q)(8)), or
(ii)in the previous Plan Year or the current Plan Year was a five percent owner of the Company or a Company Affiliate (within the meaning of Code Section 414(q)(2)), and any former Employee, who during the Plan Year in which he separated from the Service or during any Plan Year ending on or after his fifty-fifth birthday, was a highly compensated employee, as defined in Code Section 414(q).
(b)For purposes of this Section, “Employee” shall include Leased Employees treated as Employees of the Company or a Company Affiliate pursuant to Code Section

414(n) or 414(o) and shall include Employees of a Company Affiliate, but shall not include an Employee who is on a leave of absence throughout the Plan Year, or an Employee who will not attain age 55 before the last day of such Plan Year and who receives Statutory Compensation for the Plan Year in an amount less than 50% of such Employee’s average annual Statutory Compensation for the three consecutive calendar years preceding the Plan Year during which such Employee received the greatest amount of Statutory Compensation (or the total period of the Employee’s employment by the Company or any Company Affiliate, if less).
Section 1.35. - Hour of Service
(a)“Hour of Service” of an Employee (including a leased Employee pursuant to Code Sections 414(n) and (o)) shall mean the following:
(i)Each hour for which he is paid or entitled to payment by the Company or a Company Affiliate for the performance of services.
(ii)Each hour in or attributable to a period of time during which he performs no duties (irrespective of whether he has had a Separation from the Service) due to a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or a leave of absence for which he is so paid or so entitled to payment by the Company or a Company Affiliate, whether direct or indirect; provided, however, that no such hours shall be credited to an Employee if attributable to payments made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation or disability insurance laws or to a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.
(iii)Each hour for which he is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company or a Company Affiliate.
(iv)Each hour while on an unpaid leave pursuant to the Family and Medical Leave Act of 1993 for which he would have been paid or entitled to payment by the Company or a Company Affiliate had he been performing services.
(b)    Hours of Service under subsections (a)(ii) and (a)(iii) shall be calculated in accordance with 29 C.F.R. § 2530.200b-2(b). Each Hour of Service shall be attributed to the Plan Year in which it occurs except to the extent that the Company, in accordance with 29 C.F.R. § 2530.200b-2(c), credits such Hour to another computation period under a reasonable method consistently applied.
(c)    The Hours of Service of an Employee occurring prior to December 1, 1976 shall be determined by the Administrator from reasonably accessible records by means of appropriate calculations and approximations or, if such records are insufficient to make an appropriate determination, by reasonable estimation.
(d)    Any reference to “Company” with respect to periods before June 15, 2007 shall include Paxar Corporation and with respect to periods before April 1, 2008 shall include DM Label, Inc. for purposes of Section 1.77.
(e)    For each employee of Aramark Facility Services on December 31, 2008 who becomes an Employee on January 1, 2009, any reference to “Company” for periods before January 1, 2009 shall include Aramark Facility Services for purposes of Section 1.78.

Section 1.36. - Inactive Participant
“Inactive Participant” shall mean a Participant described in Sections 2.4(a) and (b).
Section 1.37.- Included Affiliate Employee
“Included Affiliate Employee” shall mean any person who is employed by a Company Affiliate and would not be an Employee but for the fact that such person or group is listed on Exhibit 1 of the Plan.
Section 1.38.– Investment Fund
“Investment Fund” shall mean one of the investment funds of the Trust Fund which is authorized by the Administrator at the time of reference.
Section 1.39.–    Leveling Method
The Leveling Method refers to the following two step method of determining the total dollar amount of excess aggregate contributions (within the meaning of Treas. Reg. Section 1.401(m)-2(b)(2)(iii) which shall consist solely of after-tax contributions) and apportioning such excess aggregate contributions among the Highly Compensated Employees in question so that the appropriate action may be taken by the Administrator as set forth in Section 6.10(b):
(a)The actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio shall be reduced to equal that of the Highly Compensated Employee with the next highest actual contribution ratio and this process shall be repeated until Section 6.10(a) is satisfied.
(b)The amount determined under subsection (a) shall be apportioned among the Highly Compensated Employees such that the allocations of the Highly Compensated Employee with the highest dollar amount of allocations described in Section 1.20(a)(i) for the Plan Year in question shall be reduced by the amount required to cause the Highly Compensated Employee’s allocations to equal the dollar amount of the Highly Compensated Employee with the next highest dollar amount of such allocations and this process shall be repeated to the extent required so that the total reductions equal the amount determined under subsection (a). If a lesser reduction, when added to the dollar amount already reduced, would equal the total dollar amount determined under subsection (a), the lesser reduction shall apply. The Administrator may, if elected in accordance with Section 6.10(b), distribute each such amounts (together with the required amount of income thereon) to the Participant in question, as described in Section 6.10(b)(iii).
Section 1.40. - Leveraged Company Stock
“Leveraged Company Stock” shall mean any Company Stock that is acquired by the Trustee with the proceeds of a loan made or guaranteed by the Company or any other party constituting a disqualified person within the meaning of Code Section 4975(e)(2), or any successor statute, as amended from time to time.

Section 1.41. - Matching Contributions
“Matching Contributions” shall mean the Company’s matching contributions pursuant to Section 6.3(c).
Section 1.42. - Merged Participant
“Merged Participant” shall mean any person who is not a Participant but was a participant in
(a)a plan which merged with, or transferred accounts to the Savings Plan or the Plan as described in the applicable Supplement and/or
(b)the Savings Plan as described in Supplement H,
for whom the Company maintains one or more Accounts as described in the applicable Supplements.
Section 1.43. - Merger
“Merger” shall mean the merger of the Savings Plan into the Plan as described in the preamble of this Amendment to the Plan.
Section 1.44. - Military Leave
Any Employee who leaves the Company or a Company Affiliate directly to perform service in the Armed Forces of the United States or in the United States Public Health Service under conditions entitling him to reemployment rights, as provided in the laws of the United States, shall, solely for purposes of the Plan and irrespective of whether he is compensated by the Company or a Company Affiliate during such period of service, be on Military Leave. An Employee’s Military Leave shall expire if such Employee voluntarily resigns from the Company or such Company Affiliate during such period of service or if he fails to make application for reemployment within the period specified by such laws for the preservation of his reemployment rights. For purposes of computing an Employee’s Service, no more than 365 days of Service shall be credited for any Military Leave except as required by Treas. Reg. § 1.410(a)-7(b)(6)(iii).
Section 1.45. - Normal Retirement
“Normal Retirement” of a Participant shall mean his Separation from the Service upon his Normal Retirement Date, or after such date (except by death) as permitted under Article XI.
Section 1.46. - Normal Retirement Date
“Normal Retirement Date” of a Participant shall mean the first day of the month coinciding with or next following his sixty-fifth birthday.
Section 1.47. - Option Stock
“Option Stock” shall mean Company Stock that is distributed to a Qualified Holder if, at the time of distribution, such Company Stock is not publicly traded.

Section 1.48. - Participant
“Participant” shall mean any person included in the Plan as provided in Article II. The term “Participant” may encompass any one or more of the terms Active Participant, Inactive Participant, Merged Participant or Former Participant, as the context dictates.
Section 1.49. - Pay
“Pay” of a Participant for a Plan Year shall mean his Compensation for a Payday but without regard to any limitation imposed by Code Section 401(a)(17).
Section 1.50. - Payday
“Payday” of a Participant shall mean the regular and recurring established day for payment of Compensation to Employees in his classification or position.
Section 1.51. - Plan
“Plan” shall mean the Avery Dennison Corporation Employee Savings Plan, previously known as The Stock Holding and Retirement Enhancement Plan of Avery Dennison Corporation including, as context requires, the Savings Plan which merged into the Plan, effective following the close of business on November 30, 1997 as described in Supplement H as well as the plans which merged with or transferred assets into the Savings Plan prior to the Merger as described in Supplements A-G and those plans which merged with and into the Plan after the Merger as described in Supplements J-Q.
Section 1.52. - Plan Representative
“Plan Representative” shall mean any person or persons designated by the Administrator to function in accordance with the Rules of the Plan.
Section 1.53. - Plan Year
“Plan Year” shall mean the calendar year.
Section 1.54. - Pretax Savings (“PTS”) Account
“Pretax Savings Account” (“PTS Account”) of a Participant shall mean his individual account in the Trust Fund which holds his Basic PTS Account and his Unmatched PTS Account, together with such other accounts received by this Plan in a trust-to-trust transfer, as the Administrator shall designate, to which shall be credited the amounts determined under Section 5.1(a), debited amounts withdrawn under Sections 9.3, 9.5, 9.6, 9.7 and 10.3 (and applicable Supplements) and to which shall be debited or credited the amounts determined under Sections 8.2 and 19.4.
Section 1.55.- Qualified Account
“Qualified Account” of a Participant shall mean his individual account in the Trust Fund, if any, consisting, as necessary, of two subaccounts: (a) his Qualified Matching Account (which became dormant as of January 1, 2011 when the Plan was converted to a qualified automatic contribution arrangement under Code Sections 401(k)(13) and 401(m)(12)), and (b) his Qualified Non-Matching Account pursuant to Section 6.10(b), together with such other accounts received by this Plan in a trust-to-trust transfer, as the

Administrator shall designate, and to which shall be credited or debited amounts determined under Section 8.2.
Section 1.56. - Qualified Holder
“Qualified Holder” shall mean the Participant or Beneficiary receiving a distribution of Company Stock from Stock Accounts, any other party to whom such stock is transferred by gift or by reason of death and any trustee of an individual retirement account (as defined under Code Section 408) to which all or any portion of such distributed Company Stock is transferred pursuant to a tax-free “rollover” transaction satisfying the requirements of Code Section 402.
Section 1.57. - Rollover Account
“Rollover Account” of an Employee shall mean his individual account in the Trust Fund established in accordance with Section 16.10, together with such other accounts received by this Plan in a trust-to-trust transfer, as the Administrator shall designate.
Section 1.58. - Rules of the Plan
“Rules of the Plan” shall mean the rules adopted by the Administrator pursuant to Section 16.1(a)(iii) for the administration, interpretation or application of the Plan.
Section 1.59. - Safe Harbor Contributions
“Safe Harbor Contributions” shall mean the Company’s safe harbor nonelective contributions within the meaning of Treas. Reg. Section 1.401(k)-3(b) and Treas. Reg. Section 1.401(k)-3(k).
Section 1.60. - Safe Harbor ESOP Account
“Safe Harbor ESOP Account” of a Participant shall mean his individual account in the Trust Fund to which shall be credited the amounts allocated thereto under Sections 6.3(b) and 19.4, as well as such other accounts received by the Plan in a trust-to-trust transfer after October 31, 2014, debited amounts withdrawn under Section 10.3 and to which shall be credited or debited amounts determined under Section 8.2.
Section 1.61. - Savings Plan
“Savings Plan” shall mean the Avery Dennison Corporation Employee Savings Plan as it existed prior to the Merger.
Section 1.62.- Separation from the Service
(a)“Separation from the Service” of an Employee shall mean his resignation from or discharge by the Company or a Company Affiliate, or his death, Normal or Disability Retirement but not his transfer among the Company and Company Affiliates.
(b)A leave of absence or sick leave authorized by the Company or a Company Affiliate in accordance with established policies, a vacation period, a temporary layoff for lack of work or a Military Leave shall not constitute a Separation from the Service; provided, however, that

(i)continuation upon a temporary layoff for lack of work, sick leave, vacation or leave of absence for a period in excess of twelve months shall be considered a discharge effective as of the expiration of the sixth month of such period, and
(ii)failure to return to work upon expiration of any leave of absence, sick leave, or vacation or within three days after recall from a temporary layoff for lack of work, or upon expiration of a Military Leave shall be considered a resignation effective as of the commencement of any such leave of absence, sick leave, vacation, temporary layoff or Military Leave except that if the Employee fails to return to work because he has died or attained age sixty-five, he shall be deemed to have resigned on the date of his death or attainment of age sixty-five, as applicable.
Section 1.63. - Service
“Service” of an Employee, expressed in days, shall mean the period of elapsed time which, or the sum of such periods each of which, is measured from
(a)    his first Hour of Service, or his first Hour of Service following a Break in Service Year, as the case may be, to
(b)    (i)    the first day of his first subsequent Break in Service Year, or
(ii)    the first day of the twelve month period immediately preceding the first day of his first subsequent Break in Service Year if the Break in Service Year occurs for the reasons described in Section 1.12(a)(ii).
Section 1.64. - Spousal Consent
“Spousal Consent” to an election, designation or other action of a Participant shall mean the written consent thereto of the spouse of the Participant, witnessed by a Plan Representative or a notary public, which acknowledges the effect of such election on the rights of the spouse, and, in the case of consent to a Beneficiary designation, with such designation not being changeable without further Spousal Consent unless the prior Spousal Consent expressly permits such changes without the necessity of further consent. Spousal Consent shall be deemed to have been obtained if it is established to the satisfaction of the Plan Representative that it cannot actually be obtained because there is no spouse, or because the spouse could not be located, or because of such other circumstances as the Secretary of the Treasury by regulation may prescribe. Any Spousal Consent shall be effective only with respect to the spouse in question.
Section 1.65. - Spouse; Surviving Spouse
“Spouse” or “Surviving Spouse” of a Participant shall mean the spouse to whom he was married throughout the 365-day period ending on the date of his death provided that, effective as of June 26, 2013, the marriage was legally recognized in the jurisdiction in which it was entered. However, to the extent required by a qualified domestic relations order issued in accordance with Code Section 414(p), a former Spouse shall be treated as a Surviving Spouse.

Section 1.66. - Statutory Compensation
(a)    “Statutory Compensation” of a Participant for any Plan Year shall mean his total taxable remuneration received from the Company and all Company Affiliates in that Plan Year for services rendered as an Employee,
(i)and including differential wage payments described in Code Sections 414(u)(12)(A) and (D), any elective deferral as defined in Code Section 402(g)(3) and any amounts not includable in gross income by reason of Code Section 125 (cafeteria plan) (whether or not such amount is “deemed Section 125 compensation” within the meaning of Treas. Reg. Section 1.415(c)-2(g)(6)), Code Section 132(f)(4) (qualified transportation fringe benefit) or Code Section 457 (deferred compensation plan of state and local governments and tax-exempt organizations),
(ii)and excluding
a    Company and Company Affiliate contributions to a deferred compensation plan (to the extent includable in the Participant’s gross income solely by reason of Code Section 415) or to a simplified employee pension plan (to the extent deductible by the Participant) and any distribution from a deferred compensation plan (other than an unfunded, non-qualified plan),
b    amounts realized from the exercise of a non-qualified stock option or taxable by reason of restricted property becoming freely tradable or free of a substantial risk of forfeiture, as described in Code Section 83,
c    amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option and
d    other amounts which receive special tax benefits such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee) except as otherwise provided in subsection (a) and Company or Company Affiliate contributions toward the purchase of an annuity contract described in Code Section 403(b) (whether or not excludable from the Participant’s gross income), but in no event greater than the limit described in Code Section 401(a)(17) (which, effective as of January 1, 2016, is $265,000 and, effective as of January 1, 2017, is $270,000)) (adjusted for increases in the cost of living described in Code Section 401(a)(17)(B)).
(b)    Except as described in subsection (c), Statutory Compensation for the Plan Year must be actually paid or made available to the Participant (or, if earlier, includible in the gross income of the Participant) within the Plan Year and it must be paid or treated as paid prior to his severance from employment within the meaning of Treas. Reg. Section 1.415(a)-1(f)(5). Notwithstanding the foregoing, Statutory Compensation for a Plan Year shall include amounts earned but not paid during the Plan Year solely because of the timing of payroll periods and pay dates if the following requirements are satisfied:
(i)    these amounts are paid during the first few weeks of the next Plan Year;

(ii)    the amounts are included on a uniform and consistent basis with respect to all similarly situated Participants, and
(iii)    no such Statutory Compensation is included in more than one Plan Year.
(c)        (i)    Notwithstanding subsection (b), any amount described in paragraphs (ii) or (iii) does not fail to be Statutory Compensation for a Participant merely because it is paid after his severance from employment provided that it is paid by the later of 2 ½ months after his severance from employment or the end of the Plan Year that includes the date of his severance from employment.
(ii)    An amount is described in this paragraph if it is
a    regular compensation for services during the Participant’s regular working hours or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential, commissions, bonuses or other similar payments), and
b    the payment would have been paid to the Participant prior to his severance from employment if he had continued employment with the Company or Company Affiliate.
(iii)    An amount is described in this paragraph if it is
a    payment for unused accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use the leave if his employment had continued, or
b    received by the Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Company or Company Affiliate and only to the extent it is includible in the Participant’s gross income;
provided, however, that such amounts would have been included in the definition of Statutory Compensation if they were paid prior to the Participant’s severance from employment with the Company or Company Affiliate.
(d)    Statutory Compensation shall include payments to:
(i)an individual who does not currently perform services for the Company or a Company Affiliate by reason of qualified military service (as defined in Code Section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if he had continued to perform services for the Company or Company Affiliate rather than entering into qualified military service; or
(ii)a Participant who is permanently and totally disabled within the meaning of Code Section 22(e)(3) if the conditions described in Treas. Reg. Section 415(c)-2(g)(4)(ii) are satisfied.

(e)    Statutory Compensation shall not include the following post-severance payments:
(i)severance payments or parachute payments within the meaning of Code Section 280G(b)(2) if they are paid after severance from employment; and
(ii)post-severance payments from a nonqualified unfunded deferred compensation plan unless the payments would have been paid at that time without regard to the Participant’s severance from employment.
Section 1.67. - Stock Account
(a)    “Stock Account” of a Participant shall mean the portion of his Accounts invested in shares of Company Stock (including through the Company Stock Fund), together with such other accounts received by this Plan in a trust-to-trust transfer (including non-diversified SHARE Accounts which are held in shares of Company Stock), as the Administrator shall designate.
(b)    For purposes of Section 6.4 (Allocation of Cash Dividends), Stock Account shall mean the Participant’s non-diversified ESOP Matching Account, Safe Harbor ESOP Account, PAYSOP Account, Dennison ESOP Stock Account, Dennison Bargaining Unit ESOP Stock Account and SHARE Stock Account that is invested in either the Company Stock Fund or directly in Company Stock.
Section 1.68. - Supplement
“Supplement” or “Supplements” shall mean, as the context indicates, any one or more of the Supplements to the Plan which are attached hereto and are incorporated in the Plan by this reference which modify and supplement the Plan in order to document a merger with or transfer of accounts to the Savings Plan or the Plan and the treatment thereof.
Section 1.69. - Suspense Account
“Suspense Account” shall mean the special Trust Fund Account established and maintained pursuant to the provisions of Sections 6.6 and 6.7 for the purpose of holding Leveraged Company Stock (until such Company Stock is released and allocated in accordance with the applicable provisions of this Plan) and cash, and shall include the “Suspense Account” that existed under the Savings Plan.
Section 1.70. - Trust
“Trust” shall mean the trust established pursuant to the Trust Agreement.
Section 1.71. - Trust Agreement
“Trust Agreement” shall mean that certain trust agreement providing for the investment and administration of the Trust Fund. By this reference, the Trust Agreement is incorporated herein.

Section 1.72. - Trust Fund
“Trust Fund” shall mean the fund established under the Trust Agreement by contributions made by the Company and Participants pursuant to the Plan, and from which any distributions under the Plan are to be made.
Section 1.73. - Trustee
“Trustee” shall mean the Trustee under the Trust Agreement.
Section 1.74. - Unmatched ATS Account
“Unmatched ATS Account” of a Participant shall mean the portion of his ATS Account so designated under Section 4.1(b).
Section 1.75. - Unmatched PTS Account
“Unmatched PTS Account” of a Participant shall mean that portion of his PTS Account so designated under Section 3.1(c).
Section 1.76. - Valuation Date
“Valuation Date” shall mean the close of every business day.
Section 1.77. - Vested
“Vested,” when used with reference to a Participant’s Accounts, shall mean non-forfeitable.
Section 1.78. - Years of Vesting Service
(a)Subject to subsection (b), “Years of Vesting Service” of an Employee, measured in years and determined as of the point in time in question, shall mean 1/365th of his days of Service (ignoring any fraction in the result).
(b)“Years of Vesting Service” shall also include all service treated as “Vesting Service” under the provisions of
(i)    the Paxar Corporation Employee Savings and Protection Plan as in effect before employer contributions accounts were fully vested thereunder on January 1, 2002, and
(ii)    the DM Label, Inc. Salary Savings Plan.
ARTICLE II.

ELIGIBILITY

Section 2.1. - Requirements for Participation
(a)    Present Participants in the Plan shall continue to participate in the Plan.
(b)    Except as provided in subsections (c) and (d), any other person who

(i)is an Employee; and
(ii)is not in a Bargaining Unit
shall be an eligible Employee under the Plan and shall become a Participant on the first day of the calendar month coincident with or next following the date that he becomes an eligible Employee.
(c)    Any Participant whose participation terminates shall again become a Participant effective as of his first subsequent Hour of Service as an Employee provided that he is not in a Bargaining Unit.
(d)    A former Employee who was not an Employee on the first day of the calendar month on which he first met all other eligibility requirements shall become a Participant effective as of his first subsequent Hour of Service as an Employee provided that he is not in a Bargaining Unit.
Section 2.2. - Qualified Automatic Contribution Arrangement
The Plan includes a qualified automatic contribution arrangement within the meaning of Code Sections 401(k)(13) and 401(m)(12).
(a)    Under this arrangement, the default election for each Employee described in Section 2.1(b) shall automatically be that percentage of his Compensation to his PTS Account which is set forth in Exhibit 2 of the Plan.
(b)    This default election shall be effective not later than the Payday for the first full pay period that occurs at least 30 days after the notice described in Section 2.3 is provided to him, unless such Employee affirmatively elects to receive cash or make a contribution to his PTS Account in a different specified amount within the limits of Section 3.1(a) in accordance with Section 2.3(b)(ii). The default election or the Participant’s affirmative election shall be effective for all subsequent Paydays unless the election is superseded by a subsequent election by the Participant, as described in Section 3.2 or the election is automatically increased under Section 3.1(e).
(c)    The Vice President, Total Rewards of Avery Dennison Corporation is authorized to amend Exhibit 2 to reflect new percentages for default elections under the Plan as described in this Section.
Section 2.3. - Notice of Right to Receive Cash and Election
(a)    Content of Notices. The notices described in this Section shall describe the eligible Employee’s rights and obligations under the Plan as required by Treas. Reg. Sections 1.401(k)-3(d) and as modified by Treas. Reg. Section 1.401(k)-3(k)(4).
(b)    Initial Notice. An initial notice shall be provided that describes the eligible Employee’s right to receive cash instead of the automatic contribution to his PTS Account in the applicable amount described in Exhibit 2 or to make a contribution to his PTS Account in a different specified amount.
(i)    New Hires. Each eligible Employee shall receive such initial notice as soon as administratively feasible after the eligible Employee’s first Hour of Service.

(ii)    Opt-Out Period. After receiving the initial notice, each eligible Employee shall have an effective opportunity to affirmatively elect to receive cash instead of the automatic contribution to his PTS Account or to contribute another specified amount to his PTS Account within the limits of Section 3.1(a). Any such automatic contribution or election to receive cash may be suspended or otherwise changed in accordance with the Rules of the Plan. The opportunity to make these elections will be available during the “opt-out period” established by the Administrator. If the eligible Employee does not make an affirmative election before the opt-out period expires, then the default election shall apply not later than the Payday for the first full pay period that occurs 30 days after such notice is provided. However, a Participant who makes an affirmative election to make contributions to his PTS Account before the opt-out period expires, may begin such contributions as soon as administratively feasible after his election is filed with the Administrator or its delegate.
(c)    Annual Notice. At least 30 days (and not more than 90 days) before the beginning of each Plan Year, each eligible Employee who is covered by a default election in the qualified automatic contribution arrangement shall receive written notice of his right to receive cash instead of the automatic contribution or to make a contribution to his PTS Account in a different specified amount.
Section 2.4. - Inactive and Former Participant Classifications
(a)    A Participant who is transferred directly to a Company Affiliate that is not a Company or to a position or classification which is within a Bargaining Unit, shall thereupon cease to be an Active Participant and shall become an Inactive Participant, except where after such transfer such Participant is an Included Affiliate Employee.
(b)    All provisions of the Plan shall otherwise continue to apply to the Inactive Participant, except that he shall not make PTS contributions under Article III or make ATS contributions under Article IV or share in allocations under Article VI and Section 19.4 while he is not an Active Participant.
(c)    If an Inactive Participant is retransferred to a position or classification with the Company which is not within a Bargaining Unit, he shall thereupon again be an Active Participant, may again make PTS contributions under Article III and make ATS contributions under Article IV and shall share in allocations under Article VI and Section 19.4.
(d)    An Active Participant or Inactive Participant who ceases to be employed by a Company or a Company Affiliate shall become a Former Participant and shall not be eligible to make PTS contributions under Article III and ATS contributions under Article IV and shall not share in allocations under Article VI and Section 19.4 for periods beginning thereafter. In addition, the Former Participant shall cease to accrue Years of Vesting Service for any period after he ceases to be employed by a Company or a Company Affiliate.
ARTICLE III.

PRETAX SAVINGS CONTRIBUTIONS

Section 3.1. - PTS Contributions
(a)    Each Participant may elect, in accordance with the Rules of the Plan, to defer to his PTS Account for any Plan Year the lesser of the following amounts:

(i)    any whole number percentage of his Compensation for a payroll period up to 100%, reduced to cover required payroll deductions; provided, however, that such election may, solely for administrative purposes, be treated as a percentage of the Participant’s Pay, and
(ii)    except as provided in subsection (b), the excess of the limit under Code Section 402(g) (adjusted as described in Code Section 402(g)(4) which, effective as of January 1, 2016 and January 1, 2017, is $18,000) over any amounts described in Code Section 402(g)(3) for such calendar year and not deferred hereunder.
(b)    Each Catch-Up Eligible Participant may make additional deferrals to his PTS Account for a Plan Year up to the maximum amount permitted under Code Section 414(v) and Treas. Reg. Section 1.414(v)-1 (or any successor thereto). The Administrator shall apply the rules described in subsection (d) as necessary until the Participant has received his maximum contribution under Section 6.3(c).
(c)    The first six percent of Compensation so deferred shall be held for contribution to the Participant’s Basic PTS Account, and the excess, if any, for his Unmatched PTS Account. Such amounts shall include catch-up contributions, if applicable.
(d)    Any election under subsection (a) for a Participant who, in the Plan Year in question, has made his maximum contribution to his PTS Account for such Plan Year (including any amounts described in subsection (b)) shall automatically convert to an election to contribute to his ATS Account under Section 4.1(a) unless the Participant opts out of this automatic conversion feature in accordance with the Rules of the Plan.
(e)    Automatic Increase Program.
(i)    Eligibility.    Except as provided in paragraph (ii), these automatic increase provisions apply to a Participant if the sum of his PTS Contribution rate and ATS Contribution rate (determined as of the date selected by the Administrator (the “determination date”)) is greater than 0% but less than 10%. These provisions apply to Participants who have been automatically enrolled as well as to those who have made an affirmative election to contribute.

(ii)    Exemptions.    No Participant described in paragraph (i) above will be subject to the automatic increase program if any of the following apply:

    (A)    the Participant timely opts out by the deadline set by the Administrator. In such case, he will be exempt from the automatic increase program in the Plan Year he opts out as well as the following Plan Year.

    (B)    the Participant elects to participate in the optional affirmative increase program under paragraph (v);

    (C)    the Participant is within the suspension period under Section 9.4(c)(ii) on the date the automatic increase becomes effective.

(iii)    Automatic Increase.    The automatic increase shall be implemented as follows:

    (A)    If the eligible Participant has a PTS Contribution rate of more than 0% on the determination date, then his PTS Contribution rate shall be increased by 1 percentage point

    (B)    If the eligible Participant has a PTS Contribution rate of 0% on the determination date, then his ATS Contribution rate shall be increased by 1 percentage point.

Notwithstanding the above, no automatic increase shall increase the sum of the Participant’s PTS and ATS Contribution rates as of the determination date above 10%.

(iv)    Timing. Any automatic increase will be implemented as soon as administratively feasible after April 1st.

(v)    Optional Affirmative Increases. A Participant who participates in this optional affirmative increase program in any Plan Year will be exempt from the automatic increase program in such Plan Year. Under this optional affirmative increase program, a Participant may elect an annual increase in his PTS and/or ATS Contribution rates in increments of one percentage point (up to a maximum of three percentage points). Such annual increase will be effective as soon as administratively feasible after the date that the Participant selects. There is no cap on the increases a Participant may elect under this optional affirmative increase program other than those required by law.

Section 3.2. - Discontinuance, Commencement, Resumption or Change of Deferred Compensation
As permitted under the Rules of the Plan,
(a)    a Participant may, upon such prior notice to the Administrator or its designated agent as is required under the Rules of the Plan, elect to discontinue deferral of his Compensation;
(b)    a Participant in the Plan who previously declined to defer a percentage of his Compensation may, upon such prior notice to the Administrator or its designated agent as required under the Rules of the Plan, elect to commence deferral of his Compensation under Section 3.1 within the limits thereof;
(c)    after he has suspended deferral of his Compensation under subsection (a), a Participant may, upon notice to the Administrator or its designated agent as required under the Rules of the Plan, elect to resume deferral of his Compensation under Section 3.1 within the limits thereof; and
(d)    a Participant may, upon prior notice to the Administrator or its designated agent as required under the Rules of the Plan, elect to change his rate of deferral of his Compensation within the limits of Section 3.1.
Section 3.3. - Deposit in Trust
A Participant’s deferrals shall be transmitted to the Trustee in accordance with subsections 5.1(a) and 5.3(a)(i) and shall be invested by the Trustee in accordance with Article VII.

ARTICLE IV.
AFTER-TAX SAVINGS CONTRIBUTIONS

Section 4.1. - ATS Contributions
(a)Subject to subsection 3.1(d), subsections 4.1(c), (d) and (e) and Section 4.4, each Participant may elect (in accordance with the Rules of the Plan) to contribute any whole number percentage of his Compensation to his ATS Account in accordance with the limits described in Sections 4.1(d) and (e); provided, however, that such election may, solely for administrative purposes, be treated as a percentage of the Participant’s Pay. However, he shall not knowingly contribute an amount which would make his Annual Addition for the Plan Year in question exceed the limitations of Section 19.4.
(b)The excess, if any, of the first six percent of Compensation so elected as ATS Contributions over the contributions to his Basic PTS Account shall be contributed to his Basic ATS Account and the remainder, if any, to his Unmatched ATS Account.
(c)If there are Current Obligations, then any such contributions that are invested in the Company Stock Fund pursuant to Section 7.1(a) shall be applied to pay such Current Obligations such that, pursuant to Sections 5.1(b) and 7.2(h), shares of Company Stock equal in value to the amount of such contribution shall be allocated to his ATS Account.
(d)If any amount is contributed hereunder inadvertently making the Participant’s Annual Addition exceed the maximum permissible amount for the Plan Year in question, the provisions of Section 19.4(b) shall apply. To correct the excess Annual Addition under the Employee Plan Compliance Resolution System (or any successor thereto) (“EPCRS”), the Administrator may direct that a Participant receive a lump sum distribution of his ATS contributions (and applicable earnings) as of the last date of the Plan Year in question to the extent required to satisfy the limitations of Section 19.4(a).
(e)(i)    A Participant may elect to contribute a portion of his Compensation to his ATS Account which does not exceed the applicable limits set forth in Exhibit 2.
(ii)    The Vice President, Total Rewards of Avery Dennison Corporation is authorized to adopt any amendment to Exhibit 2 to reflect new contribution limits under the Plan.
Section 4.2. - Change, Commencement, Discontinuance or Resumption of ATS Contributions
A Participant may elect to change his rate of contributions within the limits of Sections 4.1(d) and (e), or commence, discontinue or resume contributions under Section 4.1. Such elections shall be made in accordance with the Rules of the Plan.
Section 4.3. - Withholding of ATS Contributions
A Participant’s contributions to his ATS Account shall be withheld each Payday from his Compensation.
Section 4.4. - Automatic Increase Program
The automatic increase program described in Section 3.3(e) shall apply to a Participant’s ATS Contribution election as described therein.

Section 4.5. - Deposit in Trust
A Participant’s ATS contributions shall be transmitted to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the general assets of the Company, and shall be invested by the Trustee in accordance with Article VII.
ARTICLE V.

CONTRIBUTIONS OF THE COMPANY
Section 5.1. - Determination of Annual Contribution
(a)    (i)    Subject to paragraph (ii), for each Payday, the Company shall contribute to the Plan for each Participant an amount for his PTS Account which is the amount of Deferred Compensation elected by such Participant under Section 3.1 or 3.2.
(ii)    If there are Current Obligations, then any such contributions that are invested in the Company Stock Fund shall be applied to pay Current Obligations such that, pursuant to Sections 5.1(b) and 7.2(h), shares of Company Stock equal in value to the amount of such contributions shall be allocated to the PTS Account of such Participant.
(b)    Subject to subsection (c), the Company shall be obligated to contribute such amounts, and at such times, as shall be necessary to provide the Trust with funds sufficient to pay any Current Obligations (including principal, interest and any acquisition charges), if applicable, incurred for the purpose of acquiring Company Stock to be held in the Trust Fund.
(c)    In the event the Trust has no Current Obligations, the Company shall make contributions in an amount sufficient to allow the allocations required by Sections 6.3(b) and 6.3(c) and, if elected by the Administrator under Section 6.10(b)(ii).
Section 5.2. - Maximum Annual Contribution
The Company’s contribution for any Plan Year shall not exceed the maximum amount deductible by the Company for such Plan Year under Code Sections 404(a)(3)(A) and 404(a)(9) and, in any event, shall be less than that amount which would initially result in an Annual Addition of any Participant which exceeds the maximum permissible amount under Section 19.4(a).
Section 5.3. - Contribution Date
(a)The Company’s contributions
(i)    under Section 5.1(a) shall be made as of the earliest date on which such contributions can reasonably be segregated from the general assets of the Company,
(ii)    under Section 5.1(b) or (c) to ESOP Matching Accounts shall be made no later than 12 months after the close of the Plan Year, and
(iii)    under Section 5.1(b) or (c) to Safe Harbor ESOP Accounts shall be made on or before the date upon which the Company’s federal income tax return is due (including extensions thereof) for its taxable year in question, in conformance with Treas. Reg. Section 1.401(k)-3(h)(1), and shall be transmitted to the Trustee and held in the Trust Fund.
(b)If the Company makes a contribution after the end of the Plan Year for which the contribution is made
(i)the Company shall notify the Trustee in writing that the contribution is made for such Plan Year,
(ii)the Company shall claim such payment as a deduction on its federal income tax return for its taxable year, and
(iii)the Administrator and the Trustee shall treat the payment as a contribution by the Company to the Trust actually made on the last day of such taxable year.
Section 5.4. - Form of Contributions
The Company’s contributions to the Trust Fund shall be paid in cash, Company Stock or such other property as the Board may from time to time determine; provided, however, that Company contributions shall be paid in cash to the Trust Fund to the extent necessary to discharge the Current Obligations of the Trust.
ARTICLE VI.

PARTICIPATION IN COMPANY CONTRIBUTIONS AND FORFEITURES
Section 6.1. - Reserved
Section 6.2. - Reserved
Section 6.3. - Allocation of Company Contributions
(a)    Deferred Compensation. Company contributions under Section 5.1(a)(i) shall be allocated as provided therein.
(b)    Safe Harbor Contributions. Each person who is an Active Participant on any day during the Payday in question shall receive a contribution to his Safe Harbor ESOP Account equal to three percent of his Compensation for that Payday as an Active Participant in accordance with the requirements of Treas. Reg. Sections 1.401(k)-3(b) and 1.401(k)-3(k).
(c)    Matching Contributions. Matching contributions shall be allocated as follows:
(i)    for each Payday, each Participant shall have credited to his ESOP Matching Account a Matching Contribution equal to the sum of fifty percent of his total contributions to his Basic ATS Account and Basic PTS Account for such Payday; and
(ii)    as of the last day of each Plan Year, additional Company Matching Contributions to his ESOP Matching Account shall be made so that the Participant’s share of the total annual Matching Contribution under this subsection equals fifty percent of his total contributions for that Plan Year to his Basic ATS Account and Basic PTS Account based on his annual Compensation for the Plan Year.
A Participant’s maximum Matching Contribution in any Plan Year shall not exceed three percent of his Compensation.
Section 6.4. - Allocation of Cash Dividends
Any cash dividends received by the Trustee on Company Stock held in Stock Accounts described in Section 1.67(b) shall, at the direction of the Administrator and in its sole discretion,
(a)    If received on shares of Company Stock allocated to Stock Accounts, shall be immediately vested and
(i)    be used to make payments on any installment contract or loan used to acquire Leveraged Company Stock in accordance with Code Section 404(k)(2)(A)(iv); provided, however, that such dividends shall not be so used unless the requirement of Section 6.7(c) is satisfied,
(ii)    be paid in cash to Participants or their Beneficiaries,
(iii)    be paid to the Plan and distributed to Participants not later than ninety days after the last day of the Plan Year in which paid in accordance with Code Section 404(k)(2)(A)(ii),
(iv)    be paid to the Plan and allocated to the applicable Cash Accounts, or
(v)    at the election of such Participants or their Beneficiaries,
a    be payable as provided in paragraphs (ii) or (iii) or
b    be paid to the Plan, reinvested in Company Stock and allocated to the applicable Stock Accounts, and
(b)    if received on shares of Company Stock allocated to the Suspense Account,
(i)    be used to make payments on any installment contract or loan used to acquire Leveraged Company Stock in accordance with Code Section 404(k)(2)(A)(iii), or
(ii)    be allocated to the Suspense Account.
Section 6.5. - Allocation of Stock Dividends
Stock dividends received by the Trustee on Company Stock shall be credited to Stock Accounts and, if applicable, to the Suspense Account, in proportion to the shares of Company Stock therein. Any cash received by the Trustee (in connection with such a stock dividend) in lieu of fractional shares shall be allocated under Section 6.4.

Section 6.6. - Suspense Account
At such time as any Leveraged Company Stock is acquired for the Trust Fund, the Administrator shall open and maintain a Suspense Account for the purpose of holding unallocated Leveraged Company Stock until such Company Stock is released and allocated in accordance with the provisions of Section 6.7.
Section 6.7.- Release and Allocation of Leveraged Company Stock
(a)All Leveraged Company Stock acquired for the Trust Fund shall be held in the Suspense Account until released and allocated in accordance with the provisions of this Section. Leveraged Company Stock acquired in a particular transaction shall be released from the Suspense Account as follows:
(i)    Subject to the requirements of Treasury Regulation Section 54.4975-7(b)(8)(ii) and subsection (ii) below, for each Plan Year until the loan or installment obligation is fully repaid, the number of shares of Leveraged Company Stock released from the Suspense Account shall equal the number of unreleased shares immediately before such release for the then current Plan Year multiplied by a fraction, the numerator of which is the amount of principal paid on such loan during such current Plan Year and the denominator of which is the sum of said numerator plus the principal to be paid on such loan in all future years during the duration of the term of such loan (determined without reference to any possible extensions or renewals thereof). Notwithstanding the foregoing, in the event such loan or obligation shall be repaid with the proceeds of a subsequent loan, such repayment shall not operate to release all such Leveraged Company Stock but rather such release shall be effected pursuant to the foregoing provisions of this Section on the basis of payments of principal on such substitute loan.
(ii)    To the extent that paragraph (i) is not applicable by its terms by reason of Treasury Regulation Section 54.4975-7(b)(8)(ii), or if the Administrator irrevocably so elects at the time of the first payment on the loan, then paragraph (i) shall be applied with respect to all payments on such loan by deeming all references to “principal” therein to be references to “principal and interest.”
(iii)    If the release is determined with reference to principal payments only, the following three additional rules apply.
a    The loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years.
b    Interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables.
c    This subsection (a)(iii) is not applicable from the time that, by reason of a renewal, extension or refinancing, the sum of the expired duration of the exempt loan, the renewal period, the extension period and the duration of a new exempt loan exceeds 10 years.
(b)The Company shall specify, and advise the Trustee with respect to

(i)the amount (if any) of each Company contribution (together with the earnings thereon) that is to be applied towards the payment of Current Obligations,
(ii)the amount (if any) of cash dividends on Company Stock held in the Stock Accounts that is to be applied towards the payment of Current Obligations, and
(iii)the amount (if any) of cash dividends on Company Stock held in the Suspense Account that is to be applied towards the payment of Current Obligations.
(c)Cash dividends paid on Company Stock held in Stock Accounts may be applied towards the payment of any installment contract or loan used to acquire Leveraged Company Stock; provided, however, that such dividends shall be so applied only if Leveraged Company Stock with an aggregate fair market value equal to or greater than the amount of such cash dividends is allocated to Participant’s Stock Accounts; provided, further, that such allocation shall be made with respect to the Plan Year in which such cash dividends would have been allocated to Participants’ Cash Accounts.
Section 6.8. - Application of Forfeitures
Amounts forfeited in any Plan Year under Sections 12.2(a)(iii), 13.2 and 16.6 shall be applied under Section 5.1(b) or (c) to reduce the Company’s contribution for such Plan Year and shall be allocated under Sections 6.3(b) and/or (c), as applicable, as if part of such contribution for such Plan Year. Alternatively and as determined by the Administrator, any portion of such forfeitures may be used to pay reasonable administrative expenses of the Plan.
Section 6.9. - Reserved
Section 6.10.- Contribution Percentage Fail-Safe Provisions
(a)For each Plan Year, the Contribution Percentage with respect to Participants who are Highly Compensated Employees for the current Plan Year, shall be
(i)    not more than 125 percent of, or
(ii)    not more than two percentage points higher than, and not more than twice, the Contribution Percentage for such Plan Year with respect to Participants who are not Highly Compensated Employees for the current Plan Year. The current year testing method election shall apply for all subsequent Plan Years unless changed by the Company to the prior year testing method; as described in Treas. Reg. Section 1.401(m)-2(c)(1).
(b)In order to achieve the result described in subsection (a), as of the end of each Plan Year, the Administrator shall take or cause to be taken any of the following actions, in the order selected by the Administrator, and to the extent necessary:
(i)The Administrator shall make any one or both of the elections provided in Section 1.19(b).
(ii)To the extent permitted by Code Section 401(a)(4) and Treas. Reg. § 1.401(m)-2(a)(6) (which are incorporated herein by this reference), the Company may make an additional contribution

a    to the Qualified Non-Matching Accounts, or
b    to be applied to payment of Current Obligations
with the condition that the contributions under subparagraph a, or the shares of Company Stock released from the Suspense Account pursuant to Sections 6.6 and 6.7 by reason of the contributions under subparagraph a, shall be allocated to the Qualified Non-Matching Accounts of Participants in inverse order of Compensation received in the Plan Year in question (lowest compensated Participant receiving the first allocation) with each Participant who receives an allocation receiving the maximum allocation permitted by Code Section 415 and Treas. Reg. Section 1.401(m)-2(a)(6) before any Participant with greater Compensation receives any allocation, until such contribution is fully allocated.
(iii)Prior to the end of the following Plan Year, the amount of excess aggregate contributions within the meaning of Treas. Reg. Section 1.401(m)-2(b)(2) (and any income thereon earned to the earlier of the end of the Plan Year in which such excess aggregate contributions were made and the date of distribution computed in a consistent and reasonable manner in accordance with Section 8.2 and Code Section 401(a)(4)) for Participants who were Highly Compensated Employees for the Plan Year shall be allocated according to the Leveling Method. In conformity with Treas. Reg. Section 1.401(m)-2(b)(3)(v)(B), this amount shall then be distributed to the Highly Compensated Employees in question.
Section 6.11. - Reemployment Rights after Qualified Military Service
(a)Solely for purposes of this Section 6.11, the following definitions shall apply:
(i)    “Qualified Military Service” shall mean any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.
(ii)    “Compensation” shall mean
a    Compensation the Employee would have received during his period of Qualified Military Service if the Employee were not in Qualified Military Service, determined based on the rate of pay the Employee would have received from the Company but for absence during his period of Qualified Military Service, or
b    if the Compensation the Employee would have received during his period of Qualified Military Service was not reasonably certain, the Employee’s average Compensation from the Company during the 12-month period immediately preceding the Qualified Military Service (or, if less, the period of employment immediately preceding the Qualified Military Service).
(b)A Participant who leaves the Company as a result of Qualified Military Service and returns to employment with the Company may elect during the period described in subsection (c) to make additional deferrals to his PTS Account and contributions to his ATS Account under the Plan in the amount determined under subsection (d) or such lesser amount, as elected by the Participant.

(c)The period determined under this subsection shall be the period which begins on the date of the Employee’s reemployment with the Company after his Qualified Military Service that extends until the lesser of
(i)the product of 3 and the period of Qualified Military Service, and
(ii)5 years.
(d)The amount described in this subsection is the maximum amount of deferrals to the Participant’s PTS Account and contributions to his ATS Account that the Participant would have been permitted to make in accordance with the limitations described in subsection (f)(i) during the Participant’s period of Qualified Military Service if the Participant had continued to be employed by the Company during such period and received Compensation. Proper adjustment shall be made for any contributions actually made during the Participant’s period of Qualified Military Service.
(e)If the Participant elects to make deferrals to his PTS Account and/or contributions to his ATS Account under subsection (b), the Company shall make a Matching Contribution to his ESOP Matching Account with respect to such deferrals and/or contributions as would have been required under the Plan had such deferrals and/or contributions actually been made during the period of such Qualified Military Service. In addition, if a Participant leaves the Company as a result of Qualified Military Service and returns to employment with the Company, the Company shall make Safe Harbor Contributions to his Safe Harbor ESOP Account equal to three percent of his Compensation (as defined in paragraph (a)(ii)) for the period of his Qualified Military Service.
(f)If any deferral or contribution is made by a Participant or the Company pursuant to this Section,
(i)    such deferral or contribution shall not be subject to any otherwise applicable limitation contained in Code Section 402(g), 404(a) or 415 and shall not be taken into account in applying such limitations to other deferrals, contributions or benefits under the Plan or any other plan, with respect to the Plan Year in which the deferral or contribution is made,
(ii)    such deferral or contribution shall be subject to the limitations described in paragraph (i) with respect to the Plan Year to which the deferral or contribution relates in accordance with the rules prescribed by the Secretary of the Treasury,
(iii)    the Plan shall not be treated as failing to meet the requirements of Code Section 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12), 401(m), 410(b) or 416 by reason of the making of (or the right to make) such deferral or contribution.
(g)The Company shall not credit earnings on any deferral or contribution made under this Section before such deferral or contribution is actually made.
(h)A Participant reemployed under subsection (b) shall be treated as not incurring a Break in Service Year by reason of his period of Qualified Military Service. For purposes of calculating the Participant’s Years of Vesting Service, the Participant shall be credited with an Hour of Service for each hour which would have been credited to him but for his Qualified Military Service.

ARTICLE VII.

INVESTMENT OF ACCOUNTS

Section 7.1. - Available Investments
(a)In General. Participants have the right to invest their Accounts in the available Investment Funds, the Company Stock Fund and a brokerage window in accordance with the Rules of the Plan. However, if a Participant fails to make an investment election, his Accounts shall be invested in the appropriate qualified default investment alternative described in Section 7.3 until he makes an election.
(b)Investment Funds. The Investment Funds may be established and removed, as determined by the Administrator from time to time, in its sole discretion.
(c)Company Stock Fund. The Company, as Plan sponsor, has established the Company Stock Fund for the purpose of providing an opportunity for Participants to acquire an ownership stake in the Company in order to align the interests of Participants and the Company. The Company, as settlor of the Plan and Trust, hereby declares that it is its intent and command that the Company Stock Fund be maintained on a permanent basis unless the Administrator determines that, under the circumstances then prevailing, a prudent person acting in a like capacity, familiar with such matters and conducting an enterprise of a like character and with like aims would impose restrictions on the ability of Participants to invest in the Company Stock Fund or cause the Company Stock Fund to be liquidated. In exercising such authority, the Administrator will take into account the purpose of the Company Stock Fund and the Company’s intent with respect to the Company Stock Fund and the other considerations relating thereto, including, without limitation, whether such action is consistent with federal securities laws and more likely to harm than help the Plan and its Participants.
(d)Company Stock. Although certain grandfathered accounts are invested in individual shares of Company Stock (instead of the Company Stock Fund), no new contributions or existing balances may be invested in any additional individual shares of Company Stock.
(e)Brokerage Window. The Administrator may allow a brokerage window through which Participants may invest in mutual funds or any other investment designated by the Administrator.
Section 7.2. - Investment Elections
(a)As permitted under the Rules of the Plan, a Participant’s Accounts shall be invested in any whole number percentage among the Investment Funds, the Company Stock Fund and the brokerage window. Each Participant shall be responsible for transmitting his investment elections to the Trustee or its delegate.
(b)(i)    New Contributions. Subject to subsection (c) and the Rules of the Plan, each Participant may designate how new contributions to his Accounts will be invested among the available options; provided, however, that, effective as of October 1, 2014, no more than 20% of any Participant’s new contributions shall be invested in the Company Stock Fund. Notwithstanding the foregoing, for purposes of determining such 20% limitation on Company Stock Fund investments, Company contributions for the period beginning on October 1, 2004 and ending November 9, 2014 shall be ignored.

(ii)    Existing Balances. Subject to subsection (c) and the Rules of the Plan, each Participant may designate how his existing Account balance will be invested among the available options. However, effective as of October 1, 2014 and except as provided below, no Participant who has at least 20% of his existing Account balance invested in the Company Stock Fund (including individual shares of Company Stock) may invest any other portion of his existing Account balance in the Company Stock Fund. Notwithstanding the foregoing,
a    for purposes of determining such 20% limitation on Company Stock Fund investments, including individual shares of Company Stock, Company contributions for the period beginning on October 1, 2004 and ending November 9, 2014 shall be ignored; and
b    any Participant whose existing Account balance is more than 20% invested in the Company Stock Fund and individual shares of Company Stock as of the market close on September 30, 2014 will not be required to diversify his investments. However, if such Participant’s investments in the Company Stock Fund (including individual shares of Company Stock) fall to 20% or less of his existing Account balance then, from such date, his Company Stock Fund investments shall be limited to 20% of his existing Account balance.
(c)Manner of Making Investment Elections. The Administrator or its delegate shall establish the manner (e.g., in writing or via internet, intranet, telephonic, electronic or other communication method) of making investment elections and the advance notice required for implementing investment elections under this Article.
(d)    Beneficiaries and Alternate Payees. As permitted under the Rules of the Plan, Beneficiaries and alternate payees under a qualified domestic relations order may elect to have their Accounts held and invested under any Investment Fund, the Company Stock Fund or the brokerage window and to change any prior election as described in this Section and subject to the Rules of the Plan.
(e)    Restrictions. The Administrator shall promulgate any rules, regulations and restrictions on investments it deems necessary or appropriate to govern all aspects of this Article or in the exercise of its fiduciary duties. The Company’s insider trading restrictions shall apply with respect to all Plan investments.
(f)    ERISA Section 404(c). The Plan is a plan that is described in ERISA Section 404(c) under which each Participant or Beneficiary shall exercise control over the assets in his Accounts and shall be provided the opportunity to choose, from a broad range of investments, the manner in which the assets in his Accounts are invested. The Participant or Beneficiary shall not be deemed to be a fiduciary by reason of his exercise of control and no person who is otherwise a fiduciary shall be liable for any loss or by reason of any breach which results from such exercise of control, whether by the Participant’s or Beneficiary’s affirmative direction or failure to direct an investment. In addition, no Participant’s or Beneficiary’s Account shall bear any loss or have any responsibility or liability for any investment directed by any other Participant or Beneficiary with respect to his Accounts.
(g)    Diversification Rights. A Participant may elect at any time pursuant to Article VII and the Rules of the Plan to diversify all of the amount credited to his Stock Account, subject to timing restrictions for certain individuals in accordance with the Company’s insider trading policy. These rights are also granted to alternate payees under a qualified domestic relations order and Beneficiaries of a deceased Participants.

(h)    ATS and PTS Contributions. Subject to subsection (b)(i), if there are Current Obligations and contributions under Sections 4.1(c) and 5.1(a)(ii) are invested by the Participant in the Company Stock Fund, such amounts shall be invested in that number of shares of Company Stock (valued pursuant to Section 8.1(b)(ii)) released from the Suspense Account which is equal in value to the amount of such contributions.
Section 7.3. - Default Investment Fund
The Administrator has established one or more Investment Funds that are “qualified default investment alternatives” within the meaning of ERISA Section 404(c)(5) and ERISA Regulation Section 2550.404c-5(e). In the absence of an investment election by a Participant or Beneficiary, contributions (and contributions made on his behalf) (including earnings thereon) shall be invested in the appropriate qualified default investment alternative, as determined by the Administrator. Each Participant and Beneficiary shall be treated as exercising control over the assets in his Accounts with respect to the amount of contributions and earnings which are invested in a qualified default investment alternative. In addition, no person who is otherwise a fiduciary shall be liable for any loss or by reason of any breach which results from such Participant’s or Beneficiary’s exercise of control. Each applicable Participant and Beneficiary shall receive a notice in accordance with ERISA Section 404(c)(5)(B) and ERISA Regulation Section 2550.404c-5(c)(3), explaining his right to designate how his contributions (and contributions made on his behalf) and earnings thereon will be invested and how, in the absence of any investment election by the Participant or Beneficiary, such contributions and earnings shall be invested in one or more qualified default investment alternatives. In addition, the qualified automatic contribution arrangement notice described in Section 2.3 shall include the explanation described in the preceding sentence in accordance with Treas. Reg. Section 1.401(k)-3(k)(4)(ii)(C).
ARTICLE VIII.

VALUATION OF THE TRUST FUND AND ACCOUNTS
Section 8.1. - Determination of Values
(a)As of each Valuation Date, the Administrator shall determine the fair market value of each asset in each Investment Fund other than Company Stock in compliance with the principles of Section 3(26) of ERISA and regulations issued pursuant thereto, based upon information reasonably available to it including data from, but not limited to, newspapers and financial publications of general circulation, statistical and valuation services, records of securities exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question and other information customarily used in the valuation of property for purposes of the Code. The value of any real property held in the Trust Fund determined as of the end of any Plan year shall be considered to remain unchanged until the end of the fourth quarter of the following Plan Year. With respect to securities for which there is a generally recognized market, the published selling price on or nearest to such valuation date shall establish the fair market value of such security. Fair market value so determined shall be conclusive for all purposes of the Plan and Trust.
(b)(i)    Subject to the special valuation rules set forth in paragraphs (ii) and (iii), Company Stock contributed by the Company to the Trust Fund shall be initially valued at its fair market value as of the date of contribution. Any Company Stock acquired by the Trust Fund with cash shall be initially valued at the purchase price paid by the Trust. Thereafter, such Company Stock shall be valued as of each Valuation Date.

(ii)    In the case of Leveraged Company Stock, the following special valuation rules shall apply:
a    For purposes of valuing such Leveraged Company Stock in any transaction between the Plan and any “disqualified person” as that term is defined in Code Section 4975(e)(2), fair market value shall be determined as of the date of the transaction in good faith by the Administrator in accordance with Section 3(18) of ERISA.
b    For purposes of a Participant’s exercise of his put option rights (if applicable) under Article XVIII, such Leveraged Company Stock shall be valued as of the end of the most recent Plan Year.
(iii)    Notwithstanding the foregoing provisions, in all cases the valuation provisions of this Section, including the selection of a valuation date for any purpose under this Plan, shall be interpreted and applied in a manner consistent with the applicable requirements under Code Sections 409 and 4975(e)(7), the Treasury Regulations issued thereunder, and any related or successor statutes or regulations, that must be satisfied in order to qualify for the prohibited transaction exemption under Code Section 4975(d)(3). In this connection, all valuations of Company Stock contributed to or acquired by the Plan which at the time of such valuation is not readily tradable on an established securities market within the meaning of Code Section 401(a)(28) shall be made by an independent appraiser (within the meaning of Code Section 170(a)(1)), whose name shall be reported to the Internal Revenue Service.
(c)    Except as provided in Section I8.1(e) of Supplement I with respect to SHARE Accounts, valuations of Accounts pursuant to an assignment to an alternate payee under a qualified domestic relations order (“QDRO”) or otherwise shall not be made as of any date before September 1, 1992.
Section 8.2. - Allocation of Values
The difference between the total value of the assets of each Investment Fund except the Company Stock Fund, as determined under Section 8.1, and the total of the Accounts therein, shall be allocated by the Administrator among such Accounts in proportion to their respective stated values as of such Valuation Date, such values and determinations being made without taking into account ATS, PTS or Company contributions attributable to the Valuation Date; provided, however, that gains and losses shall not be allocated with respect to amounts being held in suspense under Section 19.4(b).
Section 8.3. - Applicability of Account Values
The value of an Account, as determined as of a given date under this Article, plus any amounts subsequently credited thereto under Sections 6.3, 6.4, 6.5, 6.7, 6.8, 6.10, 8.2, 16.6 and 19.4 (or applicable Supplements) less any amounts withdrawn under Sections 9.2, 9.3, 9.5, 9.6, 9.7 and 10.3 (or applicable Supplements) or transferred to suspense under Section 19.4(b), shall remain the value thereof for all purposes of the Plan and Trust until revalued hereunder.

ARTICLE IX.

VESTING AND WITHDRAWALS
Section 9.1. - Vesting of Accounts
(a)Each Participant’s interest in each of his Accounts other than his ESOP Matching Account and Safe Harbor ESOP Account shall be Vested at all times, except as otherwise provided in any Supplement to the Plan.
(b)(i)    Except as provided in paragraph (ii) and subsection (c), a Participant’s ESOP Matching Account and Safe Harbor ESOP Account shall not be Vested until he completes two Years of Vesting Service at which time it shall become fully Vested.
(ii)    Except as provided in subsection (c), the ESOP Matching Account of a Participant who was not an Employee or an employee of a Company Affiliate on January 1, 2011, shall not be Vested until he completes three Years of Vesting Service at which time it shall become fully Vested.
(iii)    Upon any amendment of this vesting schedule, a Participant with at least three Years of Vesting Service may elect to have his Vested percentage calculated pursuant to the vesting schedule which would have been in effect but for this amendment; provided, however, no election shall be provided for any Participant whose Vested percentage under the Plan, as amended, at any time cannot be less than the percentage determined without regard to the amendment.
(c)The interest of a Participant in his ESOP Matching Account and Safe Harbor ESOP Account shall become fully Vested upon the earliest to occur of
(i)    his death while employed by a Company or a Company Affiliate (including his death while performing qualified military service, as required under Code Section 401(a)(37)),
(ii)    his sixty-fifth birthday while employed by a Company or Company Affiliate, or
(iii)    the termination or discontinuation of the Plan as described in Section 17.1.
(d)(i)    The Administrator shall designate on Exhibit 3 to the Plan which is attached hereto and incorporated in the Plan by this reference the “Affected Participants” as defined in paragraph (ii) who shall become fully Vested in their Accounts upon their severance from employment with the Company and all Company Affiliates.
(ii)    “Affected Participants” are Participants who cease to be Employees and Active Participants under the Plan as a result of a sale or other acquisition of a Company (or any portion thereof).
Section 9.2. - Unrestricted Withdrawals
Subject to the Rules of the Plan, once each Plan Year and, if the Administrator determines that a Hardship has occurred, on one additional occasion in such Plan Year, a Participant who is an Employee of a Company or a Company Affiliate may withdraw up to one hundred percent of his ATS Account (and not less than $1,000 or if less, the entire amount of his ATS Account) and Company Contributions Account (as described in Supplement H) and such other Accounts described in any Supplement, as permitted under the Rules of the Plan. Application for withdrawals shall be made on such forms as the Administrator prescribes.
Section 9.3. - Restricted Withdrawals
(a)Any Participant who is an Employee of a Company or a Company Affiliate shall be permitted to make a cash withdrawal, in any whole percentage increment or dollar amount, of up to one hundred percent of the unwithdrawn principal amount in his PTS Account and up to the total amount of his Rollover Account, on account of Hardship, subject to the conditions of Section 9.4.
(b)Application for withdrawals shall be made on such forms as the Administrator prescribes and may be made at any time. A withdrawal shall become effective in accordance with the Rules of the Plan.
Section 9.4. - Conditions for Hardship Withdrawal
Hardship withdrawals shall be subject to the following conditions:
(a)A Participant’s aggregate Hardship withdrawals shall not exceed the lesser of
(i)    the lesser of
a    the amount by which
1    the aggregate amount of
A    the principal amount of his PTS Account together with income allocable thereto credited as of December 31, 1988,
B    the total amount of his Qualified Account credited as of December 31, 1988 (including income allocable thereto as of such date), and
C    the total amount of his Rollover Account exceeds
2    the greater of
A    the unpaid amount due on his outstanding loan or loans, if any under subsection (c)(i), or
B    the amount of any previous distributions of his PTS Account, and
b    the amount which is necessary to satisfy the Hardship (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution), or
(ii)    the amount which cannot be satisfied from other resources which are reasonably available to the Participant.
(b)The conditions of subsections (c) and (d) shall be satisfied.
(c)The conditions of this subsection are:
(i)the Participant shall obtain all currently available distributions (including distributions under Section 6.4 but not other Hardship distributions) and all nontaxable loans currently available under all plans within the meaning of Treas. Reg. Section 1.401(k)-1(d)(3)(iv)(F) maintained by the Company or any Company Affiliate; and
(ii)the Participant shall not be permitted to make further deferrals of Compensation or voluntary contributions under the Plan or other plan within the meaning of Treas. Reg. Section 1.401(k)-1(d)(3)(iv)(F) (whether or not qualified) maintained by the Company or any Company Affiliate for six months thereafter. After the suspension period, the Participant’s affirmative election or the default election in effect for the Participant immediately prior to the suspension shall be reinstated.
(d)The conditions of this subsection, if any, shall be those prescribed by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and/or other documents of general applicability, as an alternate method under which a Hardship distribution will be deemed to be necessary to satisfy an immediate and heavy financial need.
(e)The Participant’s remaining PTS Account or Rollover Account balance, or, if none, the withdrawal itself shall be reduced by the amount of any administrative expenses charged to the Trust Fund by reason of the withdrawal.
Section 9.5. - Other Withdrawals from PTS Accounts
(a)    The Administrator may direct that a Participant receive a lump sum distribution from his PTS Account in the event of
(i)    a deferral in excess of the limitation of Section 3.1(a)(ii), in the amount of principal and interest or loss allowed by Code Section 402(g)(2)(A)(ii), and
(ii)    the circumstances specified in Section 19.4(b), including any applicable earnings to the extent required to satisfy Section 19.4(a).
(b)    In addition, the Administrator may permit a Participant to make a lump sum withdrawal from his PTS Account in the event of the circumstances specified in Code Sections 401(k)(2)(B)(i) and 401(k)(10).
Section 9.6. - Withdrawals Upon Attainment of Age Fifty-Nine and One Half
A Participant who remains in the employ of the Company or a Company Affiliate after attaining age fifty-nine and one-half may elect, in accordance with the Rules of the Plan, to receive a distribution of all or any portion of his Qualified Account or his PTS Account in one lump sum. Such distributions shall not be made more frequently than at twelve month intervals.

Section 9.7.- Withdrawals upon Disability Leave of Absence
A Participant on an approved disability leave of absence for at least six months, as determined by the Administrator, who remains in the employ of the Company or a Company Affiliate, may elect, in accordance with the Rules of the Plan, to receive an annual distribution of all or any portion of his Accounts in one lump sum payment (or as otherwise permitted by the Administrator in a uniform and nondiscriminatory manner).
Section 9.8. - Qualified Accounts and Stock Accounts
No withdrawals from Qualified Accounts are permitted, except pursuant to Sections 9.4, 9.6 and 9.7. No withdrawals or loans from Stock Accounts are permitted.
Section 9.9. - Withdrawals from Investment Funds
The Rules of the Plan shall designate the order of withdrawal from the available Investment Funds when a Participant makes a withdrawal from his Accounts under Sections 9.2, 9.3, 9.5, 9.6 or 9.7.
ARTICLE X.

EMPLOYMENT AFTER NORMAL RETIREMENT DATE
Section 10.1. - Continuation of Employment
(a)A Participant may, subject to subsection (b) and Section 19.3, remain in the employ of the Company or a Company Affiliate after attaining his Normal Retirement Date.
(b)Notwithstanding subsection (a), the Company reserves the right to require a Participant to retire in accordance with Section 12(c) of the Age Discrimination in Employment Act of 1967, as amended, Section 12942 of the California Government Code, and other applicable state law.
Section 10.2. - Continuation of Participation
A Participant retained in the employ of the Company after his Normal Retirement Date under Section 10.1 shall continue as an Active Participant herein.
Section 10.3. - Mandatory In-Service Distributions
(a)A Participant who is a five percent owner (as defined in Code Section 416) of the Company or a Company Affiliate with respect to the Plan Year ending in the calendar year in which such Participant attains age 70 1/2 shall commence the receipt of the entire amount credited to his Accounts in accordance with Section 11.3(a), (b), (c), and (d)(ii) on the April 1 following the end of the calendar year in which he attains age 70 1/2, except as provided in subsection 11.3(f).
(b)A Participant not described in subsection (a) who attains age 70 1/2 after December 31, 1995 and before January 1, 1999 may elect to commence the receipt of the entire amount credited to his Accounts beginning on a date during the period which begins on or after January 1 of the calendar year in which he attains age 70 1/2 and ends on the April 1 of the immediately following calendar year or he may elect to defer such distributions until the April 1 following the calendar year in which his Separation from the Service occurs.

(c)A Participant not described in subsection (a) who attains age 70 1/2 prior to January 1, 1996 and was required to receive one or more distributions of his Accounts by December 31, 1996 because he had reached his “required beginning date,” as the term was defined under Code Section 401(a)(9) prior to January 1, 1997, may elect to defer such distributions until the April 1 following the calendar year in which his Separation from the Service occurs.
ARTICLE XI.

BENEFITS UPON RETIREMENT
Section 11.1. - Normal or Disability Retirement
Subject to the provisions of Section 10.1, a Participant shall retire upon his Normal or Disability Retirement Date.
Section 11.2. - Rights Upon Normal or Disability Retirement
Upon a Participant’s Normal or Disability Retirement, he shall be entitled to receive the entire amount credited to his Accounts in accordance with Section 11.3.
Section 11.3. - Distribution of Accounts
(a)Subject to Section 16.15 and Sections I1.5A(a) and I11.3 of Supplement I to the Plan, if the entire amount credited to a Participant’s Accounts (including the value of any shares credited to his Stock Accounts if any and including any “Accounts” described in any applicable Supplement) does not exceed $1,000 (excluding his Rollover Account to the extent it consists of rollover contributions described in Code Section 411(a)(11)(D)), such Participant shall receive such amount in one lump sum in the form of cash (except that at the option of such Participant his Stock Accounts, if any, and the portion of his Accounts invested in the Company Stock Fund will be paid in the form of Company Stock).
(b)Subject to Section 16.15 and Sections I1.5A(a) and I11.3 of Supplement I to the Plan, if the entire amount credited to a Participant’s Accounts (including the value of any shares credited to his Stock Accounts, if any and including any “Accounts” described in any applicable Supplement) exceeds $1,000 (excluding his Rollover Account to the extent it consists of rollover contributions described in Code Section 411(a)(11)(D)), such Participant may elect to receive such amount under one of the following options:
(i)Payment of such amount in one cash lump sum (except that at the option of such Participant his Stock Accounts, if any, and the portion of his Accounts invested in the Company Stock Fund will be paid in the form of Company Stock).
(ii)Payment of such amount directly from the Trust Fund (as adjusted for gains and losses), in uniform annual or more frequent installments of at least $100 (as to which such Participant (or his Spouse, if applicable) may elect whether the recalculation rule of Code Section 401(a)(9)(D) shall apply and provided, however, that the first installment may be larger than the remaining installments) to such Participant over a period not longer than the lesser of
a    the joint and last survivor expectancy of him and his Spouse, if any, reasonably determined from the expected return multiples prescribed in Treas. Reg. § 1.401(a)(9)-9, or

b    the period determined under Treas. Reg. §1.401(a)(9)-5 which satisfies the minimum distribution incidental death benefit requirement of Code Section 401(a)(9)(G);
provided, however, if such Participant fails to make such an election, his Accounts shall be distributed as provided in paragraph (i).
(c)Distribution under subsection (a) or (b) shall be made or commence not later than the earliest to occur of
(i)sixty days after the end of the Plan Year in which such Normal Retirement occurs, or
(ii)if he is not a five percent owner (as defined in Code Section 416) of the Company or a Company Affiliate with respect to the Plan Year ending in the calendar year in which he attains age 70 1/2, the later of
a    the April 1 following the calendar year in which his Separation from Service occurs, or
b    the April 1 following the calendar year in which he attains age 70 ½, or
(iii)if he is such an owner, the April 1 following the calendar year in which he attains age 70 1/2, except as provided in subsection (d).
(d)At any time before distribution under subsection (b) is made or commences, the Participant may elect to defer such distribution until such later date as he shall then or subsequently specify; provided, however,
(i)such date shall be no later than the date referred to in paragraph (c)(ii) or (c)(iii), and
(ii)if no such date is specified, such amount shall be distributed in one lump sum on the date specified in paragraph (c)(ii) or (c)(iii).
(e)Notwithstanding paragraphs (d)(i) and (d)(ii), for a Participant who is a five percent owner (as defined in Code Section 416) of the Company or a Company Affiliate and has made an election permitted under Code Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982, the date referred to in paragraph (c)(iii) shall be the later of the April 1 following the calendar year in which his Separation from the Service occurs or the April 1 following the calendar year in which he attains age 70 1/2.
(f)A five percent owner (as defined in Code Section 416) of the Company or a Company Affiliate described in Section 10.3(a) or a Participant described in Section 10.3(b) or (c) may elect to receive the required minimum distribution for each year until his retirement as determined under Treas. Reg. Section 1.401(a)(9).
Section 11.4. - Distribution Requirements
(a)Subsections (b) and (c) shall apply to distributions under Articles XI, XII and XIII.

(b)Each Participant’s Accounts will be distributed in a manner which satisfies Code Section 401(a)(9) and the regulations thereunder including the incidental death requirement of Code Section 401(a)(9)(G) all of which shall take precedence over any inconsistent provisions of the Plan. Code Section 401(a)(9) provides the following requirements:
(i)A Participant’s total Vested Account balance shall be distributed or begin to be distributed no later than the Participant’s required beginning date as set forth in paragraphs 11.3(c)(ii) and (iii) and shall be paid over a period not extending beyond the life expectancy of such Participant or the joint life expectancy of the Participant and his Beneficiary.
(ii)If payments have commenced prior to the Participant’s death, payment of the Participant’s Accounts shall be made in such manner that the remaining interest after his death is distributed at least as rapidly as under the method being used as of the date of the Participant’s death.
(iii)If a Participant dies before distributions begin, his total vested Account balance shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death unless paragraph (iv) applies.
(iv)If any portion of a Participant’s Account balance is payable over the life of his Beneficiary, such distribution shall begin no later than December 31 of the calendar year immediately following the calendar year of the Participant’s death provided, however, if any portion of the Participant’s Account balance is payable over the life of his Surviving Spouse, such distributions shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.
(c)(i)    In accordance with paragraph (iii) below, each Participant shall be entitled to elect to commence distribution of his ESOP Matching Account and Safe Harbor ESOP Account not later than one year after the close of the Plan Year
A    in which the Participant separates from service by reason of his attainment of Normal Retirement Date, Disability Retirement or death or
B    which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, except that this clause shall not apply if the Participant is reemployed by the Company before distribution is required to begin under this clause.
(ii)    Unless the Participant elects otherwise, the distribution of the Participant’s ESOP Matching Account and Safe Harbor ESOP Account will be in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of 5 years or, in the case of a Participant with an account balance in excess of $800,000, 5 years plus 1 additional year (but nor more than 5 additional years) for each $160,000 or fraction thereof by which such balance exceeds $800,000.
(iii)    This subsection (c) shall not apply until the close of the Plan Year in which the loan (described in Code Section 404(a)(9)) to acquire Company Stock is repaid in full.

ARTICLE XII.

BENEFITS UPON DEATH

Section 12.1. - Designation of Beneficiary
(a)Each Participant shall have the right to designate, revoke and redesignate Beneficiaries hereunder and to direct payment of the Vested amount credited to his Accounts to such Beneficiaries.
(b)Designation, revocation and re-designation of Beneficiaries must be made in writing in accordance with the Rules of the Plan on a form provided by the Administrator and shall be effective upon delivery to the Administrator.
(c)A married Participant may not designate any Beneficiary other than his Spouse without obtaining Spousal Consent thereto.
(d)Upon the dissolution of marriage of a Participant, any designation of the Participant’s former spouse as a Beneficiary shall be treated as though the Participant’s former spouse had predeceased the Participant unless
(i)the Participant executes another Beneficiary designation that complies with this Section and the Rules of the Plan and clearly names such former spouse as a Beneficiary following such dissolution, or
(ii)a Qualified Domestic Relations Order presented to the Administrator prior to distribution being made on behalf of the Participant explicitly requires the Participant to maintain the former spouse as the Beneficiary.
In any case in which the Participant’s former spouse is treated under the Participant’s Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse who are not also heirs or beneficiaries of the Participant shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant’s Beneficiary designation.
Section 12.2. - Distribution on Death
(a)Subject to Sections 12.3 and 16.15, upon the death of a Participant, the Vested amount credited to his Accounts (including the Vested value of shares credited to his Stock Accounts, if any) (as determined under Section 9.1), shall be paid in one lump sum (in the form of cash or stock to the extent permitted by Section 11.3(b)(i)) not later than ninety days following such Participant’s death (or such longer reasonable period as is permitted under Treas. Reg. §1.401(a)-20 A-3(b)(1)) to his then Surviving Spouse, if any, except to the extent to which such Surviving Spouse has consented under Section 12.1(c) to the designation of other Beneficiaries, and otherwise (such as if such Participant had not designated a Beneficiary before his death), to the person or persons of highest priority who survives such Participant by at least thirty days determined as follows:
(i)First, to his then surviving highest priority Beneficiary or Beneficiaries, if any.
(ii)Second, effective for deaths occurring after December 31, 2016, his estate.

(iii)Third, the Plan to be applied to reduce the Company’s contributions under the Plan and/or to pay reasonable administrative expenses of the Plan, subject to Section 16.6.
(b)Members of a class shall cease to be entitled to benefits upon the earlier of the Administrator’s determination that no members of such class exist or the Administrator’s failure to locate any members of such class, after making reasonable efforts to do so, within one year after the members of that class became entitled to benefits hereunder had members existed.
(c)If payment has commenced prior to the Participant’s death, payment of such Participant’s Accounts shall be made in such manner that the remaining interest is distributed at least as rapidly as under the method being used as of the date of such Participant’s death.
Section 12.3. - Election of Other Payment Methods
(a)Subject to subsection (c) and Section I12.3 of Supplement I to the Plan, but notwithstanding any other provision of this Article and in lieu of the lump sum payment otherwise provided for in this Article, if the deceased Participant’s Vested Account balance exceeds $5,000 (excluding his Rollover Account to the extent it consists of rollover contributions described in Code Section 411(a)(11)(D)), payments under this Article to the Spouse of a Participant shall be made under such option available under Section 11.3 as such Spouse shall designate.
(b)Subject to subsection (c) and Section I12.3 of Supplement I to the Plan, but notwithstanding any other provision of this Article, a Participant may elect on the form provided by the Administrator for Beneficiary designations that, in lieu of the lump sum payment otherwise provided for in this Article payments under this Article to his Beneficiary shall be made under such option available under Section 11.3 as such Participant shall designate in such form provided that upon the Participant’s death, his Vested Account balance exceeds $5,000 (excluding his Rollover Account to the extent it consists of rollover contributions described in Code Section 411(a)(11)(D)). If a Beneficiary receiving installment payments under this Section dies, the balance then due shall be paid in cash in one lump sum to the then surviving person with highest priority under Section 12.2(a).
(c)If a Participant dies before distribution of his Accounts commences, then
(i)such Accounts must be distributed within five years of the Participant’s death, or
(ii)if any portion of such Accounts is payable to or for the benefit of a Beneficiary, such portion shall be distributed over the life or the life expectancy of such Beneficiary with distributions commencing
a    within one year of such Participant’s death, or,
b    if the Beneficiary is such Participant’s Spouse, no later than the date on which the Participant would have attained age seventy and one half (but if such Spouse dies before distributions to such Spouse commence, then such Spouse shall be treated as the Participant for purposes of this Section 12.3(c)), or
c    on such other date as is allowed by law.

ARTICLE XIII.

BENEFITS UPON RESIGNATION OR DISCHARGE
Section 13.1. - Distributions on Resignation or Discharge
(a)Subject to subsection (b), Section 16.15 and Sections I1.5A(a) and I13.1 of Supplement I to the Plan, a Participant who has a Separation from the Service due to resignation or discharge shall receive,
(i)if the Vested amount credited to his Accounts (including the Vested value of shares credited to his Stock Accounts, if any and including any “Accounts” described in any applicable Supplement) does not exceed $1,000 (excluding his Rollover Account to the extent it consists of rollover contributions described in Code Section 411(a)(11)(D)), such amount in one lump sum (in the form of cash or stock to the extent permitted by Section 11.3(b)(i)) not later than six months after the end of the Plan Year in which such Separation from the Service occurs, or, if earlier, within sixty days after the end of the Plan Year in which his fifty-fifth birthday occurs, or
(ii)if the Vested amount credited to his Accounts (including the Vested value of shares credited to his Stock Accounts, if any and including any “Accounts” described in any applicable Supplement) exceeds $1,000 (excluding his Rollover Account to the extent it consists of rollover contributions described in Code Section 411(a)(11)(D)), he shall receive such amount as described in subparagraph (ii)a or, if he has attained age 55 of the time of his Separation from the Service and so elects, he shall receive such amount as described in subparagraph (ii)b:
a    Payment of such amount in one cash lump sum (except that at the option of such Participant his Stock Accounts, if any, and the portion of his Accounts invested in the Company Stock Fund will be paid in the form of Company Stock).
b    Payment of such amount directly from the Trust Fund (as adjusted for gains and losses), in uniform annual or more frequent installments of at least $100 (as to which such Participant (or his Spouse, if applicable) may elect whether the recalculation rule of Code Section 401(a)(9)(D) shall apply and provided, however, that the first installment may be larger than the remaining installments) to such Participant over a period not longer than the lesser of
1    the joint and last survivor expectancy of him and his Spouse, if any, reasonably determined from the expected return multiples prescribed in Treas. Reg. § 1.401(a)(9)-9, or
2    the period determined under Treas. Reg. §1.401(a)(9)-5 which satisfies the minimum distribution incidental death benefit requirement of Code Section 401(a)(9)(G);
with such distribution being made or commencing no later than April 1 following the calendar year in which he attains age 70½.

Section 13.2. - Forfeitures
(a)If a Participant has a Separation from the Service due to resignation or discharge, the portions of his ESOP Matching Account and Safe Harbor ESOP Account which are not Vested shall be forfeited upon the earlier of his receipt of his distribution under this Article or his completion of five consecutive Break in Service Years. Pending application under Section 6.8, forfeitures shall be held in suspense and shall not be commingled with amounts held in suspense under Section 19.4.
(b)If a Participant has a Separation from the Service prior to becoming Vested in any portion of his ESOP Matching Account and Safe Harbor ESOP Account under Section 9.1, a distribution shall be deemed to have occurred upon such Separation from the Service for purposes of subsection (a).
Section 13.3. - Restoration of Forfeitures
If a Participant whose ESOP Matching Account and Safe Harbor ESOP Account are not then fully Vested
(a)    has a Separation from the Service,
(b)    suffers a forfeiture under Section 13.2 of the portion of such Accounts which is not Vested,
(c)    again becomes an Employee or employed by a Company Affiliate before he has five consecutive Break in Service Years, and
(d)    repays to the Plan the full amount, if any, distributed to him from such Accounts before the end of his fifth consecutive Break in Service Year or, if earlier, the fifth anniversary of his reemployment, then the amount forfeited under Section 13.2 by such Participant shall be restored to his ESOP Matching Account and Safe Harbor ESOP Account, applying forfeitures pending application under Section 6.8 and Company contributions, in that order, as necessary.
ARTICLE XIV.

CLAIMS PROCEDURES

Section 14.1.     - General
Claims for benefits under the Plan shall be administered in accordance with Section 503 of ERISA and the Department of Labor Regulations thereunder. The Administrator (or its delegate) shall make all determinations as to the right of any Participant, Spouse, Beneficiary, Alternate Payee or other claimant (a “Claimant”) to a benefit under the Plan. A Claimant who asserts a right to any benefit under the Plan he has not received, in whole or in part, must file a written claim with the Benefits Committee (or its delegate) no later than five years after the Participant’s Separation from the Service.
Section 14.2. - Initial Claim Determinations
(a)Timing of Initial Notice. If a claim for benefits under the Plan is wholly or partially denied, notice of the decision shall be furnished to the Claimant within a reasonable period of time, not to exceed 90 days after receipt of the claim by the

Administrator (or its delegate), unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date on which the Administrator (or its delegate) expects to render a decision.
(b)Content of Initial Notice. The Administrator (or its delegate) shall provide every Claimant who is denied a claim for benefits, with a written notice setting forth, in a manner calculated to be understood by the Claimant, the following:
(i)    the specific reason or reasons for the denial;

(ii)    specific reference to pertinent Plan provisions upon which the denial is based;

(iii)    a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)    an explanation of the Plan’s claims review procedure and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.
Section 14.3. - Request for Review
The purpose of the claims review procedure is to provide a Claimant with a reasonable opportunity to appeal a denial of a claim to the Administrator (or its delegate) for a full and fair review. To accomplish that purpose, the Claimant may:
(a)    request review upon written application to the Administrator (or its delegate);
(b)    review and/or copy free of charge, pertinent Plan documents, records, and other information relevant to the Claimant’s claim;
(c)    submit issues and comments in writing; and
(d)    submit documents, records and other information relating to the claim.
A Claimant (or his duly authorized representative) shall request a review by filing a written application for review with the Administrator (or its delegate). Requests for review of claims under the Plan, must be made within 60 days after receipt by the Claimant of written notice of the denial of his claim.
Section 14.4. - Decision on Review
Decision on review of a denied claim shall be made in the following manner:
(a)    Procedures. The decision on review shall be made by the Administrator (or its delegate), who may, in its discretion, hold a hearing on the denied claim. The review shall take into account all comments, documents, records and other information submitted by the

Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(b)    Timing of Review. Notice of the decision on review shall be furnished to the Claimant within a reasonable period of time, not to exceed 60 days after receipt of the request for review by the Administrator (or its delegate), unless special circumstances due to matters beyond the control of the Administrator (or its delegate) require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In such event the Administrator (or its delegate) shall have up to an additional 60 days from the end of such initial 60-day period in which to render a decision.
(c)    Content of Notice on Review. The Administrator (or its delegate) shall provide every Claimant whose appeal is denied, with a written notice setting forth, in a manner calculated to be understood by the Claimant, the following:
(i)the specific reason or reasons for the denial on review;
(ii)specific reference to pertinent Plan provisions upon which the denial on review is based;
(iii)a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits; and
(iv)a statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures, and a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.
(d)    Deemed Exhaustion. In the event that the Plan fails to follow claims procedures required by ERISA, the Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to pursue available remedies under ERISA Section 502(a), subject to Section 14.7.
Section 14.5. - Benefits Committee’s Decision Binding
Benefits under the Plan shall be paid only if the Administrator (or its delegate) decides in its sole discretion that a Claimant is entitled to them. In determining claims for benefits, the Administrator (or its delegate) has the authority to interpret the Plan, to resolve ambiguities, to make factual determinations, and to resolve questions relating to eligibility for and amount of benefits. Subject to applicable law, any decision made in accordance with the above claims procedures is final and binding on all parties and shall be given the maximum possible deference allowed by law. A misstatement or other mistake of fact shall be corrected when it becomes known and the Administrator shall make such adjustment on account thereof as it considers equitable and practicable.
Section 14.6. - Conflicting Claims
If the Administrator is confronted with conflicting claims concerning a Participant’s Accounts, the Administrator may interplead the Claimants in an action at law, or in an arbitration conducted in accordance with the rules of the American Arbitration Association, as the Administrator shall elect in its sole discretion. In either case, the attorneys’ fees, expenses and costs reasonably incurred by the Administrator in such proceeding shall be paid from the Participant’s Accounts.
Section 14.7. - Judicial Proceeding
No action at law or in equity shall be brought to recover benefits under the Plan until the appeal rights described in the Plan have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part. If any judicial proceeding is undertaken to appeal the denial of a claim or bring any other action under ERISA other than a breach of fiduciary claim, the evidence presented may be strictly limited to the evidence timely presented to the Administrator. Effective, July 1, 2016, any such judicial proceeding must be filed by the earliest of: (a) two years after the Administrator’s final decision regarding the claim appeal, (b) three years after the Participant or other Claimant commenced payment of the Plan benefits at issue in the judicial proceeding, or (c) the statutory deadline for filing a lawsuit with respect to Plan benefits at issue as determined by applying the most analogous statute of limitations under the laws of the state of residence of the Participant in question, or if none, the state in which the principal office of the Administrator is located.
ARTICLE XV.

TOP-HEAVY PROVISIONS

Section 15.1. - Top-Heavy Determination
(a)    Solely in the event that this Plan ever becomes Top-Heavy, as defined herein, the provisions of this Article shall apply.

(b)    Solely for the purposes of this Article, the following definitions shall be used:
(i)“Aggregation Group” shall mean
a    each plan of the Company or a Company Affiliate in which a Key Employee is a Participant (including any such plan which has been terminated if such plan was maintained by the Company or a Company Affiliate during the Plan Year ending on the Determination Date for the Plan Year in question) but excluding a plan which consists solely of a plan meeting the requirements of Code Section 401(k)(12) or (13) and Code Section 401(m)(11) or (12) or a plan described in Code Section 408(p) and
b    each other plan of the Company or a Company Affiliate which enables any plan described in paragraph a to meet the requirements of Code Section 401(a)(4) or 410.
(ii)“Determination Date” shall mean, with respect to any Plan Year, the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such Plan Year.
(iii)“Controlled Group Employee” shall mean any person who renders services to the Company or a Company Affiliate in the status of an employee as the term is defined in Code Section 3121(d).
(iv)“Key Employee” shall mean a Controlled Group Employee, a former Controlled Group Employee or the Beneficiary of a former Controlled Group

Employee, if, in the Plan Year containing the Determination Date, such Controlled Group Employee or former Controlled Group Employee is or was
a    an officer of the Company or a Company Affiliate whose Statutory Compensation for the Plan Year in question exceeds $130,000 (adjusted as described in Code Section 415(d)) (not more than fifty Controlled Group Employees or, if less, the greater of three Controlled Group Employees or ten percent of the Controlled Group Employees shall be treated as officers),
b    a five percent owner (within the meaning of Code Section 416(i)(1)(B) and (C)) of the Company or a Company Affiliate, or
c    a one percent owner (within the meaning of Code Section 416(i)(1)(B)(ii)) of the Company or a Company Affiliate whose Statutory Compensation for the Plan Year in question exceeds $150,000.
(v)“Non-Key Employee” shall mean any Controlled Group Employee who is not a Key Employee.
(vi)The Plan shall not be Top Heavy for any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) or 401(k)(13) and matching contributions with respect to which the requirements of Code Section 401(m)(11) or 401(m)(12) are satisfied. Subject to the foregoing, the Plan shall be Top-Heavy if, as of any Determination Date, the aggregate of the Accounts of Key Employees under all plans in the Aggregation Group (or under this Plan and such other plans as the Company elects to take into account under Code Section 416(g)(2)(A)(ii)) exceeds sixty percent of the aggregate of the Accounts for all Key Employees and Non-Key Employees. In making this calculation as of a Determination Date,
a    each Account balance as of the most recent valuation date occurring within the Plan Year which includes the Determination Date shall be determined,
b    an adjustment for contributions due as of the Determination Date shall be determined,
c    the Account balance of any Controlled Group Employee or former Controlled Group Employee shall be increased by the aggregate distributions made as a result of such Controlled Group Employee’s Separation from the Service (including his severance from employment) during the one-year period ending on the Determination Date; provided, however, if any distribution is made to a Controlled Group Employee for any other reason, such Employee’s Account balance shall be increased by the aggregate of such distributions during the five-year period ending on the Determination Date,
d    the Account balance of
1    any Non-Key Employee who was a Key Employee for any prior Plan Year, and

2    any former Controlled Group Employee who performed no services for the Company or a Company Affiliate during the one-year period ending on the Determination Date, shall be ignored, and
e    if there have been any rollovers to or from any Account, the balance of such Account shall be adjusted, as required by Code Section 416(g)(4)(A).
Notwithstanding the foregoing, this Plan shall be Top-Heavy if, as of any Determination Date, it is required by Code Section 416(g) to be included in an Aggregation Group which is determined to be a Top-Heavy Group.
(vii)“Top-Heavy Group” shall mean any Aggregation Group if, as of the Determination Date, the sum of
a    the present value of the cumulative accrued benefits for all Key Employees under all defined benefit plans in such Aggregation Group, and
b    the aggregate of the accounts of all Key Employees under all defined contribution plans in such Aggregation Group exceeds sixty percent of a similar sum determined for all Key Employees and Non-Key Employees.
(viii)“Statutory Compensation” shall have the meaning set forth in Code Section 414(q)(4) for purposes of paragraph (b)(iv).
Section 15.2. - Minimum Benefits
(a)    For any Plan Year in which the Plan is Top-Heavy, the sum of the allocations to the ESOP Matching Account, Safe Harbor ESOP Account, Qualified Non-Matching Account and PTS Account of any Employee who is a Non-Key Employee at the end of such Plan Year and is entitled to an allocation to such Accounts under Section 6.3 shall not be less than that determined under subsection (b).
(b)    The allocation determined under this subsection shall be a percentage of the Statutory Compensation of such Non-Key Employee which is not less than the lesser of
(i)three percent, or
(ii)that percentage reflecting the ratio of
(A)    the allocations under Section 6.3 to
(B)    Statutory Compensation
for the Key Employee with respect to whom such ratio is highest for such Plan Year. See also Section 15.1(b)(viii).
(c)    For purposes of determining the minimum contribution under subsection (b), the following contributions shall be included:

(i)    contributions under any plan in the Aggregation Group to the maximum extent permitted by Code Section 416(g)(4)(H),
(ii)    contributions to PTS Accounts (including elective deferrals under a plan in the Aggregation Group) on behalf of Key Employees,
(iii)    contributions to ESOP Matching Accounts (including any matching contributions as defined in Code Section 401(m)(4)(A) under a plan in the Aggregation Group); and
(iv)    contributions to Safe Harbor ESOP Accounts (including any profit-sharing contributions under a plan in the Aggregation Group).

ARTICLE XVI.

ADMINISTRATIVE PROVISIONS

Section 16.1. - Duties and Powers of the Administrator
(a)    The Administrator shall administer the Plan in accordance with the Plan and ERISA and shall have full discretionary power and authority:
(i)To engage actuaries, attorneys, accountants, appraisers, brokers, consultants, administrators, physicians or other firms or persons and (with its officers, directors and Employees) to rely upon the reports, advice, opinions or valuations of any such persons except as required by law;
(ii)To adopt Rules of the Plan that are not inconsistent with the Plan or applicable law and to amend or revoke any such rules;
(iii)To construe the Plan and the Rules of the Plan and to remedy any ambiguities, inconsistencies or omissions related to the Plan;
(iv)To determine questions of eligibility of Participants and the entitlement to distributions of Participants, Beneficiaries and all other persons;
(v)To determine entitlement to allocations of contributions and forfeitures of Participants, Beneficiaries, and all other persons;
(vi)To make findings of fact as necessary to make any determinations and decisions in the exercise of such discretionary power and authority;
(vii)To appoint claims and review officials to conduct claims procedures as provided in Article XIV; and
(viii)To delegate any power or duty to any firm or person engaged under paragraph (i) or to any other person or persons.
(b)    Every finding, decision, and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties, except to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

Section 16.2. - Expenses of Administration
(a)    The Company shall indemnify and hold each Employee functioning under Section 16.1(a) or person serving on an investment committee established in accordance with the Trust Agreement harmless from all claims, liabilities and costs (including reasonable attorneys’ fees) arising out of the good faith performance of his functions hereunder.
(b)    The Company may obtain and provide for any such Employee and investment committee member described in subsection (a), at the Company’s expense, liability insurance against liabilities imposed on him by law.
(c)    The Plan shall pay administrative expenses of the Plan incurred by the Administrator, the investment committee described in subsection (a) and the Trustee in the performance of their duties, provided such expenses are determined to be reasonable by the Administrator, including, but not limited to:
(i)expenses of any such Employee and investment committee member described in subsection (a),
(ii)fees for legal services related to the administration of the Plan (including the amending of the Plan),
(iii)recordkeeping fees of the Plan,
(iv)compensation (to the extent permitted by law) to the investment committee and the Trustee as may be agreed upon in writing from time to time by the Administrator, and
(v)all other proper charges and disbursements of the Administrator, the investment committee and the Trustee related to the administration of the Plan.
Notwithstanding the above, the Company may elect, in its sole and absolute discretion, to pay such administrative expenses from its own assets.
(d)    Administrative expenses described in subsection (c) paid by the Trust Fund may be charged to the Accounts of Participants, Beneficiaries and alternate payees under a qualified domestic relation order (“Alternate Payees”), as determined by the Administrator in its sole discretion. The Administrator may impose different levels of charges for such expenses (including no charge) to different groups of Participants, Beneficiaries and Alternate Payees as long as it is done on a nondiscriminatory basis. Any such administrative expenses incurred by the Plan which are specifically attributable to the Accounts of a particular Participant, Beneficiary or Alternate Payee may be charged to that individual’s Accounts.
Section 16.3. - Payments
In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator, in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Trustee, the Administrator and the Company and their officers, directors, employees, owners, agents and representatives.

Section 16.4. - Statement to Participants
In accordance with the requirements set forth in ERISA Section 105(a)(1)(A), as of the end of each Plan Year quarter, each Participant (including an alternate payee under a qualified domestic relations order which assigns a portion of the Participant’s Account balance to the alternate payee or a Beneficiary of a deceased Participant who is eligible to receive the deceased Participant’s Accounts) shall be provided with a statement reflecting the balances of his Accounts and such other information required by ERISA Section 105.
Section 16.5. - Inspection of Records
Copies of the Plan and any other documents and records which a Participant is entitled by law to inspect shall be open to inspection by the Participant or the Participant’s duly authorized representatives at any reasonable business hour at the principal office of the Company, any Company work site at which at least fifty Employees regularly perform services and such other locations as the Secretary of Labor may require.
Section 16.6. - Effect of Delay or Failure to Ascertain Amount Distributable or to Locate Distributee
(a)    If an amount payable under Article XI, XII or XIII cannot be ascertained or the person to whom it is payable has not been ascertained or located within the stated time limits and reasonable efforts to do so have been made, then distribution shall be made not later than sixty days after such amount is determined or such person is ascertained or located, or as prescribed in subsection (b).
(b)    If, within one year after a Participant has a Separation from the Service, the Administrator, in the exercise of due diligence, has failed to locate him (or if such Separation from the Service is by reason of his death, has failed to locate the person entitled to his Vested Accounts under Section 12.2), his entire distributable interest in the Plan shall be applied to reduce the Company’s contributions under the Plan and/or to pay reasonable administrative expenses of the Plan; provided, however, that if such Participant (or in the case of his death, the person entitled thereto under Section 12.2) makes proper claim therefor under Article XIV, the amount so forfeited shall be restored to such Participant’s Account or Accounts, as the case may be, applying forfeitures pending application, Company contributions and unallocated earnings and gains of the Trust Fund, in that order, as necessary.
Section 16.7. - Service of Process
The Secretary of Avery Dennison Corporation is hereby designated as agent of the Plan for the service of legal process.
Section 16.8. - Limitations Upon Powers of the Administrator
The Plan shall not be operated so as to discriminate in favor of Highly Compensated Employees. The Plan shall be uniformly and consistently interpreted and applied with regard to all Participants in similar circumstances. The Plan shall be administered, interpreted and applied fairly and equitably and in accordance with the specified purposes of the Plan.

Section 16.9. - Effect of Administrator Action
Except as provided in Article XIV, all actions taken and all determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Trustee and any person interested in the Plan or Trust Fund.
Section 16.10. - Contributions to Rollover Accounts
(a)    An Employee may make a contribution to his Rollover Account established by the Administrator for such purpose if such contribution meets the requirements of this Section and is in accordance with the Rules of the Plan.
(b)    Such contribution will meet the requirements of this Section if
(i)it is made by the Employee to the Trust in cash in a lump sum, and
(ii)the amount contributed by the Employee consists of
a    a direct rollover of an Eligible Rollover Distribution from an Eligible Retirement Plan or
b    a distribution consisting entirely of an Eligible Rollover Distribution from an Eligible Retirement Plan.
(c)    In addition, such contribution will meet the requirements of this Section if
(i)    the contribution is made within 60 days (or such other period as is permitted by Code Section 402(c)(3)(B)) following the day on which the Eligible Employee received the distribution from the Eligible Retirement Plan described in subsection (b)(ii)b,
(ii)    such distribution was in the form of cash, and
(iii)    such distribution constituted an Eligible Rollover Distribution within the meaning of Code Section 402(c)(4).
(d)    The Administrator may require the Employee to supply information sufficient to determine if his contribution meets the requirements of this Section. If the Administrator determines that such contribution does not meet the requirements of this Section, the contribution shall not be permitted.
(e)    The Plan may also accept the direct transfer from a plan qualified under Code Section 401(a) of an amount which if paid to the Employee instead of the Plan would have constituted a lump sum distribution within the meaning of Code Section 402(e). The transferred amount shall be credited to the Employee’s Rollover Account.
(f)    An Employee who makes a contribution to his Rollover Account pursuant to this Section prior to the date that he satisfies the eligibility requirements described in Article II shall generally be treated as a Participant for purposes of the Plan provisions relating to the maintenance, valuation, investment and distribution of Accounts; provided however, that such Employee shall not be treated as an Active Participant for purposes of eligibility to receive an allocation of any Company contributions under the Plan prior to the date he actually becomes an Active Participant in the Plan.

(g)    If the Administrator accepts a contribution or transfer pursuant to this Section and later determines that it was improper to do so, in whole or in part, the Plan shall refund the necessary amount to the Employee.
Section 16.11. - Transfers to Rollover Accounts
(a)    The Administrator may, in its discretion, permit the Plan to accept a direct transfer from a qualified trust (described in Code Section 401(a)) of a Participant’s benefits under such trust. Benefits transferred on behalf of a Participant to the Plan under this Section shall be credited to such Participant’s Rollover Account or such other Accounts of the Participant as are designated by the Administrator.
(b)    A plan-to-plan transfer under this Section shall satisfy the requirements of Code Sections 411(d)(6) and 414(l) and the Treasury Regulations thereunder.
(c)    If the Administrator causes the Plan to accept a plan-to-plan transfer pursuant to this Section and the Administrator later determines that such transfer was improper, in whole or in part, the Plan shall return to the transferor, or plan the necessary amounts.
Section 16.12. - Loans to Participants or Former Participants
(a)    A Participant, Spouse or Beneficiary (“Borrower”) may borrow against his PTS Account, Qualified Account, ATS Account and/or other Accounts with the approval of the Administrator in accordance with the provisions of subsection (b).
(b)    The Administrator shall establish by Rules of the Plan the requirements for loans from the Trust Fund and conditions therefor. Such Rules of the Plan shall be consistent with the following requirements:
(i)The Borrower must be a “party in interest” within the meaning of ERISA Section 3(14) on the date the loan is made.
(ii)Loans shall not be made available to an individual who is a shareholder-employee (as defined in Code Section 4975(f)(6)(C)) of the Company or a Company Affiliate or a member of the family (as defined in Code Section 267(c)(4)) of a shareholder-employee.
(iii)The minimum amount which a Borrower may borrow at any one time under this Section is $1,000.00.
(iv)The maximum amount which a Borrower may borrow from the Trust Fund shall be an amount which when added to the outstanding balance of all other loans from the Plan and from other qualified plans of the Company or a Company Affiliate does not exceed the lesser of
a    $50,000 reduced by the excess (if any) of
1    the highest outstanding balance of loans from the Plan during the one year period ending on the day before the date on which the loan is made, over
2    the outstanding balance of loans from the Plan on the date on which such loan was made; or

b    half of his Vested interest in all of his Accounts, including any Accounts maintained for him pursuant to any Supplement.
(v)Loans shall not be made to a Borrower under this Section more frequently than at six-month intervals. A Borrower may not have more than two loans outstanding at any time.
(vi)Such loans must be available to all Borrowers on a reasonably equivalent basis.
(vii)The Vested percentage of a Borrower’s PTS Account, Qualified Account, ATS Account or other Account which is made available for borrowing shall not be higher for Participants who are Highly Compensated Employees, officers or shareholders than for other Borrowers.
(viii)Such loans shall be made upon promissory notes (or such other documents or communication as authorized by the Administrator) providing for substantially level amortization (with regular payments by payroll deduction each Payday for a Participant or by direct payments if the Participant does not have a sufficient paycheck on any Payday). A Merged Participant, Former Participant, Spouse or Beneficiary shall make arrangements for regular direct payments on such loans with the Administrator or its delegate as provided in the Rules of the Plan.
(ix)Each such loan shall be secured by the lesser of the amount of the loan or half of the Vested interest in the Borrower’s Accounts, including any Accounts maintained for the Borrower pursuant to any Supplement, and such portion of his Accounts which is credited after the date of the loan. For purposes of Articles XI, XII and XIII, the distributable balance of such Accounts shall be reduced by the unpaid balance of the loan secured by such Accounts.
(x)Each such loan shall bear a reasonable interest rate, which shall be commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The Administrator may adopt a national or regional rate of interest for this purpose.
(xi)Each such loan shall be repaid within five years unless the loan is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Borrower.
(xii)The promissory note on any such loan (or such other document or communication which evidences the loan) shall be an investment of the affected Accounts of the Borrower receiving such loan and not an investment of the Trust Fund generally.
(xiii)At such time as the Administrator determines in its discretion in a uniform and nondiscriminatory manner, a Borrower may suspend his installment payments on any loan under the Plan for a period not longer than one year if the Borrower takes an authorized leave of absence from the Company, either without pay from the Company or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payment required under the terms of his Plan loan; provided, however, that the loan must be repaid by the latest date permitted under Code Section 72(p)(2)(B) and the installments due after the leave (or, if earlier, after the first year of the leave) must not be less than those required under the terms of the original loan.

(xiv)At such time as the Administrator determines in its discretion in a uniform and nondiscriminatory manner, a Borrower who leaves the Company as a result of service in the uniformed services (as defined in chapter 43 of title 38, United States Code), whether or not Qualified Military Service as defined in paragraph 6.11(a)(i) may suspend his installment payments on any loan under the Plan during any part of such service and such suspension shall not be taken into account for purposes of Code Section 72(p), 401(a), or 4975(d)(1).
(xv)The Administrator shall allow a grace period for a Borrower to make delinquent installment payments on his loan(s) under the Plan, at such time as the Administrator in its discretion determines in a uniform and nondiscriminatory manner; provided, however, that the grace period shall not extend beyond the last day of the calendar quarter following the calendar quarter in which the required installment payment was due.
(xvi)    A Participant whose Account contains a promissory note pursuant this Section 15.14 may not elect to receive a distribution of his Accounts under Article XI or XIII after his Separation from Service until such note has been satisfied or defaulted.
Section 16.13. - Distributions Pursuant to Qualified Domestic Relations Orders and Certain Offsets
(a)    Notwithstanding any other provision of the Plan to the contrary except subsection (b), upon receipt by the Administrator of a domestic relations order, as defined in Code Section 414(p), which, but for the time of required payment to the alternative payee, would be a qualified domestic relations order as defined in Code Section 414(p), the amount awarded to the alternate payee shall promptly be paid in the manner specified in such order; provided, however, that no such distribution shall be made prior to the Participant’s Separation from the Service if such distribution could adversely affect the qualified status of the Plan.
(b)    (i)    Notwithstanding subsection (a) or any other provision of the Plan to the contrary, upon receipt by the Administrator of a judgment, order, decree or settlement agreement described in paragraph (ii) which expressly provides for an offset against all or part of an amount ordered or required to be paid to the Plan against a Participant’s Accounts under the Plan, such Participant’s Accounts shall be reduced or offset by the amount specified in such judgment, order, decree or settlement agreement and such amount shall promptly be paid to the Plan.
(ii)    The judgment, order, decree or settlement agreement described in paragraph (i) must arise from
a    a judgment of conviction for a crime involving the Plan,
b    a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of ERISA, or
c    a settlement agreement between the Secretary of Labor or the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of Part 4 of ERISA by a fiduciary or any other person.

Section 16.14. - Correction of Administrative Error, Special Contribution and Restorative Payments
(a)    Notwithstanding any other provision of the Plan to the contrary, the Administrator shall take any and all appropriate actions to correct errors in the administration of the Plan, including, without limitation, errors in the allocation of contributions, forfeitures, and income, expenses, gains and losses to the Accounts of the Participants or Beneficiaries under the Plan. Such corrective actions may include debiting or crediting a Participant’s or Beneficiary’s Accounts or allocating special contributions made by the Company to the Plan for purposes of correcting any failure to make contributions on a timely basis or properly allocate contributions, forfeitures, or income, expenses, gains and losses. The Administrator shall determine the amount of any such special contributions required to be made by the Company, which may be made in such approximate amounts as the Administrator, acting in its sole discretion, shall determine. All corrections shall be made in accordance with the Employee Plans Compliance Resolution System (or any successor thereof). In no event shall any corrective action taken by the Administrator under this Section reduce any Participant’s or Beneficiary’s accrued benefit in violation of Section 411(d)(6) of the Code and the Treasury Regulations thereunder.
(b)    The Company may make restorative payments to the Plan in order to restore some or all of the Plan’s losses due to an action (or failure to act) that creates a reasonable risk of liability for breach of fiduciary duty. The Company may make restorative payments to the Plan, in accordance with applicable law, including, as applicable, Revenue Ruling 2002-45. The amount of any restorative payments and the allocation of such restorative payments shall be determined by the Administrator.
Section 16.15. - Direct Rollovers
(a)    Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Administrator under the Rules of the Plan, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan designated by the Distributee in a Direct Rollover.
(b)    If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Reg. Section 1.411(a)-11(c) is given, provided that
(i)the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
(ii)    the Participant, after receiving the notice, affirmatively elects a distribution.
Section 16.16. – Limitation on Employer Contributions
(a)    The contributions of the Company for any Plan Year shall not exceed the maximum amount for which a deduction is allowable for federal income tax purposes for the Company’s fiscal year that ends with or within such Plan Year.
(b)    Any contribution made by the Company by reason of a good faith mistake of fact, or the portion of any contribution made by the Company that exceeds the maximum amount for which a deduction is allowable to the Company for federal income tax purposes by reason of a good faith mistake in determining the maximum allowable deduction, shall upon the request of the Company be returned by the Trustee to the Company. The Company’s request and the return of any such contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be. The amount to be returned to the Company pursuant to this paragraph shall be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction. Earnings attributable to the mistaken contribution shall not be returned to the Company, but losses attributable thereto shall reduce the amount to be so returned. If the return to the Company of the amount attributable to the mistaken contribution would cause the balance of any Participant’s Account as of the date such amount is to be returned (determined as if such date coincided with the close of a Plan Year) to be reduced to less than what would have been the balance of such Account as of such date had the mistaken amount not been contributed, the amount to be returned to the Company shall be limited so as to avoid such reduction.
ARTICLE XVII.

TERMINATION, DISCONTINUANCE,
AMENDMENT, MERGER, ADOPTION OF PLAN

Section 17.1. - Termination of Plan; Discontinuance of Contributions
The Plan is intended as a permanent program but the Board shall have the right at any time to declare the Plan terminated completely as to the Company or as to any division, facility or other operational unit thereof. Discharge or layoff of Employees of the Company or any unit thereof without such a declaration shall not result in a termination or partial termination of the Plan except to the extent required by law. In the event of any termination or partial termination:
(a)    Any allocation of excess Annual Additions being held under Section 19.4(b) shall be made in accordance with the Employee Plans Compliance Resolution System (or any successor).
(b)    For each Participant who is then an Employee or employed by a Company Affiliate with respect to whom the Plan is terminated, the interest in his ESOP Matching Account and Safe Harbor ESOP Account, if any, including his interest in the forfeitures (which shall be applied under Section 6.8), shall become fully Vested.
(c)    The Administrator shall direct the Trustee to liquidate the necessary portion of the Trust Fund and distribute it, less a proportionate share of the expenses of termination, to the persons entitled thereto in proportion to their Accounts.
(d)    Provided that the Company or a Company Affiliate does not maintain another defined contribution plan other than an employee stock ownership plan (as defined in Code Section 4975(e)(7)), such distributions shall be made in one lump sum payment as described in Section 13.1(a)(i), assuming for such purpose that each person entitled to a distribution under the Plan is a Participant who has had a Separation from the Service due to resignation or discharge on the date of termination.

Section 17.2. - Amendment of Plan
As limited in Section 16.3 of the Plan and Section 4.02 of the Trust Agreement, complete or partial amendments or modifications to the Plan (including retroactive amendments to meet governmental requirements or prerequisites for tax qualification) may be made from time to time by Avery Dennison Corporation; provided, however, that no amendment shall decrease the Vested percentage of any Participant has in his Accounts or his accrued benefit. Amendments shall be adopted by the Board; provided, however, that the chief executive officer of Avery Dennison Corporation may adopt amendments as necessary to bring the Plan into conformity with legal requirements or to improve the administration of the Plan, provided that no such amendment involves an increase in cost of benefits provided by the Plan.
Section 17.3. - Retroactive Effect of Plan Amendment
(a)    No Plan amendment, including this amendment, unless it expressly provides otherwise, shall be applied retroactively to increase the Vested percentage of a Participant whose Separation from the Service preceded the date such amendment became effective unless and until he becomes or again becomes a Participant and additional contributions are allocated to him.
(b)    No Plan amendment, unless it expressly provides otherwise, shall be applied retroactively to increase the amount of service credited to any person for purposes of Plan participation, vesting or any other Plan purpose with respect to his participation or employment before the date such amendment became effective.
(c)    Except as provided in subsections (a) and (b), all rights under the Plan shall be determined under the terms of the Plan as in effect at the time the determination is made.
Section 17.4. - Consolidation or Merger; Adoption of Plan by Other Companies
(a)    In the event of the consolidation or merger of the Company with or into any other business entity, or the sale by the Company or its owner of its assets, the successor may continue the Plan by adopting the same by resolution of its board of directors or agreement of its partners or proprietor and, if deemed appropriate, by executing a proper supplemental agreement to the Trust Agreement with the Trustee. If, within ninety days from the effective date of such consolidation, merger or sale of assets, such new corporation, partnership or proprietorship does not adopt the Plan, the Plan shall be terminated in accordance with Section 17.1. If a Company ceases to be a Company Affiliate then, as of the date of the change in the controlled group, the employees of such entity shall cease to be eligible to participate in the Plan.
(b)    The Plan shall not be merged or consolidated with any other plan, nor shall its assets or liabilities be transferred to any other plan, unless each Participant in this Plan would have immediately after the merger, consolidation or transfer (if the plan in question were then terminated) accounts which are equal to or greater in amount than his corresponding Accounts under this Plan had the Plan been terminated immediately before the merger, consolidation or transfer.
(c)    Any Company Affiliate may, with the approval of the Board or its delegate, adopt the Plan as a whole company or as to any one or more divisions in accordance with the Rules of the Plan.

ARTICLE XVIII.

SALE OF COMPANY STOCK

Section 18.1. - Option to Sell Shares of Company Stock
Solely in the event that a Participant receives a distribution consisting in whole or in part of Company Stock that at the time of distribution thereof is not publicly traded, then such distributed Company Stock shall be made subject to a put option in the hands of a Qualified Holder, with such put option to be subject to the following provisions:
(a)    During the sixty day period following any distribution of such Company Stock, a Qualified Holder shall have the right to require the Company to purchase all or any portion of said distributed Company Stock held by said Qualified Holder. A Qualified Holder shall exercise such right by giving written notice, within the aforesaid sixty day period, to the Company of the number of shares of distributed Company Stock that such Qualified Holder intends to sell to the Company. The purchase price to be paid for any such Company Stock shall be its fair market value determined as of the most recent valuation in accordance with the valuation rules specified in Section 8.1.
(b)    If a Qualified Holder shall fail to exercise his put option right under subsection (a), he shall have the right to exercise such option in the first sixty day period of the next following Plan Year. If a Qualified Holder shall fail to exercise his put option in the next succeeding Plan Year, such option right shall expire and the Qualified Holder shall have no further right to require the Company to purchase such distributed Company Stock.
(c)    In the application of subsections (a) and (b), the period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.
(d)    In the event that a Qualified Holder shall exercise a put option under this Section, then the Company shall have the option of paying the purchase price of the Option Stock under either of the following methods:
(i)    A lump sum payment of the purchase price within ninety days after the date upon which such put option is exercised (the “Exercise Date”) or
(ii)    A series of six or less equal installment payments, with the first such payment to be made within thirty days after the Exercise Date and the five or correspondingly less remaining payments to be made on the five or less anniversary dates of the Exercise Date, so that the full amount shall be paid as of the fifth or earlier anniversary of such Exercise Date. If the Company elects to pay the purchase price of the Option Stock under the installment method provided in this paragraph (ii), then the Company shall, within 30 days after the Exercise Date, give the Qualified Holder who is exercising the put option the Company’s promissory note for the full unpaid balance of the option price. Such note shall, at a minimum, state a reasonable rate of interest and provide that the full amount of such note shall accelerate and become due immediately in the event that the Company defaults in the payment of a scheduled installment payment.
(e)    The protections and rights provided in this Section are nonterminable and continue to exist notwithstanding the repayment of any loan, the proceeds of which are used to purchase Leveraged Company Stock and notwithstanding the cessation of the Plan’s status as an employee stock ownership plan.
(f)    The foregoing put options under subsections (a) and (b) shall be effective solely against the Company and shall not obligate the Plan in any manner, provided, however, with the Company’s consent the Plan may elect to purchase any Company Stock that otherwise must be purchased by the Company pursuant to a Qualified Holder’s exercise of any such option.
(g)    Except as is expressly provided hereinabove with respect to any distributed Leveraged Company Stock that is not publicly traded, no such Leveraged Company Stock shall be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not at such time the Plan constitutes an employee stock ownership plan and whether or not the loan used to acquire such Leveraged Company Stock shall have been repaid.
(h)    At the time of distribution of Company Stock that is not publicly traded to an Employee or Beneficiary, the Company shall furnish to such Employee or Beneficiary the most recent annual certificate of value prepared by the Company with respect to such stock. In addition, the Company shall furnish to such Participant or Beneficiary a copy of each subsequent annual certificate of value until the put options provided for in this Section with respect to such distributed Company Stock shall expire.
ARTICLE XIX.

MISCELLANEOUS PROVISIONS

Section 19.1. - Identification of Fiduciaries
(a)    The Administrator (with respect to control and management of Plan assets and in general) and the Trustee shall be named fiduciaries within the meaning of ERISA and, as permitted or required by law, shall have exclusive authority and discretion to control and manage the operation and administration of the Plan within the limits set forth in the Trust Agreement, subject to proper delegation.
(b)    Such named fiduciaries and every person who exercises any discretionary authority or discretionary control respecting management of the Trust Fund or Plan, or exercises any authority or control respecting the management or disposition of the assets of the Trust Fund or Plan, or renders investment advice for compensation, direct or indirect, with respect to any monies or other property of the Trust Fund or Plan or has authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of the Plan, and any person designated by a named fiduciary to carry out fiduciary responsibilities under the Plan, shall be a fiduciary and, as such, shall be subject to provisions of the Plan, the Trust Agreement, ERISA and other applicable laws governing fiduciaries. Any person may act in more than one fiduciary capacity.
Section 19.2. - Allocation of Fiduciary Responsibilities
(a)    Fiduciary responsibilities under the Plan are allocated as follows:
(i)    The sole power and discretion to manage and control the Plan’s assets including, but not limited to, the power to acquire and dispose of Plan assets, is allocated to the Trustee, except to the extent that another fiduciary is appointed in accordance with the Trust Agreement with the power to control or manage (including the power to acquire and dispose of) assets of the Plan.
(ii)    The sole duties, responsibilities and powers allocated to the Board shall be those expressly retained under Sections 17.1 and 17.4.
(iii)    The sole duties, responsibilities and powers allocated to the Company shall be those expressly retained under the Plan or the Trust Agreement.
(iv)    Each Participant shall be a named fiduciary for purposes of Section 403(a) of ERISA but solely with respect to the issuance of instructions to the Trustee
A    to tender or not to tender the Company Stock representing the proportionate share in the Company Stock Fund and in the Suspense Account of the Participant’s Accounts, or the Company Stock credited to his Stock Accounts, pursuant to Section 1.12 of the Trust Agreement, and
B    to vote such shares, pursuant to Section 19.5.
(v)    All fiduciary responsibilities not allocated to the Trustee, the Board, the Company or any investment manager are hereby allocated to the Administrator, subject to delegation in accordance with Section 16.1(a)(viii).
(b)    Fiduciary responsibilities under the Plan (other than the power to manage or control the Plan’s assets) may be reallocated among those fiduciaries identified as named fiduciaries in Section 19.1 by amending the Plan in the manner prescribed in Section 17.2 followed by such fiduciaries’ acceptance of, or operation under, such amended Plan.
Section 19.3. - Limitation on Rights of Employees
The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract between the Company and any Employee, or consideration for, or an inducement or condition of, the employment of an Employee. Except as otherwise required by law, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Company or to interfere with or restrict the right of the Company, which is hereby expressly reserved, to discharge or retire any Employee at any time, without notice and with or without cause. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan and there are funds available therefor in the hands of the Trustee. The doctrine of substantial performance shall have no application to Employees or Participants. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.
Section 19.4. - Limitation on Annual Additions; Treatment of Otherwise Excessive Allocations
(a)    Except as provided in Section 3.1(b), in any Plan Year (which shall be the Plan’s “limitation year” within the meaning of Treas. Reg. Section 1.415(j)-1), the Annual Addition of a Participant shall not exceed the lesser of

(i)    100 percent of the Participant’s Statutory Compensation for the Plan Year, or
(ii)    $40,000 (as adjusted for increases in the cost of living as described in Code Section 415(d) which, effective as of January 1, 2016, is $53,000 and, effective as of January 1, 2017, is $54,000).
(b)    If the Annual Addition of a Participant would exceed the limits of subsection (a), corrections shall be made in conformance with the Employee Plans Compliance Resolution System (or any successor thereto).
Section 19.5. - Voting Rights
Except as otherwise required by ERISA, the Code and applicable Treasury Regulations, all voting rights of shares of Company Stock held in the Trust Fund (including pursuant to any Supplement) shall be exercised by the Trustee only as directed by the Administrator, the Participants (as applicable) or their Beneficiaries in accordance with the following provisions of this Section 19.5:
(a)    With respect to all corporate matters submitted to the Company’s shareholders, Company Stock held by the Trust in the Company Stock Fund or Stock Accounts (including pursuant to any Supplement) shall be voted in accordance with the directions of the Participants (as communicated to the Trustee) in proportion to the sum of the value of the investment of their Accounts in the Company Stock Fund (including pursuant to any Supplement) and the value of the shares allocated to their Stock Accounts (including pursuant to any Supplement). If this Section 19.5(a) applies to shares of Company Stock allocated to the account of a deceased Participant, such Participant’s Beneficiary shall be entitled to direct the voting with respect to such shares as if such Beneficiary were the Participant.
(b)    At least thirty days before each annual or special shareholders’ meeting of the Company (or, if such schedule cannot be met, as early as practicable before such meeting), the Trustee shall furnish to each Participant a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential instructions on how such Participant’s proportionate voting rights are to be exercised. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional shares of Company stock to give effect to the greatest extent possible to Participants’ instructions) shall vote as instructed. The instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including officers or Employees of the Company, or of any other company. The Trustee and the Company shall not make recommendations to Participants on whether to vote or how to vote, other than recommendations contained in proxy and other materials that are generally distributed to all shareholders of the Company with respect to such vote. If voting instructions for shares of Company Stock allocated to any Participant are not timely received for a particular shareholders’ meeting, such shares of Company Stock shall be voted in the same proportion as Company Stock with respect to which voting instructions are received is voted.
(c)    The Trustee shall vote shares of Company Stock allocated to the Suspense Account (or held by the Trust but not otherwise described in subsection (a)) in the same proportion as Company Stock with respect to which voting instructions are received is voted.

Section 19.6. - Delays in Payment
If any Participant would incur any liability pursuant to Section 16(b) of the Securities Exchange Act of 1934 by reason of his receipt of any distribution hereunder, then, notwithstanding any other Plan provision, such Participant shall have the option to delay such distribution for such reasonable period of time as shall be necessary to avoid such liability.
Section 19.7. - Restriction on Leveraged Company Stock
Except as otherwise provided herein, no Leveraged Company Stock may be subject to a put, call, or other option or a buy-sell or similar arrangement while held by and when distributed from the Plan.
Section 19.8. - Governing Law
The Plan and Trust shall be interpreted, administered and enforced in accordance with the Code and ERISA, and the rights of Participants, Beneficiaries and all other persons shall be determined in accordance therewith; provided, however, that, to the extent that state law is applicable, the laws of the state of residence of the Participant in question, or if none, the state in which the principal office of the Administrator is located shall apply.
Section 19.9. - Genders and Plurals
Where the context so indicates, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.
Section 19.10. - Titles
Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan or Trust Agreement.
Section 19.11. - References
Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently amended, enacted, adopted or executed statute, regulation or document.
Executed at Glendale, California, this 20th day of December, 2016.
AVERY DENNISON CORPORATION

By: /s/ Mitchell R. Butier
    Mitchell R. Butier
President and Chief Executive Officer

SUPPLEMENT A

This Supplement contains provisions which modify and supplement the Plan in order to effectuate the merger into the Savings Plan of the Employee Stock Ownership Plan of Avery International effective July 31, 1987. It shall apply only to Merged Participants and those who are not Merged Participants only because they are Participants.
The ESOP portion of the Plan shall include the PAYSOP Accounts.
Section A1.1. - Accounts
“Accounts” of a Participant or Merged Participant shall include his PAYSOP Account.
Section A1.2. - ESOP Effective Date
“ESOP Effective Date” shall be March 1, 1989.
Section A1.3. - Merged Participant
“Merged Participant” shall include a PAYSOP Participant and a Savings Plan Participant.
Section A1.4. - PAYSOP
“PAYSOP” shall mean the Employee Stock Ownership Plan of Avery International which was merged into the Savings Plan effective July 31, 1987.
Section A1.5. - PAYSOP Account
“PAYSOP Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the PAYSOP into the Savings Plan effective July 31, 1987 which consists of the contributions of the Company to such Participant’s Stock Ownership Account established pursuant to the PAYSOP in accordance with Section 5.1 thereof.
Section A1.6. - PAYSOP Participant
“PAYSOP Participant” shall mean any person who is not a Participant in the Plan and was not a participant in the Savings Plan, but was a participant in the PAYSOP, for whom the Company maintains a PAYSOP Account.
Section A1.7. - Savings Plan Participant
“Savings Plan Participant” shall include any person who is not a Participant in the Plan but was a participant in the Savings Plan and the PAYSOP for whom the Company maintains a PAYSOP Account and Accounts under the Savings Plan described in Supplement H.
Section A1.8. - Stock Account
A “Stock Account” of a Participant or Merged Participant shall include his PAYSOP Account.
A-1

Section A7.2. - Investment Elections (Diversification)
Section 7.2(g) shall apply to each Participant.
* * * * *
References in the following Sections of the Plan to “Participants” shall be deemed to include Merged Participants:
1.13 (Cash Account), 1.56 (Qualified Holder), 1.67 (Stock Account), 6.4, 6.7, 7.2(g), 8.1, and 19.2.
A-2

SUPPLEMENT B
This Supplement contains provisions which modify and supplement the Plan in order to effectuate the merger into the Savings Plan of the Profit-Sharing Plan for Employees of White Graphic Systems, Inc. effective July 31, 1987. It shall apply only to Merged Participants and those who are not Merged Participants only because they are Participants.
The profit-sharing portion of the Plan shall include the White Graphic Accounts.
Section B1.1. - Accounts
“Accounts” of a Participant or Merged Participant shall include his White Graphic Account.
Section B1.2. - Hour of Service
For purposes of Section 1.35, any reference to the “Company” with respect to periods prior to August 1, 1987 shall include White Graphic Systems, Inc.
Section B1.3. - Merged Participant
“Merged Participant” shall include a White Graphic Participant and a Savings Plan Participant.
Section B1.4. - Savings Plan Participant
“Savings Plan Participant” shall include any person who is not a Participant in the Plan but was a participant in the Savings Plan and the White Graphic Plan for whom the Company maintains a White Graphic Account and Accounts under the Savings Plan described in Supplement H.
Section B1.5. - White Graphic Account
“White Graphic Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the White Graphic Plan into the Savings Plan effective July 31, 1987.
Section B1.6. - White Graphic Participant
“White Graphic Participant” shall mean any person who is not a Participant in the Plan and was not a participant in the Savings Plan, but was a Participant in the White Graphic Plan for whom the Company maintains a White Graphic Account.
Section B1.7. - White Graphic Plan
“White Graphic Plan” shall mean the Profit-Sharing Plan for Employees of White Graphic Systems, Inc.
B-1

SUPPLEMENT C

This Supplement contains provisions which modify and supplement the Plan in order to effectuate the merger into the Savings Plan of the Profit-Sharing Plan of Kingsbacher-Murphy Company effective March 1, 1993. It shall apply only to Merged Participants and those who are not Merged Participants only because they are Participants.
The profit-sharing portion of the Plan shall include the Kingsbacher-Murphy Accounts.
Section C1.1. - Accounts
“Accounts” of a Participant or Merged Participant shall include his Kingsbacher-Murphy Account.
Section C1.2. - Kingsbacher-Murphy Account
“Kingsbacher-Murphy Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the Kingsbacher-Murphy Plan into the Savings Plan effective March 1, 1993, and shall consist of his Kingsbacher-Murphy Rollover Account, if any, and his Kingsbacher-Murphy Profit-Sharing Account.
Section C1.3. - Kingsbacher-Murphy Participant
“Kingsbacher-Murphy Participant” shall mean any person who is not a Participant in the Plan and was not a participant in the Savings Plan, but was a Participant in the Kingsbacher-Murphy Plan for whom the Company maintains a Kingsbacher-Murphy Account.
Section C1.4. - Kingsbacher-Murphy Plan
“Kingsbacher-Murphy Plan” shall mean the Profit-Sharing Plan of Kingsbacher-Murphy Company.
Section C1.5. - Kingsbacher-Murphy Profit-Sharing Account
“Kingsbacher-Murphy Profit-Sharing Account” of a Participant or Merged Participant shall mean that portion of his Kingsbacher-Murphy Account consisting of contributions to his Profit-Sharing Account established pursuant to the terms of the Kingsbacher-Murphy Plan.
Section C1.6. - Kingsbacher-Murphy Rollover Account
“Kingsbacher-Murphy Rollover Account” of a Participant or a Merged Participant shall mean that portion of his Kingsbacher-Murphy Account consisting of contributions to his Rollover Account, if any, established pursuant to the terms of the Kingsbacher-Murphy Plan.
Section C1.7. - Merged Participant
“Merged Participant” shall include a Kingsbacher-Murphy Participant and a Savings Plan Participant.
Section C1.8. - Savings Plan Participant
“Savings Plan Participant” shall include any person who is not a Participant in the Plan but was a participant in the Savings Plan and the Kingsbacher-Murphy Plan for whom the
C-1

Company maintains a Kingsbacher -Murphy Account and Accounts under the Savings Plan described in Supplement H.
C-2

SUPPLEMENT D
This Supplement contains provisions which modify and supplement the Plan in order to effectuate the transfer into the Savings Plan of the accounts of certain employees under The Dennison Manufacturing Company Pre-Tax Investment Plus Plan and The Avery Dennison Office Products Company Pre-Tax Investment Plus Plan, effective at the close of business May 31, 1993. It shall apply only to Merged Participants and those who are not Merged Participants only because they are Participants.
Pursuant to this transfer of accounts, amounts held in the “Deferred Compensation Account,” “Matching Account,” “Qualified Account” and “Rollover Account” of each Participant and Merged Participant under the Dennison 401(k) Plans were transferred to the Unmatched PTS Account, Company Contributions Account, Qualified Account and Dennison 401(k) Rollover Account, respectively, under the Savings Plan.
The profit-sharing portion of the Plan shall include the Dennison 401(k) Rollover Accounts.
Section D1.1. - Accounts
“Accounts” of a Participant or Merged Participant shall include his Dennison 401(k) Rollover Account.
Section D1.2. - Dennison 401(k) Participant
“Dennison 401(k) Participant” shall mean any person who is not a Participant in the Plan and was not a participant in the Savings Plan, but one or more of whose accounts in one of the Dennison 401(k) Plans was transferred to the Savings Plan.
Section D1.3. - Dennison 401(k) Plans
“Dennison 401(k) Plans” shall mean The Dennison Manufacturing Company Pre-Tax Investment Plus Plan and The Avery Dennison Office Products Company Pre-Tax Investment Plus Plan.
Section D1.4. - Dennison 401(k) Rollover Account
“Dennison 401(k) Rollover Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the transfer of accounts from the Dennison 401(k) Plans to the Savings Plan effective as of May 31, 1993.
Section D1.5. - Merged Participant
“Merged Participant” shall include a Dennison 401(k) Participant and a Savings Plan Participant.
Section D1.6. - Savings Plan Participant
“Savings Plan Participant” shall include any person who is not a Participant in the Plan but was a participant in the Savings Plan and one of the Dennison 401(k) Plans for whom the Company maintains one or more Accounts which were originally transferred from a Dennison 401(k) Plan to the Savings Plan as well as Accounts under the Savings Plan described in Supplement H.
Section D9.3. - Withdrawals from Dennison 401(k) Rollover Accounts
D-1

A Participant or Merged Participant who is an Employee may elect in accordance with the Rules of the Plan to make a lump sum withdrawal of all or any portion of the amount credited to his Dennison 401(k) Rollover Account.
Section D9.6. - Withdrawals Upon Attainment of Age Fifty Nine and One Half
A Participant or Merged Participant who remains in the employ of the Company after attaining age fifty-nine and one-half may elect in accordance with the Rules of the Plan to receive a distribution of all or any portion of his Dennison 401(k) Rollover Account in one lump sum. Such distributions shall not be made more frequently than at twelve month intervals.
Section D16.12. - Loans to Participants and Merged Participants

A Participant or Merged Participant may borrow against his Dennison 401(k) Rollover Account with the approval of the Administrator in accordance with the provisions of subsection 16.12(b).
D-2

SUPPLEMENT E
This Supplement contains provisions which modify and supplement the Plan in order to effectuate the merger into the Savings Plan of The Dennison Employee Stock Ownership Plan, effective at the close of business May 31, 1993. It shall apply only to Merged Participants and those who are not Merged Participants only because they are Participants.
The ESOP portion of the Plan shall include the Dennison ESOP Accounts.
Section E1.1. - Accounts
“Accounts” of a Participant or Merged Participant shall include his Dennison ESOP Account.
Section E1.2. - Change in Control
“Change in Control” shall mean,
(a)    The acquisition (other than from Dennison Manufacturing Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (excluding, for this purpose, Dennison Manufacturing Company or its subsidiaries, or any employee benefit plan of Dennison Manufacturing Company or its subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock of Dennison Manufacturing Company or the combined voting power of the then outstanding voting securities of Dennison Manufacturing Company entitled to vote generally in the election of directors of Dennison Manufacturing Company; or
(b)    Individuals, who as of January 1, 1990, constitute the Board of Directors of Dennison Manufacturing Company (as of January 1, 1990, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of Dennison Manufacturing Company, provided that any person becoming a director subsequent to January 1, 1990 whose election, or nomination for election by the shareholders of Dennison Manufacturing Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Dennison Manufacturing Company, as such terms are sued in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or
(c)    Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of Dennison Manufacturing Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of Dennison Manufacturing Company or of the sale of all or substantially all of the assets of Dennison Manufacturing Company.
Section E1.3. - Dennison ESOP
“Dennison ESOP” shall mean The Dennison Employee Stock Ownership Plan.

Section E1.4. - Dennison ESOP Account
“Dennison ESOP Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the Dennison ESOP into the Savings Plan effective May 31, 1993.
Section E1.5. - Dennison ESOP Participant
“Dennison ESOP Participant” shall mean any person who is not a Participant in the Plan and was not a participant in the Savings Plan, but was a participant in the Dennison ESOP, for whom the Company maintains a Dennison ESOP Account.
Section E1.7. - Leveraged Company Stock
“Leveraged Company Stock” shall include Company Stock treated as “Leveraged Company Stock” under the provisions of the Dennison ESOP as of its merger into the Savings Plan.
Section E1.8. - Merged Participant
“Merged Participant” shall include a Dennison ESOP Participant and a Savings Plan Participant.
Section E1.9. - Normal Retirement Date
“Normal Retirement Date” of a Participant or Merged Participant, but only with respect to his Dennison ESOP Account, shall mean the first day of the calendar month coincident with or next following the earlier of
(a)    his sixty-fifth birthday, or
(b)    his fifty-fifth birthday and his completion of five Years of Vesting Service.
Section E1.10. - Savings Plan Participant
“Savings Plan Participant” shall include any person who is not a Participant in the Plan but was a participant in the Savings Plan and the Dennison ESOP for whom the Company maintains a Dennison ESOP Account and Accounts under the Savings Plan described in Supplement H.
Section E1.11. - Stock Account
“Stock Account” of a Participant or Merged Participant shall include his Dennison ESOP Account.
Section E1.12. - Years of Vesting Service
“Years of Vesting Service” shall include all service treated as “Vesting Service” under the provisions of the Dennison ESOP as of May 31, 1993, as well as all service otherwise so treated under the provisions of the Savings Plan and the Plan.
Section E7.2. - Investment Elections (Diversification)
Section 7.2(g) shall apply to each Participant.

Section E9.1. - Vesting of Accounts
(a)    Except as provided in Section E15.3(a) and subsection (b), a Participant’s or Merged Participant’s Dennison ESOP Account shall not be Vested until he completes three Years of Vesting Service at which time it shall become fully Vested.
(b)    The interest of a Participant or Merged Participant in his Dennison ESOP Account shall become fully Vested upon the earliest to occur of
(i)    it becoming fully Vested under the terms of the Dennison ESOP or the Savings Plan,
(ii)    his death while employed by a Company or a Company Affiliate (including his death while performing qualified military service, as required under Code Section 401(a)(37),
(iii)    his Normal Retirement Date while employed by a Company or a Company Affiliate,
(iv)    his Disability Retirement Date while employed by a Company or a Company Affiliate,
(v)    a Change in Control while employed by a Company or a Company Affiliate, or
(vi)    the termination or discontinuation of the Plan as described in Section 17.1.
Section E9.10. - Withdrawal After Ten Years of Vesting Service
Notwithstanding any contrary provision of the Plan, any Participant or Merged Participant who has accrued ten or more Years of Vesting Service at the end of any Plan Year may, without a Separation from the Service and during his continued participation in the Plan, elect to receive in that Plan Year a distribution of up to 10% (determined in increments of 1%) of the amount credited to his Dennison ESOP Account (including diversified amounts not held in Company Stock) in one lump sum distribution in the form of cash or stock to the extent permitted by Section 11.3(b)(i) in accordance with Section 11.3(a) and the Rules of the Plan. Only one such distribution may be made by a Participant in any Plan Year.
Section E11.3. - Distribution of Accounts
(b)    If the entire amount credited to a Participant’s or Merged Participant’s Accounts exceeds $1,000 (excluding his Rollover Account to the extent it consists of rollover contributions described in Code Section 411(a)(11)(D)), such Participant or Merged Participant may elect to receive the amount credited to his Dennison ESOP Account under any installment option then available under Section 11.3, except that following commencement of payment, such Participant may elect to increase the amount of such installments or the frequency of such installments, or both.
Section E12.2. - Distribution on Death
(a)    Upon the death of a Participant or Merged Participant whose Accounts exceed $5,000, the person or persons designated under subsection (b) may elect to receive the amount credited to such Participant’s Dennison ESOP Account under any installment option then available under Section 11.3, except that following commencement of payment, such person or persons designated under subsection (b) may elect to increase the amount of such installments or the frequency of such installments, or both; provided, however, that such installments shall continue over a period not longer than the life expectancy of such person.
Section E13.1. - Distribution on Resignation or Discharge
(b)    if the Vested amount credited to his Accounts exceeds` $1,000 (excluding his Rollover Account to the extent it consists of rollover contributions described in Code Section 411(a)(11)(D)), payment of his Vested Dennison ESOP Account under any installment option then available under Section 11.3, except that following commencement of payment, such Participant may elect to increase the amount of such installments or the frequency of such installments, or both.
Section E13.2. - Forfeitures
(a)    If a Participant or Merged Participant has a Separation from the Service due to resignation or discharge, the portions of his Dennison ESOP Account which are not Vested shall be forfeited upon the earlier of his receipt of his distribution under this Article or his completion of five consecutive Break in Service Years. Pending application under Section 6.8, forfeitures shall be held in suspense and shall not be commingled with amounts held in suspense under Section 19.4.
(b)    If a Participant or Merged Participant has a Separation from the Service prior to becoming Vested in any portion of his Dennison ESOP Account, a distribution shall be deemed to have occurred upon such Separation from the Service for purposes of subsection (a).
Section E13.3. - Restoration of Forfeitures
If a Participant or Merged Participant whose Dennison ESOP Account is not then fully Vested
(a)    has a Separation from the Service,
(b)    suffers a forfeiture under Section E13.2 of the portion of such Account which is not Vested,
(c)    again becomes an Employee or employed by a Company Affiliate before he has five consecutive Break in Service Years, and
(d)    repays to the Plan the full amount, if any, distributed to him from such Accounts before the end of his fifth consecutive Break in Service Year or, if earlier, the fifth anniversary of his reemployment, then the amount forfeited under Section E13.2 by such Participant or Merged Participant shall be restored to his Dennison ESOP Account, applying forfeitures pending application under Section 6.8 and Company contributions, in that order, as necessary.
Section E15.3. - Vesting
(a)    For any Plan Year in which the Plan is Top Heavy, the Vested percentage of the Dennison ESOP Account of each Participant or Merged Participant who completes an Hour of Service in such Plan Year shall be the percentage of such Account shown on the following table:

Years of Vesting Service	Vested Percentage
Less than 2	0%
2	20%
3	100%

(b)    The Vested percentage of a Participant’s or Merged Participant’s Dennison ESOP Account shall be not less than the Vested percentage determined as of the last day of the last Plan Year in which the Plan was Top Heavy.
(c)    For any Plan Year in which the Plan is not Top Heavy which follows one or more Plan Years for which the Plan has been Top Heavy, Section E9.1 shall again become applicable as an amendment to the Plan; thus, each Participant or Merged Participant who has had his Vested percentage computed under subsection (a) and who has completed at least one Year of Vesting Service shall be permitted to elect to have his Vested percentage computed in accordance with subsection (a) for such Plan Year and any subsequent Plan Year in which the Plan is no longer Top Heavy. Such Participant or Merged Participant may make such election within an election period beginning no later than the first day of the first Plan Year in which the Plan is no longer Top Heavy and ending no later than the later of
(i)    the sixtieth day of such Plan Year, or
(ii)    a date which is sixty days after the day the Participant or Merged Participant is issued written notice of his right to make such election by the Administrator.
Section E17.1. - Termination of Plan; Discontinuance of Contributions
(a)    (ii)    For each Participant or Merged Participant who is then an Employee or employed by a Company Affiliate with respect to whom the Plan is terminated, the interest in his Dennison ESOP Account, if any, including his interest in the forfeitures (which shall be applied under Section 5.4), shall become fully Vested.
* * * * *
References in the following Sections of the Plan to “Participants” shall be deemed to include Merged Participants:
1.13 (Cash Account), 1.56 (Qualified Holder), 1.67 (Stock Account), 6.4, 6.7, 7.2(g), 8.1, and 19.2.

SUPPLEMENT F
This Supplement contains provisions which modify and supplement the Plan in order to effectuate the merger into the Savings Plan of The Dennison Manufacturing Company Bargaining Unit Employee Stock Ownership Plan, effective as of the close of business on November 30, 1995. It shall apply only to Merged Participants and those who are not Merged Participants only because they are Participants.
The ESOP portion of the Plan shall include the Dennison Bargaining Unit ESOP Accounts.
Section F1.1. - Accounts
“Accounts” of a Participant or Merged Participant shall include his Dennison Bargaining Unit ESOP Account.
Section F1.2. - Change in Control
“Change in Control” shall mean,
(a)    The acquisition (other than from Dennison Manufacturing Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (excluding, for this purpose, Dennison Manufacturing Company or its subsidiaries, or any employee benefit plan of Dennison Manufacturing Company or its subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock of Dennison Manufacturing Company or the combined voting power of the then outstanding voting securities of Dennison Manufacturing Company entitled to vote generally in the election of directors of Dennison Manufacturing Company; or
(b)    Individuals, who as of January 1, 1990, constitute the Board of Directors of Dennison Manufacturing Company (as of January 1, 1990, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of Dennison Manufacturing Company, provided that any person becoming a director subsequent to January 1, 1990 whose election, or nomination for election by the shareholders of Dennison Manufacturing Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Dennison Manufacturing Company, as such terms are sued in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or
(c)    Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of Dennison Manufacturing Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of Dennison Manufacturing Company or of the sale of all or substantially all of the assets of Dennison Manufacturing Company.
Section F1.3. - Dennison Bargaining Unit ESOP

“Dennison Bargaining Unit ESOP” shall mean The Dennison Manufacturing Company Bargaining Unit Employee Stock Ownership Plan.
Section F1.4. - Dennison Bargaining Unit ESOP Account
“Dennison Bargaining Unit ESOP Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the Dennison ESOP into the Savings Plan effective as of the close of business on November 30, 1995.
Section F1.5. - Dennison Bargaining Unit ESOP Participant
“Dennison Bargaining Unit ESOP Participant” shall mean any person who is not a Participant in the Plan and was not a participant in the Savings Plan, but was a Participant in the Dennison Bargaining Unit ESOP, for whom the Company maintains a Dennison Bargaining Unit ESOP Account.
Section F1.6. - Dennison ESOP
“Dennison ESOP” shall mean The Dennison Employee Stock Ownership Plan.
Section F1.8. - Merged Participant
“Merged Participant” shall include a Dennison Bargaining Unit ESOP Participant and a Savings Plan Participant.
Section F1.9. - Normal Retirement Date
“Normal Retirement Date” of a Participant or Merged Participant, but only with respect to his Dennison Bargaining Unit ESOP Account, shall mean the first day of the calendar month coincident with or next following the earlier of
(a)    his sixty-fifth birthday, or
(b)    his fifty-fifth birthday and his completion of five Years of Vesting Service.
Section F1.10. - Savings Plan Participant
“Savings Plan Participant” shall include any person who is not a Participant in the Plan but was a participant in the Savings Plan and the Dennison Bargaining Unit ESOP for whom the Company maintains a Dennison Bargaining Unit ESOP Account and Accounts under the Savings Plan described in Supplement H.
Section F1.11. - Stock Account
“Stock Account” of a Participant or Merged Participant shall include his Dennison Bargaining Unit ESOP Account.
Section F1.12. - Years of Vesting Service
“Years of Vesting Service” shall include all service treated as “Vesting Service” under the provisions of the Dennison Bargaining Unit ESOP as of the close of business November 30, 1995, as well as all service otherwise so treated under the provisions of the Savings Plan and the Plan.

Section F7.2. - Investment Elections (Diversification)
Section 7.2(g) shall apply to each Participant.
Section F9.1. - Vesting of Accounts
(a)    Except as provided in Section F15.3(a) and subsection (b), a Participant’s or Merged Participant’s Dennison Bargaining Unit ESOP Account shall not be Vested until he completes three Years of Vesting Service at which time it shall become fully Vested.
(b)    The interest of a Participant or Merged Participant in his Dennison Bargaining Unit ESOP Account shall become fully Vested upon the earliest to occur of
(i)    it becoming fully Vested under the terms of the Dennison Bargaining Unit ESOP or the Savings Plan,
(ii)    his death while employed by a Company or a Company Affiliate (including his death while performing qualified military service, as required under Code Section 401(a)(37)),
(iii)    his Normal Retirement Date while employed by a Company or a Company Affiliate,
(iv)    his Disability Retirement Date while employed by a Company or a Company Affiliate,
(v)    a Change in Control while employed by a Company or a Company Affiliate, or
(vi)    the termination or discontinuation of the Plan as described in Section 17.1.
Section F9.10. - Withdrawal After Ten Years of Vesting Service
Notwithstanding any contrary provision of the Plan, any Participant or Merged Participant who has accrued ten or more Years of Vesting Service at the end of any Plan Year may, without a Separation from the Service and during his continued participation in the Plan, elect to receive a distribution of up to 10% (determined in increments of 1%) of the amount credited to his Dennison Bargaining Unit ESOP Account in one lump sum distribution in the form of cash or stock to the extent permitted by Section 11.3(b)(i) in accordance with Section 11.3(a).
Section F11.3. - Distribution of Accounts
(b)    If the entire amount credited to a Participant’s or Merged Participant’s Accounts exceeds $1,000 (excluding his Rollover Account to the extent it consists of rollover contributions described in Code Section 411(a)(11)(D)), such Participant or Merged Participant may elect to receive the amount credited to his Dennison Bargaining Unit ESOP Account under any installment option then available under Section 11.3, except that following commencement of payment, such Participant may elect to increase the amount of such installments or the frequency of such installments, or both.

Section F12.2. - Distribution on Death
(a)    Upon the death of a Participant or Merged Participant whose Accounts exceed $5,000, the person or persons designated under subsection (b) may elect to receive the amount credited to such Participant’s Dennison Bargaining Unit ESOP Account under any installment option then available under Section 11.3, except that following commencement of payment, such person or persons designated under subsection (b) may elect to increase the amount of such installments or the frequency of such installments, or both; provided, however, that such installments shall continue over a period not longer than the life expectancy of such person.
Section F13.1. - Distribution on Resignation or Discharge
(b)    if the Vested amount credited to his Accounts exceeds $1,000 (excluding his Rollover Account to the extent it consists of rollover contributions described in Code Section 411(a)(11)(D)), payment of his Dennison Bargaining Unit ESOP Account under any installment option then available under Section 11.3, except that following commencement of payment, such Participant may elect to increase the amount of such installments or the frequency of such installments, or both.
Section F13.2. - Forfeitures
(a)    If a Participant or Merged Participant has a Separation from the Service due to resignation or discharge, the portions of his Dennison Bargaining Unit ESOP Account which are not Vested shall be forfeited upon the earlier of his receipt of his distribution under this Article, or his completion of five consecutive Break in Service Years. Pending application under Section 6.8, forfeitures shall be held in suspense and shall not be commingled with amounts held in suspense under Section 19.4.
(b)    If a Participant or Merged Participant has a Separation from the Service prior to becoming Vested in any portion of his Dennison Bargaining Unit ESOP Account, a distribution shall be deemed to have occurred upon such Separation from the Service for purposes of subsection (a).
Section F13.3. - Restoration of Forfeitures
If a Participant or Merged Participant whose Dennison Bargaining Unit ESOP Account is not then fully Vested
(a)    has a Separation from the Service,
(b)    suffers a forfeiture under Section F13.2 of the portion of such Account which is not Vested,
(c)    again becomes an Employee or employed by a Company Affiliate before he has five consecutive Break in Service Years, and
(d)    repays to the Plan the full amount, if any, distributed to him from such Accounts before the end of his fifth consecutive Break in Service Year or, if earlier, the fifth anniversary of his reemployment, then the amount forfeited under Section F13.2 by such Participant or Merged Participant shall be restored to his Dennison Bargaining Unit ESOP Account, applying forfeitures pending application under Section 6.8 and Company contributions, in that order, as necessary.

Section F15.3. - Vesting
(a)    For any Plan Year in which the Plan is Top Heavy, the Vested percentage of the Dennison Bargaining Unit ESOP Account of each Participant or Merged Participant who completes an Hour of Service in such Plan Year shall be the percentage of such Account shown on the following table:

Years of Vesting Service	Vested Percentage
Less than 2	0%
2	20%
3	100%

(b)    The Vested percentage of a Participant’s or Merged Participant’s Dennison Bargaining Unit ESOP Account shall be not less than the Vested percentage determined as of the last day of the last Plan Year in which the Plan was Top Heavy.
(c)    For any Plan Year in which the Plan is not Top Heavy which follows one or more Plan Years for which the Plan has been Top Heavy, Section F9.1 shall again become applicable as an amendment to the Plan; thus, each Participant or Merged Participant who has had his Vested percentage computed under subsection (a) and who has completed at least one Year of Vesting Service shall be permitted to elect to have his Vested percentage computed in accordance with subsection (a) for such Plan Year and any subsequent Plan Year in which the Plan is no longer Top Heavy. Such Participant or Merged Participant may make such election within an election period beginning no later than the first day of the first Plan Year in which the Plan is no longer Top Heavy and ending no later than the later of
(i)    the sixtieth day of such Plan Year, or
(ii)    a date which is sixty days after the day the Participant or Merged Participant is issued written notice of his right to make such election by the Administrator.
Section F17.1. - Termination of Plan; Discontinuance of Contributions
(a)    (ii)    For each Participant or Merged Participant who is then an Employee or employed by a Company Affiliate with respect to whom the Plan is terminated, the interest in his Dennison Bargaining ESOP Account, if any, including his interest in the forfeitures (which shall be applied under Section 5.4), shall become fully Vested.
* * * * *
References in the following Sections of the Plan to “Participants” shall be deemed to include Merged Participants:
1.13 (Cash Account), 1.56 (Qualified Holder), 1.67 (Stock Account), 6.4, 6.7, 7.2(g), 8.1, and 19.2.

SUPPLEMENT G
This Supplement contains provisions which modify and supplement the Plan in order to effectuate the merger into the Savings Plan of The Avery Dennison Office Products Company Pre-Tax Investment Plus Plan, effective as of the close of business November 30, 1995. It shall apply only to Merged Participants and those who are not Merged Participants only because they are Participants.
Pursuant to this merger, amounts held in the “Deferred Compensation Account,” “Matching Account,” “Qualified Account” and “Rollover Account” of each Participant and Merged Participant under the ADOPCo 401(k) Plan were merged into the Unmatched PTS Account, Company Contributions Account, Qualified Account and ADOPCo 401(k) Rollover Account, respectively, under the Savings Plan.
The profit-sharing portion of the Plan shall include the ADOPCo 401(k) Rollover Accounts.
Section G1.1. - Accounts
“Accounts” of a Participant or Merged Participant shall include his ADOPCo 401(k) Rollover Account.
Section G1.2. - ADOPCo 401(k) Participant
“ADOPCo 401(k) Participant” shall mean any person who is not a Participant in the Plan and was not a participant in the Savings Plan but was a participant in the ADOPCo 401(k) Plan, for whom the Company maintains an ADOPCo 401(k) Rollover Account.
Section G1.3. - ADOPCo 401(k) Plan
“ADOPCo 401(k) Plan” shall mean The Avery Dennison Office Products Company Pre-Tax Investment Plus Plan.
Section G1.4. - ADOPCo 401(k) Rollover Account
“ADOPCo 401(k) Rollover Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the ADOPCo 401(k) Plan into the Savings Plan effective as of the close of business November 30, 1995.
Section G1.5. - Merged Participant
“Merged Participant” shall include an ADOPCo 401(k) Participant and a Savings Plan Participant.
Section G1.6. - Savings Plan Participant
“Savings Plan Participant” shall include any person who is not a Participant in the Plan but was a participant in the Savings Plan and the ADOPCo 401(k) Plan for whom the Company maintains an ADOPCo 401(k) Rollover Account and Accounts under the Savings Plan described in Supplement H.
Section G9.3. - Withdrawals from ADOPCo 401(k) Rollover Accounts
G-1

A Participant or Merged Participant who is an Employee may elect in accordance with the Rules of the Plan to make a lump sum withdrawal of all or any portion of the amount credited to his ADOPCo 401(k) Rollover Account.
Section G9.6. - Withdrawals Upon Attainment of Age Fifty Nine and One Half
A Participant or Merged Participant who remains in the employ of the Company after attaining age fifty-nine and one-half may elect in accordance with the Rules of the Plan to receive a distribution of all or any portion of his ADOPCo 401(k) Rollover Account in one lump sum. Such distributions shall not be made more frequently than at twelve month intervals.
Section G16.12. - Loans to Participants and Merged Participants
A Participant or Merged Participant may borrow against his ADOPCo 401(k) Rollover Account with the approval of the Administrator in accordance with the provisions of subsection 16.12(b).
G-2

SUPPLEMENT H
This Supplement contains provisions which modify and supplement the Plan in order to effectuate the merger of the Savings Plan into the Plan, effective following the close of business on November 30, 1997. It shall apply only to Merged Participants and those who are not Merged Participants only because they are Participants.
Pursuant to this merger, amounts held in the “Pre-Tax Savings (“PTS”) Account,” the “After-Tax Savings (“ATS”) Account,” the “Qualified Account” (which shall consist of the “Qualified Company Contribution Account” and the “Qualified ESOP Account”), the “Rollover Account,” the “ESOP Account,” the “Company Contributions Account,” and the “Prior Account” of each Participant and Merged Participant under the Savings Plan will be held in the “Pre-Tax Savings (“PTS”) Account,” the “After-Tax Savings (“ATS”) Account,” the “Qualified Account,” the “Rollover Account,” the “ESOP Account,” the “Company Contributions Account,” and the “Prior Account,” respectively, under the Plan.
The profit-sharing portion of the Plan shall include all Accounts other than the ESOP Accounts and the Qualified ESOP Accounts which shall be a part of the ESOP portion of the Plan.
Section H1.1. - Accounts
“Accounts” of a Participant or Merged Participant may include his Company Contributions Account, Qualified Company Contribution Account and his Prior Account.
Section H1.2. - Company Contributions Account
“Company Contributions Account” of a Participant shall mean his individual account in the Trust Fund established in accordance with Section H6.2(a).
Section H1.3. - ESOP Effective Date
The “ESOP Effective Date” shall be March 1, 1989.
Section H1.4. - Leveraged Company Stock
“Leveraged Company Stock” shall include Company Stock treated as “Leveraged Company Stock” under the provisions of the Savings Plan as of its merger into the Plan.
Section H1.5. - Merged Participant
“Merged Participant” shall include a Savings Plan Participant.
Section H1.6. - Prior Account
“Prior Account” of a Participant or Merged Participant shall mean his account as of November 30, 1976 under the Savings Plan as constituted on that date together with such other accounts, received by the Savings Plan in a trust-to-trust transfer, as the Administrator designated, each as adjusted from time to time in accordance with Section 8.2.
Section H1.7. - Qualified Account
“Qualified Account” of a Participant or Merged Participant shall mean his individual account in the Trust Fund, if any, established in accordance with Section H6.2(b) pursuant to Sections 1.55 and 6.10.

Section H1.8. - Qualified Company Matching Account
“Qualified Company Matching Account” shall mean the portion of his Qualified Company Contributions Account established in accordance with Section H6.2(b).
Section H1.9. - Qualified Company Non-Matching Account
“Qualified Company Non-Matching Account” shall mean the portion of his Qualified Company Contributions Account established in accordance with Section H6.2(b).
Section H1.10. - Savings Plan Participant
“Savings Plan Participant” shall mean any person who is not a Participant in the Plan, but was a participant in the Savings Plan prior to the Merger, for whom the Company maintains Accounts as described in this Supplement or for whom the Company may maintain other Accounts described in Supplements A-G because he also participated in the PAYSOP, the White Graphic Plan, the Kingsbacher-Murphy Plan, a Dennison 401(k) Plan, the Dennison ESOP, the Dennison Bargaining Unit ESOP or the ADOPCo 401(k) Plan.
Section H3.5. - Deferral Percentage Failsafe Provisions
(a)    (ii)    To the extent permitted by Code Section 401(a)(4) and Treas. Reg. § 1.401(k)-1(b)(5) (which are incorporated herein by this reference), the Company may make additional contributions
A    to the Qualified Company Non-Matching Accounts, or,
B    to be applied to payment of Current Obligations
with the condition that the contributions under subparagraph A, or the shares of Company Stock released from the Suspense Account pursuant to Sections 6.6 and 6.7 by reason of the contributions under subparagraph A, or shall be allocated to the Qualified Company Non-Matching Accounts of certain Participants in inverse order of Compensation received in the Plan Year in question (lowest compensated Participant receiving the first allocation) with each Participant who receives an allocation receiving the maximum allocation permitted by Code Section 415 before any Participant with greater Compensation receives any allocation, until such contribution is fully allocated.
(iii)    Amounts otherwise to be credited under Section H6.2(b) to Company Contributions Accounts for such Plan Year shall be credited instead to Qualified Company Matching Accounts of the Participants in question.
Section H6.2. - Company Contributions Account; Qualified Company Contributions Account
(a)    The Administrator shall maintain a Company Contributions Account for each Participant or Merged Participant, to which shall be credited the amounts allocated thereto under the Savings Plan with respect to all periods prior to the ESOP Effective Date and to which shall be credited or debited amounts determined under Section 8.2.
(b)    The Administrator shall maintain a Qualified Company Contributions Account for each Participant or Merged Participant consisting of a Qualified Company Matching Account and a Qualified Company Non-Matching Account to which shall be credited the amounts allocated thereto under Sections H6.10(b)(iii) and (iv) and H3.5(d)(ii) and (iii) and to which shall be credited or debited amounts deferred under Section 8.2.

Section H7.2 - Investment Elections (Diversification)
Section 7.2(g) shall apply to any Participant.
Section H6.10. - Contribution Percentage Fail-Safe Provisions
(b)(iii)    To the extent permitted by Code Section 401(a)(4) and Treas. Reg. § 1.401(m)-1(b)(5) (which are incorporated herein by this reference), the Company may make an additional contribution
A    to the Qualified Company Non-Matching Accounts, or
B    to be applied to payment of Current Obligations
with the condition that the contributions under subparagraph A, or the shares of Company Stock released from the Suspense Account pursuant to Sections 6.6 and 6.7 by reason of the contributions under subparagraph A, shall be allocated to the Qualified Company Matching Accounts of Participants in inverse order of Compensation received in the Plan Year in question (lowest compensated Participant receiving the first allocation) with each Participant who receives an allocation receiving the maximum allocation permitted by Code Section 415 before any Participant with greater Compensation receives any allocation, until such contribution is fully allocated.
(iv)    To the extent permitted by Code Section 401(a)(4), amounts otherwise to be credited under Section H6.2 to Company Contributions Accounts for such Plan Year shall be credited instead to Qualified Company Matching Accounts of the Participants in question.
Section H9.2. - Unrestricted Withdrawals
Subject to the Rules of the Plan, once each Plan Year and, if the Administrator determines that a Hardship has occurred, on one additional occasion in such Plan Year, a Participant or Merged Participant who has not incurred a Separation from the Service may withdraw up to one hundred percent of the following Accounts in the following order with no amounts withdrawn from a later designated Account until all earlier designated Accounts are exhausted:
(a)    ATS Account. Withdrawals from such Accounts shall be at least one thousand dollars or, if less, the amount of such Accounts.
(b)    Company Contributions Account.
Section H9.6. - Withdrawals Upon Attainment of Age Fifty-Nine and One Half
A Participant or Merged Participant who remains in the employ of the Company after attaining age fifty-nine and one-half may elect in accordance with the Rules of the Plan to receive a distribution of all or any portion of his Company Contributions Account or his Qualified Account in one lump sum. Such distributions shall not be made more frequently than at twelve month intervals.
Section H16.12. - Loans to Participants or Former Participants
(a)    A Participant or Merged Participant (“Borrower”) may borrow against his Company Contributions Account, Qualified Account or Prior Account and/or other Accounts with the approval of the Administrator in accordance with the provisions of subsection (b).

(vii)    The Vested percentage of a Borrower’s Company Contributions Account, Qualified Account or Prior Account which is made available for borrowing shall not be higher for Participants or Merged Participants who are Highly Compensated Employees, officers or shareholders than for other Borrowers.

* * * * *

References in the following Sections of the Plan to “Participants” shall be deemed to include Merged Participants:

1.13 (Cash Account), 1.56 (Qualified Holder), 1.67 (Stock Account), 6.4, 6.7, 7.2(g), 8.1, and 19.2

SUPPLEMENT I
This Supplement contains provisions which modify and supplement the Plan in order to document the dormant SHARE Accounts under the Plan after the Merger. It shall apply only to Participants and SHARE Participants who participated in the Plan prior to the Merger.
The ESOP portion of the Plan shall include the SHARE Accounts.
Section I1.1. - Accounts
“Accounts” of a Participant or SHARE Participant shall include his SHARE Account.
Section I1.2. - Defined Benefit Plan
“Defined Benefit Plan” at any time shall mean Appendix B to the Avery Dennison Pension Plan as then constituted, or its successor.
Section I1.3. - Leveraged Company Stock
“Leveraged Company Stock” shall include Company Stock treated as “Leveraged Company Stock” under the provisions of the Plan in effect prior to the Merger.
Section I1.4. - SHARE Participant
“SHARE Participant” shall mean any person who is not a Participant in the Plan, but was a Participant in the Plan prior to the Merger, for whom the Company maintains a SHARE Account.
Section I1.5. - SHARE Account
“SHARE Account” shall mean the individual dormant SHARE Cash Account and the individual dormant SHARE Stock Account established for a Participant or SHARE Participant effective as of the Merger.
Section I1.5A. - SHARE Account Election
(a)    A “SHARE Account Election” of an eligible Participant, SHARE Participant or Surviving Spouse (as described in subsection (b)) shall mean his election (including a default election) during the SHARE Account Election Period either
(i)    to transfer his SHARE Account to the Defined Benefit Plan (a “SHARE Account Transfer”), or
(ii)    to receive his SHARE Account from the Plan in one lump sum payment when he qualifies under Article XI, XII or XIII and Sections I11.3, I12.3 or I13.1 of Supplement I (a “SHARE Account Payment”). A SHARE Account Payment election will result in the “ESOP Reduction” as defined under the Defined Benefit Plan.
(b)    Eligibility. The following individuals with SHARE Accounts shall be eligible to make a SHARE Account Election during the SHARE Account Election Period:
(i)    Active Participant. Each Active Participant with a SHARE Account.
(ii)    SHARE Participant. Each SHARE Participant who

a    had attained age sixty-five as of his Separation from the Service,
b    had attained age fifty-five as of his Separation from the Service, or
c    is younger than age fifty-five as of his Separation from the Service and, effective December 29, 2013, whose Vested Account balance exceeds $1,000 and benefit under the Defined Benefit Plan may not be involuntarily cashed out under the provisions of Section 4.17 thereof.
(iii)    Surviving Spouse. Each Surviving Spouse of either an Active Participant or a SHARE Participant whose Separation from the Service is due to his death and whose SHARE Account (together with amounts credited to all other Plan Accounts of the deceased Participant) exceeds $5,000 as of December 29, 2013.
(iv)    Certain Alternate Payees. Each alternate payee with a SHARE Account, provided that the relevant qualified domestic relations order allows the alternate payee to make such election.
(c)    Valuations. For purposes of the SHARE Account Transfer and the ESOP Reduction, the SHARE Account shall be valued in accordance with Section I8.1(c). For purposes of the SHARE Account Payment, the SHARE Account shall be valued in accordance with Section I8.1(d).
(d)    Timing of Transfer and ESOP Reduction. The SHARE Account Transfer or the ESOP Reduction described in subsection (a) shall be accomplished as soon as administratively feasible after the SHARE Account Election Period ends and valuation of his SHARE Account under subsection (c).
(e)    Excess Amount after Transfer to Defined Benefit Plan. If an election for the SHARE Account Transfer would cause the benefit under the Defined Benefit Plan to exceed either the limitations of Code Section 415(b)(1) or the “Formula Amount” (as defined in the Defined Benefit Plan), then that excess portion of his SHARE Account shall not be transferred to the Defined Benefit Plan but, to the extent allowed under Code Section 415, shall be retained by this Plan on behalf of the Participant, Surviving Spouse or other Beneficiary under Section I11.3, I12.3 or I13.1 (the “Excess Distribution”).
(f)    SHARE Account Election Limitation. No Participant, SHARE Participant or Surviving Spouse shall be eligible to make or change a SHARE Account Election after the SHARE Account Election Period ends.
(g)    Default. If a Participant, SHARE Participant or Surviving Spouse with a SHARE Account fails to make a SHARE Account Election during the SHARE Account Election Period, then he shall be deemed to have elected a SHARE Account Payment.
(h)    QDRO. Any election under subsection (a) shall conform to the requirements of the QDRO which may either require the Participant or SHARE Participant to elect the SHARE Account Transfer or the SHARE Account Payment. Any QDRO approved by the Administrator or its delegate after the Participant’s SHARE Account Election Period shall be subject to such Participant’s SHARE Account Election.
Section I1.5B. - SHARE Account Election Period

The “SHARE Account Election Period” means that certain period in 2014 beginning on the date the SHARE Account Election forms are mailed to the Participant, SHARE Participant or Surviving Spouse and ending at least 60-days after that date during which he is eligible to make a SHARE Account Election, as determined by the Administrator in a uniform and nondiscriminatory manner. No SHARE Account Elections may be made or changed after the individual’s SHARE Account Election Period ends. All SHARE Account Election Periods ended in 2014.
Section I1.6. - SHARE Cash Account
“SHARE Cash Account” shall mean a dormant sub-account established and maintained for each Participant or SHARE Participant under Section I6.2(d) for purposes of holding and accounting for assets other than Company Stock held in the Trust Fund and allocated to Participants and SHARE Participants prior to the Merger.
Section I1.7. - SHARE Stock Account
“SHARE Stock Account” of a Participant or SHARE Participant shall mean the dormant account established and maintained for each Participant and SHARE Participant under Section I6.2(d) for purposes of holding and accounting for Company Stock held in the Trust Fund and allocated to Participants and SHARE Participants prior to the Merger.
Section I1.8. - Stock Account
“Stock Account” of a Participant or SHARE Participant shall include his SHARE Account.
Section I6.2. - SHARE Account
(d)    The Administrator shall maintain a dormant SHARE Account for each Participant or SHARE Participant to which shall be credited the amounts allocated thereto under the Plan with respect to all periods prior to the Merger and to which shall be credited or debited amounts determined under Section 8.2.
Section I6.7. - Release and Allocation of Leveraged Company Stock
No Leveraged Company Stock shall be released and allocated to SHARE Stock Accounts pursuant to this Section on or after December 1, 1997.
Section I6.8. - Allocation of Forfeitures; Accounting for Forfeitures
(b)    Except as provided in Section 19.4(a), Participants who are Employees at the end of the Plan Year in question and who have SHARE Accounts maintained for them under the Plan shall also share in amounts forfeited from SHARE Cash Accounts and SHARE Stock Accounts under Sections I12.2(b)(iii), I13.2 and I15.8 in proportion to their Compensation received in such Plan Year while Active Participants.
(c)    The aggregate shares of Company Stock forfeited under Sections I12.2(b)(iii), I13.2 and I15.8 from SHARE Stock Accounts shall be reallocated under subsection (b) in shares and fractional shares and credited to Participant’s SHARE Stock Accounts.
(d)    The aggregate amounts forfeited under Sections I12.2(b)(iii), I13.2 and I15.8 from Cash Accounts shall be reallocated under subsection (b) and credited to Participant’s SHARE Cash Accounts.
Section I6.12. - Retirement Fund

(a)    The Administrator shall establish a subfund in the Trust Fund designated the “Retirement Subfund.”
(b)    If the Participant, SHARE Participant or Surviving Spouse elects the SHARE Account Transfer, then effective as soon as administratively feasible after the SHARE Account Election Period ends and the valuation of his SHARE Account under Section I8.1(c) has been completed,
(i)    such Participant’s, SHARE Participant’s or Surviving Spouse’s SHARE Account balance shall be reduced by the amount of such SHARE Account so transferred to the Defined Benefit Plan in accordance with Section I8.1(c), and
(ii)    assets with such value, determined pursuant to Article VIII and Section I8.1, equal to the portion of his SHARE Account so transferred shall become an asset of the Retirement Subfund of the Trust Fund to be held by that certain trust fund established under the Avery Dennison Pension Plan (the “Pension Plan Trust Fund”).
(c)    To the extent that the SHARE Account holds any shares of Company Stock and the SHARE Account will be transferred to the Retirement Subfund in a SHARE Account Transfer, such shares of Company Stock shall be exchanged for cash as soon as possible.
(d)    The Retirement Subfund shall be eliminated after the final transfer to the Pension Plan Trust Fund after the SHARE Account Election Period in accordance with Section I1.5A(d).
Section I7.2 - Investment Elections (Diversification)
Section 7.2(g) shall apply to each Participant.
Section I8.1. - Determination of Values
(b)    (ii)    C    For purposes of a Participant’s or SHARE Participant’s exercise of his put option rights (if applicable) under Article XVII or for purposes of valuing Company Stock in the lump sum distribution under Section I11.3, I12.2, I12.3 or I13.1 with respect to his SHARE Account, such Leveraged Company Stock shall be valued as of the end of the most recent Plan Year.
(c)    Valuation for SHARE Account Transfer/ESOP Reduction. The valuation of Company Stock (or diversified amounts not held in Company Stock) in the SHARE Account of a Participant, SHARE Participant or Surviving Spouse for purposes of implementing either the SHARE Account Transfer or, if he elected the SHARE Account Payment, his “ESOP Reduction” under the Defined Benefit Plan, shall occur as of
(i)    the close of business on December 31, 2010, or
(ii)    the close of the last business day of the month in which the SHARE Account Election Period ends;
whichever of the two dates (described in paragraph (i) or (ii)) yields the lesser value when expressed as the “actuarial equivalent” of a single life annuity (as defined in the Defined Benefit Plan).
(d)    Valuation for SHARE Account Payment and Excess Distribution. Notwithstanding subsection (c), if a Participant, SHARE Participant or Surviving Spouse makes (or is defaulted into) the SHARE Account Election

(i)    to receive the SHARE Account Payment or
(ii)    for the SHARE Account Transfer but there are funds for an Excess Distribution, then his SHARE Account distribution shall be valued as of the Valuation Date associated with his distribution election under Section I11.3, I12.2, I12.3 or I13.1.
(e)    Valuations of SHARE Accounts pursuant to an assignment to an alternate payee under a QDRO or otherwise shall not be made as of any date before December 1, 1998.
Section I9.1. - Vesting of Accounts
(b)    Except as provided in Section I14.3(a) and subsection (c), a Participant’s or SHARE Participant’s SHARE Account shall not be Vested until he completes five Years of Vesting Service at which time it shall become fully Vested.
(c)    The interest of a Participant in his SHARE Account shall become fully Vested upon the earliest to occur of
(i)    his death while employed by a Company or a Company Affiliate (including his death while performing qualified military service, as required under Code Section 401(a)(37)),
(ii)    his sixty-fifth birthday while employed by a Company or a Company Affiliate, or
(iii)    the termination or discontinuation of the Plan as described in Section 17.1.
Section I11.3. - Normal or Disability Retirement: SHARE Accounts
(a)    A Participant or SHARE Participant who elects a SHARE Account Transfer shall not be eligible to receive any portion of his SHARE Account upon his Normal or Disability Retirement unless there is an Excess Distribution after such transfer as described in Section I1.5A(e).
(b)    A Participant or SHARE Participant who elects or is defaulted into a SHARE Account Payment or who has an Excess Distribution as described in Section I1.5A(e) shall receive his SHARE Account or his Excess Distribution, as applicable, together with his other Accounts, as described in Section 11.3(a) or (b), as applicable.
Section I12.2. - Distribution of SHARE Accounts on Death
(a)    Subject to Sections I12.3 and 16.15, upon the death of a Participant or SHARE Participant, the Vested amount credited to his SHARE Account (as determined under Section I9.1), together with his other Accounts, shall be paid in one lump sum distribution in cash or in whole shares of Company Stock (except that the equivalent of any fractional share shall be distributed in cash at fair market value as most recently determined under Article VIII) to the person or persons entitled thereto under subsection (b). However, another method of distribution may be permitted and elected under Section I12.3.
(b)    Distribution under subsection (a) shall be made not later than ninety days following such Participant’s death (or such longer reasonable period as is permitted under Treas. Reg. §1.401(a)-20 A-3(b)(1)) to his then Surviving Spouse, if any, except to the extent, if any, to which such Surviving Spouse has consented under Section 12.1(c) to the designation of other beneficiaries and otherwise (such as if such Participant had not designated a Beneficiary before his death), to the person or persons of highest priority who survive him by at least thirty days determined as follows:
(i)    First, to his then surviving highest priority Beneficiary or Beneficiaries, if any.
(ii)    Second, effective for deaths occurring after December 31, 2016, to his estate.
(iii)    Third, to Participants in the Plan (to be reallocated in accordance with Section I6.8).
Section I12.3 – Payment Methods and Elections for SHARE Accounts
(a)    Surviving Spouse Beneficiary.
(i)    $5,000 or Less. If the deceased Participant’s or SHARE Participant’s Vested Account balance is $5,000 or less, then the Surviving Spouse shall receive his Vested Account balance, including his SHARE Account, in one lump sum within the limits described in I12.2(b).
(ii)    Over $5,000. If the deceased Participant’s or SHARE Participant’s Vested Account balance exceeds $5,000, then the Surviving Spouse shall make a SHARE Account Election during his SHARE Account Election Period.
(A)    If he elects a SHARE Account Transfer, then no distribution shall be made from his SHARE Account unless there is an Excess Distribution after such transfer as described in Section I1.5A(e).
(B)    If he elects (including a default election) a SHARE Account Payment or he has an Excess Distribution, then his SHARE Account or Excess Distribution (as applicable), along with the rest of his Vested Account balance, shall be distributed in any option permitted under Section 11.3(b), as the Spouse elects within the limits described in Section 12.3(c).
(iii)    If the Participant or SHARE Participant dies after making his SHARE Account Election but before his distribution begins, the Surviving Spouse shall be bound by the Participant’s SHARE Account Election. However, if the Participant or SHARE Participant elects (including a default election) a SHARE Account Payment or he has an Excess Distribution and the value of his Vested Account balance exceeds $5,000 upon his death, then he may elect payment of his Vested Account balance, including his SHARE Account, in any option permitted under Section 11.3 within the limits described in Section 12.3(c).
(b)    Non-Spousal Beneficiary.
(i)    The Participant’s or SHARE Participant’s Beneficiary shall receive his Vested Account balance, including his SHARE Account, in one lump sum as described in I12.2(b) except as provided in paragraph (ii).
(ii)    If the Participant or SHARE Participant dies after making his SHARE Account Election but before his distribution begins, his Beneficiary shall be bound by such Participant’s SHARE Account Election. However, if the Participant or SHARE Participant elects (including a default election) to receive a SHARE Account Payment or has an Excess

Distribution under Section I1.5A(e), then his SHARE Account or Excess Distribution (as applicable), including his other Accounts, shall be distributed in one lump sum as described in Section 12.2(a). However, if the Participant or SHARE Participant made the election described in subsection (c)(ii) and the value of his Vested Account balance exceeds $5,000 upon his death, the Beneficiary may receive any form of payment permitted under Section 11.3(b) within the limits of Section 12.3(c).
(c)    Participant Election.
(i)    As described in subsections (a)(iii) and (b)(ii) above, the Participant’s or SHARE Participant’s Spouse or other Beneficiary shall be bound by the Participant’s SHARE Account Election.
(ii)    Subject to Section 11.4, a Participant or SHARE Participant may elect on the form provided by the Administrator for Beneficiary designations that, in lieu of the immediate lump sum payment described in subsection 12.2(a), his Vested Account balance, including his SHARE Account Payment or Excess Distribution (as applicable), may be made under any option available under Section 11.3 (within the limits described in Section 12.3(c)) as the Participant shall elect, provided that his Vested Account balance exceeds $5,000 upon his death.
Section I13.1. - Resignation or Discharge: SHARE Accounts
(a)    A Participant or SHARE Participant who elects a SHARE Account Transfer shall not be eligible to receive any portion of his SHARE Account upon his resignation or discharge unless there is an Excess Distribution after such transfer as described in Section I1.5A(e).
(b)    A Participant or SHARE Participant who elects or is defaulted into a SHARE Account Payment or has an Excess Distribution as described in Section I1.5A(e), shall receive his Vested Account balance, including his SHARE Account or Excess Distribution, as applicable, as described in 13.1(a)(i) or 13.1(b), as applicable.
Section I13.2. - Forfeitures
(a)    If a Participant or SHARE Participant has a Separation from the Service due to resignation or discharge, the portion of his SHARE Account which is not Vested shall be forfeited upon the earlier of his receipt of his distribution under this Article or his completion of five consecutive Break in Service Years. Pending reallocation under Section I6.8, forfeitures shall be held in suspense and shall not be commingled with amounts held in suspense under Section 19.4(b).
(b)    If a Participant or SHARE Participant has a Separation from the Service prior to becoming Vested in any portion of his SHARE Account under Section I9.1(b), a distribution shall be deemed to have occurred upon such Separation from the Service for purposes of subsection (a).
Section I13.3. - Restoration of Forfeitures
If a Participant or SHARE Participant whose SHARE Account is not then fully Vested
(a)    has a Separation from the Service,
(b)    suffers a forfeiture of the portions of such Accounts which are not Vested,

(c)    again becomes an Employee or employed by a Company Affiliate before he has five consecutive Break in Service Years, and
(d)    repays to the Plan the full amount, if any, distributed to him from such Accounts before the end of five consecutive Break in Service Years commencing after his distribution, or, if earlier, the fifth anniversary of his reemployment, then the amount forfeited under Section I13.2 by such Participant shall be restored to his SHARE Account, applying forfeitures pending reallocation and Company contributions, in that order, as necessary.
Section I14.3. - Vesting
(a)    For any Plan Year in which the Plan is Top Heavy, the Vested percentage of the SHARE Account of each Participant or SHARE Participant who completes an Hour of Service in such Plan Year shall be the percentage of such Account shown on the following table:

Years of Vesting Service	Vested Percentage
less than 2	0%
2	20%
3	40%
4	60%
5	100%

(b)    The Vested percentage of a Participant’s or SHARE Participant’s SHARE Account shall be not less than the Vested percentage determined as of the last day of the last Plan Year in which the Plan was Top Heavy.
Section I15.8. - Effect of Delay or Failure to Ascertain Amount Distributable or to Locate Distributes
(b)    If, within one year after a Participant or SHARE Participant has a Separation from the Service, the Administrator, in the exercise of due diligence, has failed to locate him (or if such Separation from the Service is by reason of his death, has failed to locate the person entitled to his Vested SHARE Account under Section I12.2), his entire distributable interest in the Plan shall be forfeited and reallocated under Section I6.8; provided, however, that if the Participant (or in the case of his death, the person entitled thereto under Section I12.2) makes proper claim therefor, the amount so forfeited shall be restored to the Participant’s SHARE Account, applying forfeitures pending reallocation, Company contributions and unallocated earnings and gains of the Trust Fund, in that order, as necessary.
Section I17.1. - Termination of Plan; Discontinuance of Contributions
(a)    (ii)    For each Participant or SHARE Participant who is then an Employee or employed by a Company Affiliate with respect to whom the Plan is terminated, the interest in his SHARE Account, if any, including his interest in the forfeitures (which shall be applied under Section I6.8), shall become fully Vested.
* * * * *
References in the following Sections of the Plan to “Participants” shall be deemed to include SHARE Participants:

1.13 (Cash Account), 1.56 (Qualified Holder), 1.67 (Stock Account), 6.4, 6.7, 7.2(g), 8.1, and 19.2.

SUPPLEMENT J

This Supplement contains provisions which modify and supplement the Plan in order to effectuate the merger of the Bear Rock Technologies 401(k) Profit Sharing Plan into the Plan, effective as of March 31, 2000. It shall apply only to Merged Participants and those who are not Merged Participants only because they are Participants.
Pursuant to this merger, amounts held in the “Elective Deferrals Account,” and “Qualified Matching Contributions Account,” including “Qualified Nonelective Contributions Account,” under the Bear Rock Technologies 401(k) Profit Sharing Plan (the “Bear Rock Plan”) shall be merged into and maintained as a subaccount of the Unmatched PTS Account and Qualified Account, respectively, under the Plan. Amounts held in the “Employer Contributions Account,” “Rollover Contribution Account” and “Matching 401(k) Contribution Account,” established under the Bear Rock Plan shall be maintained in the Bear Rock Employers Contributions Account, Bear Rock Rollover Contributions Account and Bear Rock Matching 401(k) Account under the Plan.
The profit-sharing portion of the Plan shall include the Bear Rock Employer Contributions Account and Bear Rock Rollover Account.
Section J1.1 - Accounts
“Accounts” of a Participant or Merged Participant shall include his Bear Rock Accounts.
Section J1.2 – Bear Rock Accounts
“Bear Rock Accounts” of a Participant or Merged Participant shall mean his accounts established under the Bear Rock Plan, including his Bear Rock Employer Contributions Account, Bear Rock Rollover Contribution Account and his Bear Rock Matching 401(k) Account.
Section J1.3 – Bear Rock Plan
“Bear Rock Plan” shall mean the Bear Rock Technologies 401(k) Profit Sharing Plan.
Section J1.4 – Bear Rock Employer Contributions Account
“Bear Rock Employer Contributions Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the Bear Rock Plan into the Plan, effective as of March 31, 2000.
Section J1.5 – Bear Rock Participant
“Bear Rock Participant” shall mean any person who is not a Participant in the Plan but was a participant in the Bear Rock Plan, for whom the Company maintains a Bear Rock Employer Contributions Account and a Bear Rock Rollover Contribution Account, if any.
Section J1.6 – Bear Rock Matching 401(k) Account
“Bear Rock Matching 401(k) Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the Bear Rock Plan into the Plan, effective as of March 31, 2000.
Section J1.7 – Bear Rock Rollover Contribution Account

“Bear Rock Rollover Contribution Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the Bear Rock Plan into the Plan, effective as of March 31, 2000.
Section J1.8 – Hour of Service
For purposes of Section 1.35, any references to the “Company” with respect to periods before March 31, 2000, shall include Bear Rock Technologies Corp.
Section J1.9 – Merged Participant
“Merged Participant” shall include a Bear Rock Participant.
Section J1.43 – Normal Retirement Date
“Normal Retirement Date” of a Participant or Merged Participant with respect to his Bear Rock Accounts shall mean the first day of the month coincident with or next following his attainment of age 59 ½.
Section J1.75 – Years of Vesting Service
“Years of Vesting Service” shall include all service treated as “Vesting Service” under the provisions of the Bear Rock Plan as of March 31, 2000, as well as all service otherwise so treated under the provisions of the Plan.
Section J9.1 – Vesting of Accounts
(b)    Except as provided in subsection (c), the Vested portion of a Participant’s or Merged Participant’s Bear Rock Employer Contributions Account and Bear Rock Matching 401(k) Account shall be the percentage of such Accounts shown on the following table:

Years of Vesting Service	Vested Percentage
1 (or less)	0%
2	20%
3	40%
4	60%
5	80%
6	100%
(c)    The interest of a Participant or Merged Participant in his Bear Rock Employer Contributions Account and Bear Rock Matching 401(k) Account shall become fully Vested upon the earliest to occur of
(i)    his death while employed by a Company or a Company Affiliate (including his death while performing qualified military service, as required under Code Section 401(a)(37)),
(ii)    his attainment of age 59 ½ while employed by a Company or a Company Affiliate,
(iii)    his Disability Retirement Date while employed by a Company or a Company Affiliate, or

(iv)    the termination or discontinuance of the Plan as described in Section 17.1.
Section J9.3 – Withdrawals from Bear Rock Rollover Contribution Accounts
A Participant or Merged Participant who is an Employee may elect in accordance with the Rules of the Plan to make a lump sum withdrawal of all or any portion of the amount credited to his Bear Rock Rollover Contribution Account.
Section J9.6 – Withdrawals Upon Attainment of Age Fifty-Nine and One Half
A Participant or a Merged Participant who retains in the employ of the Company after attaining age fifty-nine and one-half may elect in accordance with the Rules of the Plan to receive a distribution of all or any portion of his Bear Rock Accounts in one lump sum.
Section J16.12 – Loans to Participants or Former Participants
(a)    A Participant or Merged Participant may borrow against his Bear Rock Accounts with the approval of the Administrator in accordance with the provisions of subsection 16.12(b).

SUPPLEMENT K

This Supplement contains provisions which modify and supplement the Plan in order to effectuate the merger of the Stimsonite Corporation Retirement Plan into the Plan, effective as of September 1, 2000. It shall apply only to Merged Participants and those who are not Merged Participants only because they are Participants.
This Supplement K is hereby amended by deleting Articles KXI, KXII and KXIII and Section K9.8 (together with corresponding definitions in Sections K1.2, K1.3, K1.6 and K1.7) effective as of the 90th day following the date that Participants who have Stimsonite Accounts, Stimsonite Participants (as defined in Section K1.12) and Beneficiaries of such Participants and Stimsonite Participants who are receiving benefits from Stimsonite Accounts have been furnished a summary that reflects the elimination of the alternate forms of payment described thereunder and that satisfies the requirements of 29 CFR 2520.104b-3 (relating to a summary of material modifications).
Pursuant to this merger, amounts held in “Salary Savings Contribution Accounts,” “401(a) Employer Contribution Accounts,” “Rollover Accounts” and “401(k) Employer Match Contribution Accounts,” established under the Stimsonite Plan shall be maintained in Stimsonite Salary Savings Contribution Accounts, Stimsonite 401(a) Employer Contribution Accounts, Stimsonite Rollover Accounts and Stimsonite 401(k) Employer Match Contribution Accounts under the Plan.
The profit-sharing portion of the Plan shall include the Stimsonite 401(a) Employer Contribution Account and Stimsonite Rollover Account.
Section K1.1 - Accounts
“Accounts” of a Participant or Merged Participant shall include his Stimsonite Accounts.
Section K1.2 – [Reserved]
Section K1.3 – [Reserved]
Section K1.4 – Hour of Service
For purposes of Section 1.35, any references to the “Company” with respect to periods before September 1, 2000, shall include Stimsonite Corporation.
Section K1.5 – Merged Participant
“Merged Participant” shall include a Stimsonite Participant.
Section K1.6 – [Reserved]
Section K1.7 – [Reserved]

Section K1.8 – Stimsonite Accounts
“Stimsonite Accounts” of a Participant or Merged Participant shall mean his accounts established under the Stimsonite Plan, including his Stimsonite Salary Savings Contribution Account, Stimsonite 401(a) Employer Contribution Account, Stimsonite Rollover Account and his Stimsonite 401(k) Employer Match Contribution Account.
Section K1.9 – Stimsonite Plan
“Stimsonite Plan” shall mean the Stimsonite Corporation Retirement Plan.
Section K1.10 – Stimsonite 401(a) Employer Contribution Account
“Stimsonite 401(a) Employer Contribution Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the Stimsonite Plan into the Plan, effective as of September 1, 2000.
Section K1.11 – Stimsonite 401(k) Match Employer Contributions Account
“Stimsonite 401(k) Match Contributions Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the Stimsonite Plan into the Plan, effective as of September 1, 2000.
Section K1.12 – Stimsonite Participant
“Stimsonite Participant” shall mean any person who is not a Participant in the Plan but was a participant in the Stimsonite Plan, for whom the Company maintains a Stimsonite 401(a) Employer Contributions Account and a Stimsonite Rollover Contribution Account, if any.
Section K1.13 – Stimsonite Rollover Account
“Stimsonite Rollover Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the Stimsonite Plan into the Plan, effective as of September 1, 2000.
Section K1.14 – Stimsonite Salary Savings Contribution Account
“Stimsonite Salary Savings Contribution Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the Stimsonite Plan into the Plan, effective as of September 1, 2000.
Section K1.75 – Years of Vesting Service
“Years of Vesting Service” shall include all service treated as “Vesting Service” under the provisions of the Stimsonite Plan as of September 1, 2000, as well as all service otherwise so treated under the provisions of the Plan.
Section K9.1 – Vesting of Accounts
Each Participant’s or Merged Participant’s interest in his Stimsonite Accounts shall be Vested at all times.
Section K9.6 – Withdrawals Upon Attainment of Age 59½

A Participant or Merged Participant who is an Employee and has attained age 59½ may elect in accordance with the Rules of the Plan to make a lump sum withdrawal of all or any portion of the amount credited to his Stimsonite Rollover Account, Stimsonite Salary Savings Contribution Account and Stimsonite 401(k) Employer Match Contribution Account.
Section K9.8 – [Reserved]
Section K16.12 – Loans to Participants or Former Participants
(a)    A Participant or Merged Participant may borrow against his Stimsonite Accounts with the approval of the Administrator in accordance with the provisions of subsection 16.12(b).

SUPPLEMENT L
This Supplement contains provisions which modify and supplement the Plan in order to effectuate the merger of the Dunsirn Industries, Inc. Employee Savings and Retirement Plan into the Plan, effective as of December 31, 2001. It shall apply only to Merged Participants and those who are not Merged Participants only because they are Participants.
Pursuant to this merger, amounts held in “Participant Elective Accounts,” “Participant Accounts” (consisting of employer matching contributions and employer discretionary contributions), “Qualified Non-Elective Accounts” (if any) and “Rollover Accounts” established under the Dunsirn Plan (“Dunsirn Accounts”) shall be maintained in the “Pre-Tax Savings (“PTS”) Accounts,” the “Dunsirn Participant Accounts,” “Qualified Accounts” and “Rollover Accounts” under the Plan.
The profit-sharing portion of the Plan shall include the Dunsirn Participant Accounts.
Section L1.1 - Accounts
“Accounts” of a Participant or Merged Participant shall include his Dunsirn Participant Account.
Section L1.2 – Dunsirn Participant
“Dunsirn Participant” shall mean any person who is not a Participant in the Plan but was a participant in the Dunsirn Plan, for whom the Company maintains Dunsirn Accounts.
Section L1.3 – Dunsirn Plan
“Dunsirn Plan” shall mean the Dunsirn Industries, Inc. Employee Savings and Retirement Plan.
Section L1.4 – Merged Participant
“Merged Participant” shall include a Dunsirn Participant.
Section L1.5 – Years of Vesting Service
“Years of Vesting Service” shall include all service treated as “Vesting Service” under the provisions of the Dunsirn Plan as of December 31, 2001 as well as all service otherwise so treated under the provisions of the Plan.
Section L9.1 – Vesting of Accounts
(a)    Each Participant’s or Merged Participant’s interest in his Dunsirn Participant Account shall be Vested at all times provided that
(i)    he is an Employee on December 31, 2001, or
(ii)    his employment with the Company was involuntarily terminated as a result of the acquisition of the stock of Dunsirn Industries, Inc. by the Company effective as of February 1, 2001.
(b)    Each Merged Participant who is not described in subsection (a) shall be Vested in his Dunsirn Participant Account according to the following schedule:
L-1

Years of Vesting Service	Vested Percentage
less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

Section L9.6 – Withdrawals Upon Attainment of Age 59 ½
A Participant or Merged Participant who remains in the employ of the Company after attaining age 59 ½ may elect in accordance with the Rules of the Plan to receive a lump sum withdrawal of all or any portion of his Dunsirn Accounts.
L-2

SUPPLEMENT M
This Supplement contains provisions which modify and supplement the Plan in order to effectuate the merger of the RVL Packaging, Inc. Salary Savings Plan (the “RVL Packaging Plan”) into the Plan, effective as of December 31, 2003. It shall apply only to Merged Participants from the RVL Packaging Plan and those who are not Merged Participants only because they are Participants.
Pursuant to this merger, amounts held in “Elective Contribution Accounts” and “Qualified Non-Elective Contribution Accounts” (if any) established under the RVL Packaging Plan shall be maintained in a subaccount of the “Pre-Tax Savings (“PTS”) Accounts” and the “Qualified Accounts” respectively, under the Plan. Amounts held in “Matching Contribution Accounts,” “Non-Matching Contribution Accounts” and “Rollover Contribution Accounts” established under the RVL Packaging Plan shall be maintained in the “RVL Packaging Matching Account,” “RVL Packaging Non-Matching Accounts,” and “RVL Packaging Rollover Accounts,” respectively, under the Plan.
The profit-sharing portion of the Plan shall include the RVL Packaging Non-Matching Contribution Accounts and RVL Packaging Rollover Accounts.
Section M1.1 - Accounts
“Accounts” of a Participant or Merged Participant shall include his RVL Packaging Accounts.
Section M1.2 – Early Retirement Date
“Early Retirement Date” shall mean the first day of the calendar month coinciding with or next following the later of the Participant’s or Merged Participant’s attainment of age 55 or his completion of 6 Years of Vesting Service.
Section M1.3 – Employee
“Employee” shall mean for purposes of Section M2.1 of this Supplement M an Employee of RVL Packaging, Inc., a fully owned subsidiary of Avery Dennison Corporation, who satisfies the requirements of Section 1.29 of the Plan and would have been eligible to participate in the RVL Labels Plan had such plan not merged into the Plan.
Section M1.4 – Merged Participant
“Merged Participant” shall include a RVL Packaging Participant.
Section M1.5 – RVL Packaging Accounts
“RVL Packaging Accounts” of a Participant or Merged Participant shall mean his accounts established under the RVL Packaging Plan, including his RVL Packaging Matching Account, RVL Packaging Non-Matching Account, and RVL Packaging Rollover Accounts.
Section M1.6 - RVL Packaging Matching Contribution Account
“RVL Packaging Matching Contribution Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the RVL Packaging Plan into the Plan effective as of December 31, 2003.
Section M1.7 – RVL Packaging Non-Matching Contribution Account

“RVL Packaging Non-Matching Contribution Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the RVL Packaging Plan into the Plan effective as of December 31, 2003.
Section M1.8 – RVL Packaging Participant
“RVL Packaging Participant” shall mean any person who is not a Participant in the Plan but was a participant in the RVL Packaging Plan, for whom the Company maintains RVL Packaging Accounts.
Section M1.9 – RVL Packaging Plan
“RVL Packaging Plan” shall mean the RVL Packaging, Inc. Salary Savings Plan.
Section M1.10 – RVL Packaging Rollover Account
“RVL Packaging Rollover Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the RVL Packaging Plan into the Plan effective as of December 31, 2003.
Section M1.11 – Years of Vesting Service
“Years of Vesting Service” shall include all service treated as “Credited Service” under the provisions of the RVL Packaging Plan as of December 31, 2003 as well as all service otherwise so treated under the provisions of the Plan. Such Service shall be determined in accordance with the rules set forth in Reg. Section 1.410(a)-7(f)(2).
Section M2.1 – Requirements for Participation
(a)    Each Employee on December 31, 2003 who on January 1, 2004 or the first day of the calendar year quarter following such date
(i)    is an Employee
(ii)    is not employed in a Bargaining Unit
shall become a Participant on such day.
Section M9.1 – Vesting of Accounts
(a)    Each Participant’s or Merged Participant’s interest in his RVL Packaging Matching Contribution Account and RVL Packaging Non-Matching Contribution Account shall be Vested at all times provided that
(i)    he is an Employee on December 31, 2003, or
(ii)    his employment with RVL Packaging, Inc. was involuntarily terminated by the Company before December 31, 2003 as a result of the acquisition of the stock of RVL Packaging, Inc. by the Company effective as of November 5, 2002.
(b)    Each Merged Participant who is not described in subsection (a) shall be Vested in his RVL Packaging Matching Contribution Account and RVL Packaging Non-Matching Contribution Account according to the following schedule:

Years of Vesting Service	Vested Percentage
less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

Section M9.3. - Withdrawals from RVL Packaging Rollover Accounts
A Participant who is an Employee may elect in accordance with the Rules of the Plan to make a lump sum withdrawal of all or any portion of the amount credited to his RVL Packaging Rollover Account.
Section M9.6 – Withdrawals Upon Attainment of Age 59 ½
A Participant who remains in the employ of the Company after attaining age 59 ½ may elect in accordance with the Rules of the Plan to receive a lump sum withdrawal of all or any portion of his RVL Packaging Accounts.
Section M12.2 – Distribution on Death
Upon the death of a Participant or Merged Participant, the Vested amount credited to his RVL Packaging Accounts (as determined under Sections 9.1 and M9.1) shall be paid in one lump sum not later than December 31 of the calendar year containing the fifth anniversary of the Participant’s date of death except as otherwise provided in Section 12.3; provided, however, that such Participant’s Accounts (excluding his Rollover Account to the extent it consists of rollover contributions described in Code Section 411(a)(11)(D)) exceed $5,000.
Section M16.12 – Loans to Participants or Former Participants
(a)    A Participant or Merged Participant may borrow against his RVL Packaging Accounts with the approval of the Administrator in accordance with the provisions of Section 16.12(b) of the Plan.

SUPPLEMENT N
This Supplement contains provisions which modify and supplement the Plan in order to effectuate the merger of the RVL Printed Labels 401(k) Plan (the “RVL Labels Plan”) into the Plan, effective as of December 31, 2003. It shall apply only to Merged Participants from the RVL Labels Plan and those who are not Merged Participants only because they are Participants.
Pursuant to this merger, amounts held in “Elective Contribution Accounts” and “Qualified Non-Elective Contribution Accounts” (if any) established under the RVL Labels Plan shall be maintained in a subaccount of the “Pre-Tax Savings (“PTS”) Accounts” and the “Qualified Accounts” respectively, under the Plan. Amounts held in “Matching Contribution Accounts,” “Non-Matching Contribution Accounts” and “Rollover Contribution Accounts” established under the RVL Labels Plan shall be maintained in the “RVL Labels Matching Account,” “RVL Labels Non-Matching Accounts,” and “RVL Labels Rollover Accounts,” respectively, under the Plan.
The profit-sharing portion of the Plan shall include the RVL Labels Non-Matching Contribution Accounts and RVL Labels Rollover Accounts.
Section N1.1 - Accounts
“Accounts” of a Participant or Merged Participant shall include his RVL Labels Accounts.
Section N1.2 – Early Retirement Date
“Early Retirement Date” shall mean the first day of the calendar month coinciding with or next following the later of the Participant’s or Merged Participant’s attainment of age 55 or his completion of 6 Years of Vesting Service.
Section N1.3 – Employee
“Employee” shall mean for purposes of Section N2.1 of this Supplement N an Employee of RVL Printed Labels LLC which is a fully owned subsidiary of RVL Packaging, Inc., a fully owned subsidiary of Avery Dennison Corporation, who satisfies the requirements of Section 1.29 of the Plan and would have been eligible to participate in the RVL Labels Plan had such plan not merged into the Plan.
Section N1.4 – Merged Participant
“Merged Participant” shall include a RVL Labels Participant.
Section N1.5 – RVL Labels Accounts
“RVL Labels Accounts” of a Participant or Merged Participant shall mean his accounts established under the RVL Labels Plan, including his RVL Labels Matching Account, RVL Labels Non-Matching Account, and RVL Labels Rollover Accounts.
Section N1.6 - RVL Labels Matching Contribution Account
“RVL Labels Matching Contribution Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the RVL Labels Plan into the Plan effective as of December 31, 2003.

Section N1.7 – RVL Labels Non-Matching Contribution Account
“RVL Labels Non-Matching Contribution Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the RVL Labels Plan into the Plan effective as of December 31, 2003.
Section N1.8 – RVL Labels Participant
“RVL Labels Participant” shall mean any person who is not a Participant in the Plan but was a participant in the RVL Labels Plan, for whom the Company maintains RVL Labels Accounts.
Section N1.9 – RVL Labels Plan
“RVL Labels Plan” shall mean the RVL Printed Labels 401(k) Plan.
Section N1.10 – RVL Labels Rollover Account
“RVL Labels Rollover Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the RVL Labels Plan into the Plan effective as of December 31, 2003.
Section N1.11 – Years of Vesting Service
“Years of Vesting Service” shall include all service treated as “Credited Service” under the provisions of the RVL Labels Plan as of December 31, 2003 as well as all service otherwise so treated under the provisions of the Plan. Such Service shall be determined in accordance with the rules set forth in Reg. Section 1.410(a)-7(f)(2).
Section N2.1 – Requirements for Participation
(a)    Each Employee on December 31, 2003 who on January 1, 2004 or the first day of the calendar year quarter following such date
(i)    is an Employee
(ii)    is not employed in a Bargaining Unit
shall become a Participant on such day.
Section N9.1 – Vesting of Accounts
(a)    Each Participant’s or Merged Participant’s interest in his RVL Labels Matching Contribution Account and RVL Labels Non-Matching Contribution Account shall be Vested at all times provided that
(i)    he is an Employee on December 31, 2003, or
(ii)    his employment with RVL Printed Labels, LLC was involuntarily terminated by the Company before December 31, 2003 as a result of the acquisition of the stock of RVL Printed Labels, LLC by the Company effective as of November 5, 2002.

(b)    Each Merged Participant who is not described in subsection (a) shall be Vested in his RVL Labels Matching Contribution Account and RVL Labels Non-Matching Contribution Account according to the following schedule:

Years of Vesting Service	Vested Percentage
less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

Section N9.3. - Withdrawals from RVL Labels Rollover Accounts
A Participant who is an Employee may elect in accordance with the Rules of the Plan to make a lump sum withdrawal of all or any portion of the amount credited to his RVL Labels Rollover Account.
Section N9.6 – Withdrawals Upon Attainment of Age 59 ½
A Participant who remains in the employ of the Company after attaining age 59 ½ may elect in accordance with the Rules of the Plan to receive a lump sum withdrawal of all or any portion of his RVL Labels Accounts.
Section N12.2 – Distribution on Death
Upon the death of a Participant or Merged Participant, the Vested amount credited to his RVL Labels Accounts (as determined under Sections 9.1 and N9.1) shall be paid in one lump sum not later than December 31 of the calendar year containing the fifth anniversary of the Participant’s date of death except as otherwise provided in Section 12.3; provided, however, that such Participant’s Accounts (excluding his Rollover Account to the extent it consists of rollover contributions described in Code Section 411(a)(11)(D)) exceed $5,000.
Section N16.12 – Loans to Participants or Former Participants
(a)    A Participant or Merged Participant may borrow against his RVL Labels Accounts with the approval of the Administrator in accordance with the provisions of Section 16.12(b) of the Plan.

SUPPLEMENT O
This Supplement contains provisions which modify and supplement the Plan in order to effectuate the merger of the Avery Dennison Corporation 401(k) Profit Sharing Retirement Plan (the “L&E Plan”) into the Plan, effective as of December 31, 2003. It shall apply only to Merged Participants from the L&E Plan and those who are not Merged Participants only because they are Participants.
Pursuant to this merger, amounts held in “Elective Accounts” and “Qualified Non-Elective Contribution Accounts” and/or “Qualified Matching Contribution Account” (if any) established under the L&E Plan shall be maintained in a subaccount of the “Pre-Tax Savings (“PTS”) Accounts” and the “Qualified Accounts” respectively, under the Plan. Amounts held in “Matching Accounts,” “Discretionary Non-Elective Accounts” and “Rollover Accounts” established under the L&E Plan shall be maintained in the “L&E Matching Account,” “L&E Discretionary Non-Elective Accounts,” and “L&E Rollover Accounts,” respectively, under the Plan.
The profit-sharing portion of the Plan shall include the L&E Discretionary Non-Elective Accounts and L&E Rollover Accounts.
Section O1.1 - Accounts
“Accounts” of a Participant or Merged Participant shall include his L&E Accounts.
Section O1.2 – L&E Accounts
“L&E Accounts” of a Participant or Merged Participant shall mean his accounts established under the L&E Plan, including his L&E Matching Account, L&E Discretionary Non-Elective Account and L&E Rollover Accounts.
Section O1.3 – L&E Discretionary Non-Elective Account
“L&E Discretionary Non-Elective Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the L&E Plan into the Plan effective as of December 31, 2003.
Section O1.4 – L&E Matching Account
“L&E Matching Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the L&E Plan into the Plan effective as of December 31, 2003.
Section O1.5 – L&E Participant
“L&E Participant” shall mean any person who is not a Participant in the Plan but was a participant in the L&E Plan, for whom the Company maintains L&E Accounts.
Section O1.6 – L&E Plan
“L&E Plan” shall mean the Avery Dennison Corporation 401(k) Profit Sharing Retirement Plan.
Section O1.7 – L&E Rollover Account

“L&E Rollover Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the L&E Plan into the Plan effective as of December 31, 2003.
Section O1.8 – Merged Participant
“Merged Participant” shall include a L&E Participant.
Section O1.9 – Years of Vesting Service
“Years of Vesting Service” shall include all service treated as “Year of Service” under the provisions of the L&E Plan as of December 31, 2003 as well as all service otherwise so treated under the provisions of the Plan. Such Service shall be determined in accordance with the rules set forth in Reg. Section 1.410(a)-7(f)(2).
Section O9.1 – Vesting of Accounts
(a)    Each Participant’s or Merged Participant’s interest in his L&E Matching Account and L&E Discretionary Non-Elective Account shall be Vested at all times provided that
(i)    he is an Employee on December 31, 2003, or
(ii)    his employment with the Company was involuntarily terminated by the Company before December 31, 2003 as a result of the purchase of assets of L&E Packaging LLC by the Company effective as of November 5, 2002.
(b)    Each Merged Participant who is not described in subsection (a) shall be Vested in his L&E Matching Account and L&E Discretionary Non-Elective Account according to the following schedule:

Years of Vesting Service	Vested Percentage
less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

Section O9.6 – Withdrawals Upon Attainment of Age 59 ½
A Participant who remains in the employ of the Company after attaining age 59 ½ may elect in accordance with the Rules of the Plan to receive a lump sum withdrawal of all or any portion of his L&E Accounts.
Section O12.2 – Distribution on Death
Upon the death of a Participant or Merged Participant, the Vested amount credited to his L&E Accounts (as determined under Sections 9.1 and O9.1) shall be paid in one lump sum not later than December 31 of the calendar year containing the fifth anniversary of the Participant’s date of death except as otherwise provided in Section 12.3; provided, however, that such Participant’s

Accounts (excluding his Rollover Account to the extent it consists of rollover contributions described in Code Section 411(a)(11)(D)) exceed $5,000.
Section O16.12 – Loans to Participants or Former Participants
(a)    A Participant or Merged Participant may borrow against his L&E Accounts with the approval of the Administrator in accordance with the provisions of Section 16.12(b) of the Plan.

SUPPLEMENT P

This Supplement contains provisions which modify and supplement the Plan in order to effectuate the merger of the DM Label, Inc. Salary Savings Plan (“DM Label Plan”) into the Plan, effective on or about February 2, 2009. It shall apply only to Merged Participants and those who are not Merged Participants only because they are Participants.
Pursuant to this merger, amounts considered to be “Elective Deferral Contributions,” “Matching Contributions,” “Discretionary Contributions” and “Rollover Contributions” established under the DM Label Plan shall be maintained in “DM Label Elective Deferral Contributions Accounts,” “DM Label Matching Contributions Accounts,” “DM Label Discretionary Employer Contributions Accounts” and “DM Label Rollover Accounts,” under the Plan.
The profit-sharing portion of the Plan shall include the DM Label Discretionary Employer Contributions Accounts and DM Label Rollover Accounts.
Section P1.1 - Accounts
“Accounts” of a Participant or Merged Participant shall include his DM Label Accounts.
Section P1.2 – DM Label Accounts
“DM Label Accounts” of a Participant or Merged Participant shall mean his accounts established under the DM Label Plan, including his DM Label Elective Deferral Contributions Account, DM Label Matching Contributions Account, DM Label Rollover Account and his DM Label Discretionary Employer Contributions Account.
Section P1.3 – DM Label Plan
“DM Label Plan” shall mean the DM Label, Inc. Salary Savings Plan.
Section P1.4 – DM Label Discretionary Employer Contributions Account
“DM Label Discretionary Employer Contributions Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the DM Label Plan into the Plan, effective as of the DM Label Merger Date.
Section P1.5 – DM Label Elective Deferral Contributions Account
“DM Label Elective Deferral Contributions Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the DM Label Plan into the Plan, effective as of the DM Label Merger Date.
Section P1.6 – DM Label Matching Contributions Account
“DM Label Matching Contributions Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the DM Label Plan into the Plan, effective as of the DM Label Merger Date.
Section P1.7 – DM Label Merger Date
“DM Label Merger Date” shall mean the date that the DM Label Plan merged with and into the Plan which is expected to be on or about February 2, 2009.

Section P1.8 – DM Label Participant
“DM Label Participant” shall mean any person who is not a Participant in the Plan but was a participant in the DM Label Plan, for whom the Company maintains one or more DM Label Accounts.
Section P1.9 – DM Label Rollover Account
“DM Label Rollover Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the DM Label Plan into the Plan, effective as of the DM Label Merger Date.
Section P1.10 – Early Retirement Date
“Early Retirement Date” shall mean the first day of the calendar month coinciding with or next following the later of the Participant’s or Merged Participant’s fifty-fifth birthday or his completion of seven Years of Vesting Service.
Section P1.11 – Hour of Service
For purposes of Section 1.35, any reference to the “Company” with respect to periods before April 1, 2008 shall include DM Label, Inc.
Section P1.12 – Merged Participant
“Merged Participant” shall include a DM Label Participant.
Section P1.13 – Totally Disabled
For purposes of Section P9.1(c), “Totally Disabled” means that a Merged Participant is disabled prior to the DM Label Merger Date, as a result of sickness or injury, to the extent that he is prevented from engaging in any substantial gainful activity, and is eligible for an receives a disability benefit under Title II of the Federal Social Security Act.
Section P1.14 – Years of Vesting Service
“Years of Vesting Service” shall include all service treated as "Vesting Service" under the provisions of the DM Label Plan as of the DM Label Merger Date, as well as all service otherwise so treated under the provisions of the Plan.
Section P9.1 – Vesting of Accounts
(a)    Each Participant’s or Merged Participant’s interest in his DM Label Discretionary Employer Contributions Account and DM Label Matching Contributions Account shall be Vested at all times provided that he is an Employee on the December 31, 2008.
(b)    Each Merged Participant not described in subsection (a), shall be Vested in his DM Label Discretionary Employer Contributions Account and DM Label Matching Contributions Account according to the following schedule:

Years of Vesting Service	Vested Percentage

Less than 2	0
2	20%
3	40%
4	60%
5	80%
6	100%

(c)    The interest of a Merged Participant described in paragraph (b) in his DM Label Discretionary Employer Contributions Account and DM Label Matching Contributions Account shall become fully Vested upon the earliest to occur of

(i)    his death while employed by a Company or a Company Affiliate (including his death while performing qualified military service, as required under Code Section 401(a)(37)),

(ii)    his sixty-fifth birthday while employed by a Company or Company Affiliate,

(iii)    the date he becomes Totally Disabled prior to the DM Label Merger Date, or

(iv)    the termination or discontinuation of the Plan as described in Section 17.1.

Section P9.2 – Unrestricted Withdrawals
(a)    An active or inactive Participant or Merged Participant may elect in accordance with the Rules of the Plan and not more than twice in any 12-month period to make a lump sum withdrawal of all or any portion of the amount credited to his DM Label Rollover Account.
(b)    A Participant or Merged Participant may elect to start to receive his DM Label Accounts upon his Normal Retirement Date in accordance with Article XI, even if he continues to be an Employee.
Section P9.6 – Withdrawals Upon Attainment of Age 59½
An active or inactive Participant or Merged Participant who has attained age 59½ may elect at any time and in accordance with the Rules of the Plan to make a lump sum withdrawal of all or any portion of the amount credited to his DM Label Accounts.
Section P16.12 – Loans to Participants or Former Participants
(a)    A Participant or Merged Participant may borrow against his DM Label Accounts with the approval of the Administrator in accordance with the provisions of subsection 16.12(b).

SUPPLEMENT Q

This Supplement contains provisions which modify and supplement the Plan in order to effectuate the merger of the Paxar Corporation Employee Savings and Protection Plan (“Paxar Plan”) into the Plan, effective as of the close of business on December 31, 2010. It shall apply only to Merged Participants and those who are not Merged Participants only because they are Participants.
Pursuant to this merger, amounts considered to be (1) “401(k) Contributions,”
(2) “After-Tax Contributions”, (3) “Regular Matching Contributions,” (4) “Qualified Matching Contributions,” and “Qualified Nonelective Contributions,” (5) “Safe Harbor Matching Contributions,” (6) “Basic Contributions,” and (7) “Rollover Contributions” established under the Paxar Plan shall be maintained in (1) “Paxar 401(k) Accounts,” (2) “Paxar After-Tax Accounts, (3) “Paxar Regular Matching Accounts,”(4) “Paxar Qualified Accounts,” (5) “Paxar Safe Harbor Matching Accounts,” (6) “Paxar Basic Account,” and (7) “Paxar Rollover Accounts” under the Plan.
The profit-sharing portion of the Plan shall include Paxar Accounts.
Section Q1.1 - Accounts
“Accounts” of a Participant or Merged Participant shall include his Paxar Accounts.
Section Q1.2 – Hour of Service
For purposes of Section 1.35, any reference to the “Company” with respect to periods before the Paxar Merger Date shall include Paxar Corporation or an affiliated company.
Section Q1.3 – Merged Participant
“Merged Participant” shall include a Paxar Participant.
Section Q1.4 – Paxar Accounts
“Paxar Accounts” of a Participant or Merged Participant shall mean his accounts established under the Paxar Plan, including his Paxar 401(k) Account, Paxar After-Tax Account, Paxar Regular Matching Account, Paxar Qualified Account, Paxar Safe Harbor Matching Account, Paxar Basic Account, and Paxar Rollover Account.
Section Q1.5 – Paxar After-Tax Account
“Paxar After-Tax Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the Paxar Plan into the Plan, effective as of the Paxar Merger Date.
Section Q1.6 – Paxar Basic Account
(a)    “Paxar Basic Account” shall mean the individual account in the Plan established for a Participant or Merged Participant described in subsection (b) as a result of the merger of the Paxar Plan into the Plan, effective as of the Paxar Merger Date.
(b)    A Participant or Merged Participant is described in this subsection if he is a former participant in the Monarch Savings Plan whose basic account consisting of nonelective contributions under such plan merged with the Paxar Plan effective as of March 1, 2000.

(c)    “Pre-1993 Paxar Basic Account” shall mean that portion of a Participant or Merged Participant’s Paxar Basic Account consisting of contributions made under the Monarch Savings Plan before January 1, 1993.
Section Q1.7 – Paxar 401(k) Account
“Paxar 401(k) Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the Paxar Plan into the Plan, effective as of the Paxar Merger Date.
Section Q1.8 – Paxar Merger Date
“Paxar Merger Date” shall mean the date that the Paxar Plan merges with and into the Plan which is effective as of the close of business on December 31, 2010.
Section Q1.9 – Paxar Participant
“Paxar Participant” shall mean any person who is not a Participant in the Plan but was a participant in the Paxar Plan, for whom the Company maintains one or more Paxar Accounts.
Section Q1.10 – Paxar Plan
“Paxar Plan” shall mean the Paxar Corporation Employee Savings and Protection Plan.
Section Q1.11 – Paxar Qualified Accounts
“Paxar Qualified Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the Paxar Plan into the Plan, effective as of the Paxar Merger Date.
Section Q1.12 – Paxar Regular Matching Account
“Paxar Regular Matching Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the Paxar Plan into the Plan, effective as of the Paxar Merger Date.
Section Q1.13 – Paxar Rollover Account
“Paxar Rollover Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the Paxar Plan into the Plan, effective as of the Paxar Merger Date.
Section Q1.14 – Paxar Safe Harbor Matching Account
“Paxar Safe Harbor Matching Account” shall mean the individual account in the Plan established for a Participant or Merged Participant as a result of the merger of the Paxar Plan into the Plan, effective as of the Paxar Merger Date.

Section Q1.15 – Years of Vesting Service
“Years of Vesting Service” shall include all service treated as “Vesting Service” under the provisions of the Paxar Plan as of the Paxar Merger Date, as well as all service otherwise so treated under the provisions of the Plan.
Section Q9.1 – Vesting of Accounts
Each Participant’s or Merged Participant’s interest in his Paxar Accounts shall be Vested at all times.
Section Q9.2 – Unrestricted Withdrawals
(a)    Each Active or Inactive Participant may elect at any time, in accordance with the Rules of the Plan, to make a lump sum cash withdrawal of all or any portion of the amount credited to his Paxar After-Tax Account and Paxar Rollover Account.
(b)    Each Active or Inactive Participant may elect, subject to the Rules of the Plan, to withdraw all or part of his Pre-1993 Paxar Basic Account in cash.
Section Q9.6 – Withdrawals Upon Attainment of Age 59½
An Active or Inactive Participant who has attained age 59½ may elect at any time and in accordance with the Rules of the Plan to make a lump sum withdrawal of all or any portion of the amount credited to his Paxar 401(k) Account, Paxar Basic Account and Paxar Regular Matching Account.
Section Q16.12 – Loans to Participants or Former Participants
(a)    A Participant or Merged Participant may borrow against his Paxar Accounts with the approval of the Administrator in accordance with the provisions of subsection 16.12(b).
(b)    A Participant’s outstanding loan under the Paxar Plan which satisfies the requirements of Code Section 72(p) shall transfer to the Plan, together with his Paxar Accounts, on the Paxar Merger Date and such loan shall be subject to the terms described in Section 16.12 of the Plan.

EXHIBIT 1

EMPLOYEES WHO ARE NOT ELIGIBLE TO BECOME PARTICIPANTS
AND EFFECTIVE DATE

Section 1.29(a)(v)

Description (or Name) of Ineligible Employees	Effective Date

INDIVIDUALS WHO ARE INCLUDED AFFILIATE EMPLOYEES

Section 1.37

Description (or Name) of Included Affiliate Employees	Effective Date

Ex. 1-1

EXHIBIT 2

PRE-TAX AND AFTER-TAX CONTRIBUTIONS1

I.    AUTOMATIC ENROLLMENT PERCENTAGES FOR PRE-TAX CONTRIBUTIONS

Section 2.2

Default Election/Qualified Percentage	Effective Date

6%	January 1, 2011

II.    LIMITATIONS ON AFTER-TAX CONTRIBUTIONS
Section 4.1(e)

Maximum Total After-Tax Contributions by any Participant	Effective Date

25% of Compensation	January 1, 2012
1     Avery: Please confirm that these limitations still apply.
Ex. 2-1

EXHIBIT 3

SPECIAL VESTING FOR “AFFECTED PARTICIPANTS”

Section 9.1(d)

1. All employees at Specialty Papers (Framingham, MA) and Transformer Materials Corporation shall be fully vested in their Accounts on the date of the sale to Wicor on November 9, 2001 regardless of their Years of Vesting Service.

2. All employees of the Dec Tech division of Avery Dennison Corporation shall be fully vested in their Accounts on the date of the sale of this division to Multi Color on January 17, 2003 regardless of their Years of Vesting Service.

3. All employees of Stimsonite Corporation on the day before the date of the sale of Stimsonite Corporation to Ennis Paint, Inc. (the “Sale”) who do not continue employment with the Company on or after the Sale shall be fully vested in their Accounts on the date of the Sale.
Ex. 3-1

EXHIBIT 4

ESOP REQUIREMENTS

1. Buy-Sell Agreements to Acquire Securities.	The ESOP portion of the Plan must not obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder, as described in Treas. Reg. Section 54.4975-11(a)(7)(i).

2. Reasonable Rate of Interest for ESOP Loan.	The interest rate of any loan (within the meaning of Treas. Reg. Section 54.4975-7(b)(1)(ii)) must not be in excess of a reasonable rate of interest, as described in Treas. Reg. Section 54.4975-7(b)(7).

3. Specific Term for ESOP Loan.	Any exempt loan (within the meaning of Treas. Reg. Section 54.4975-7(b)(1)(iii)) must be for a specific term and may not be payable at the demand of any person, except in the case of default, as described in Treas. Reg. Section 54.4975-7(b)(13).

4. Primary Benefit Requirement for ESOP Loan.	Any exempt loan (within the meaning of Treas. Reg. Section 54.4975-7(b)(1)(iii)) must be primarily for the benefit of the ESOP Participants and their Beneficiaries, as described in Treas. Reg. Section 54.4975-7(b)(3)(i).

5. An ESOP Loan’s Interest Rate and its Net Effect on Plan Assets.	At the time any loan (within the meaning of Treas. Reg. Section 54.4975-7(b)(1)(ii)) is made, the interest rate for the loan and the price of securities to be acquired with the loan proceeds should not be such that Plan assets might be drained off, as described in Treas. Reg. Section 54.4975-7(b)(3)(ii).

6. Use of ESOP Loan Proceeds.
The proceeds of any exempt loan (within the meaning of Treas. Reg. Section 54.4975-7(b)(1)(iii)) must be used within a reasonable time after their receipt by the borrowing ESOP portion of the Plan only for any or all of the following purposes:
(i) To acquire qualifying employer securities (within the meaning of Treas. Reg. Section 54.4975-7(b)(1)(v));
(ii) To repay such loan, or
(iii) To repay a prior exempt loan,
as described in Treas. Reg. Section 54.4975-7(b)(4).

7. Collateral for ESOP Loan.	The only assets of the ESOP that may be given as collateral on an exempt loan are (i) qualifying employer securities (within the meaning of Treas. Reg. Section 54.4975-7(b)(1)(v)) acquired with the proceeds of the loan and (ii) those that were used as collateral on a prior exempt loan repaid with the proceeds of the current exempt loan, as described in Treas. Reg. Section 54.4975-7(b)(5).
Ex. 4-1
US-DOCS\7547362.7

8. Right to Assets under ESOP Loan.
No person entitled to payment under the exempt loan shall have any right to assets of the ESOP other than:
(i) Collateral given for the loan,
(ii) Contributions (other than contributions of employer securities) that are made under an ESOP to meet its obligations under the loan, and
(iii) Earnings attributable to such collateral and the investment of such contributions, as described in Treas. Reg. Section 54.4975-7(b)(5).

9. Separate Accounting for ESOP Contributions and Earnings.	The payments made with respect to an exempt loan by the ESOP during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years. Such contributions and earnings must be accounted for separately in the books of account of the ESOP until the loan is repaid, as described in Treas. Reg. Section 54.4975-7(b)(5).

10. ESOP Loan Default.	In the event of default upon an exempt loan, the value of Plan assets transferred in satisfaction of the loan must not exceed the amount of default. If the lender is a disqualified person, a loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan, as described in Treas. Reg. Section 54.4975-7(b)(6).

11. Assets Withdrawn from Suspense Account.	The ESOP must consistently allocate to the Participants’ ESOP Accounts non-monetary units representing Participants’ interests in assets withdrawn from the Suspense Account, as described in Treas. Reg. Section 54.4975-11(d)(2).

12. Forfeitures from ESOP Accounts.	If a portion of a Participant’s ESOP Account is forfeited, qualifying employer securities allocated in #11 above must be forfeited only after other assets. If interests in more than one class of qualifying employer securities have been allocated to the Participant’s ESOP Account, the Participant must be treated as forfeiting the same proportion of each such class, as described in Treas. Reg. Section 54.4975-11(d)(4).

13. ESOP Loan Proceeds.	If securities acquired with the proceeds of an exempt loan available for distribution consist of more than one class, a distributee must receive substantially the same proportion of each such class, as described in Treas. Reg. Section 54.4975-11(f)(2).

Ex. 4-2